                                                               Exhibit 99.(b)(1)

                         Goldman Sachs Mortgage Company
                                 85 Broad Street
                            New York, New York 10004

PERSONAL AND CONFIDENTIAL

October 26, 2001

Mr. Christopher L. Hughes
Vice President - Capital Markets
RREEF Real Estate Investment Managers
875 North Michigan Avenue, 41/st/ Floor
Chicago, Illinois 60611

         Re:  Project Wyoming Financing

Gentlemen:

Subject to the terms and conditions set forth herein and in the attached form of Loan Agreement (the "Loan Agreement"), this letter represents (i) the commitment of Goldman Sachs Mortgage Company ("GSMC") to provide, or cause a third party to provide, to CalWest Industrial Properties, LLC ("CalWest") and certain of its subsidiaries (CalWest and such subsidiaries are collectively referred to in this commitment letter as "Borrower") the Loan described in the Loan Agreement, and
(ii) a commitment by CalWest to borrow the Loan if the proposed acquisition of Cabot Industrial Trust occurs. GSMC shall under all circumstances be the initial Administrative Agent under the Loan Agreement, even if it is not the initial Lender thereunder.

In order to accept this commitment, you must execute this commitment letter in the space indicated below and return it to us not later than October 29, 2001, together with the commitment fee in the amount agreed by us in writing (the "Commitment Fee") and the advisory fee in the amount agreed by us in writing (the "Advisory Fee"), as well as additional funds in the amount of $250,000 (the "Expense Deposit"), which additional funds shall constitute a deposit against the costs and expenses which you are to defray in accordance with this commitment letter. Your failure to execute and return this commitment and remit such funds on or prior to such date shall result in the automatic termination hereof (and if we receive the Commitment Fee, the Advisory Fee and/or the Expense Deposit from you but do not receive this commitment letter executed by you, we shall return such amounts to you reasonably promptly following such automatic termination).

The following terms and conditions shall apply with respect to GSMC's commitment, and the terms and conditions of the Loan shall be as set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Loan Agreement.

Commitment Fee; Advisory        The Commitment Fee and the Advisory Fee shall
Fee:                            each be earned and payable upon mutual execution
                                of this commitment letter. The Commitment Fee and the Advisory Fee shall each be nonrefundable, except as follows:

                                (1) If no proceeds of the Loan are ever advanced due to GSMC's determination that one of the events described under "Material Adverse Change" below (other than the first sentence thereof) has occurred, then the Expense Deposit, the Commitment Fee and the Advisory Fee (net of the actual expenses of GSMC, the Lenders and the Agents, including, without limitation, legal, accounting and diligence fees and hedging costs, to the extent such hedging costs are payable in accordance with the next sentence) shall be returned to Borrower; or (2) if, for any other reason that is not the fault of Borrower and which does not constitute a default by Borrower under the Merger Agreement, no proceeds of the Loan are ever advanced, and Borrower does not receive break-up expenses under its merger agreement with Cabot Industrial Trust, then the Expense Deposit and the Commitment Fee (net of the actual expenses of GSMC, the Lenders and the Agents as set forth in clause (1)), but not the Advisory Fee, shall be returned to Borrower. The hedging costs referenced above will only be payable by Borrower (a) to the extent Borrower was previously notified of the existence of such hedges and provided copies of the relevant documentation, such as trade confirms, and (b) to the extent such hedging costs, together with all of the other expenses of GSMC, the Lenders and the Agents, do not exceed the original aggregate amount of the Commitment Fee and the Advisory Fee.

Expenses:                       All of GSMC's, the Lenders' and the Agents'
                                expenses in connection with this commitment letter and the Loan will be paid by Borrower, regardless of whether the Loan closes.

Material Adverse Change:        GSMC's obligation to fund the Loan or to cause
                                the Loan to be funded shall be subject to the conditions set forth in the Loan Agreement.

                                In addition, such obligation shall be subject to the condition that on or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis or (iv) any change in national or international financial, political or economic conditions if GSMC, in its sole discretion, determines that the effect of any such event specified in clause (iii) or (iv) would materially impair the value of the Borrower's collateral or the value of the Loan.

                                Notwithstanding the foregoing, if (i) GSMC elects not to cause the Loan to be funded because of the failure to meet the condition precedent described in the preceding sentence and (ii) within 30 business days of the initial occurrence of the first event or condition described in the preceding sentence giving rise to such failure to meet such condition precedent GSMC determines, in its sole discretion, that
                                (A) in the case of any event or condition specified in clause (i) or (ii) of the preceding sentence, such event or condition is not continuing, not unresolved and not occurring, and (B) in the case of any event or condition specified in clause (iii) or (iv) of the preceding sentence, neither the value of the Borrower's collateral nor the value of the Loan remain materially impaired, then GSMC shall from such date once again be obligated to cause the Loan to be funded, subject to all of the terms and conditions contained herein (including, without limitation, the condition precedent set forth in the preceding sentence) and in the Loan Agreement. Notwithstanding the foregoing, Borrower shall have the right during such 30 business day period to solicit alternate financing. If Borrower receives a bona fide offer for alternate financing (a "Financing Offer"), Borrower may only accept such Financing Offer if Borrower first gives GSMC the option, at GSMC's sole discretion, to either (a) cause the Loan to be funded, subject to all of the terms and conditions contained herein (other than this paragraph), (b) provide financing on the terms and conditions of the Financing Offer, or (c) terminate the commitment and permit Borrower to accept such Financing Offer (in which case the Expense Deposit, the Commitment Fee and the Advisory Fee, net of the actual expenses of GSMC, the Lenders and the Agents (subject to the limitation on hedging costs set forth under "Commitment Fee; Advisory Fee" above), shall be returned to Borrower). If GSMC does not elect option (a) or (b) within 15 days after written notice from Borrower, GSMC shall be deemed to have elected option (c) and the commitment shall terminate.

Exclusivity / Confidentiality:  Until the public announcement of the proposed tender offer, Borrower, GSMC, the Lenders and the Agents shall not communicate with any other party in connection with the Loan or this commitment letter (including the information contained herein and in the Loan Agreement), and shall keep same confidential, except as required by applicable law and except for disclosures to legal counsel, accountants and other professional advisors to Borrower, the Lenders or GSMC, as the case may be, so long as such persons agree to maintain the confidential nature hereof, and unless otherwise mutually agreed upon by Borrower and GSMC.

Indemnification:                Borrower agrees to the provisions with respect
                                to the indemnity and other matters set forth in Annex A, which is incorporated by reference into this commitment letter.

Anticipated Closing:            Early December 2001. Borrower acknowledges and
                                agrees that if the Closing Date does not occur on or prior to January 15, 2001, subject to the 30-business day extension provided for above in connection with a Material Adverse Change, this commitment letter shall terminate (except that the respective sections entitled "Expenses",
                                "Exclusivity/Confidentiality" and
                                "Indemnification" shall survive any such termination).

Miscellaneous:                  This commitment letter shall be governed by the
                                laws of the State of New York.

                                The relationship between Borrower (and its affiliates) and the Lenders will be that of debtor and creditor, and nothing herein or in the loan documentation or any other prior writing or course of action shall be construed to create any partnership or other fiduciary relationship of any sort whatsoever between the two.

                                This commitment letter may not be assigned by Borrower but may be assigned, in whole or in part, by GSMC (except that even following such an assignment, GSMC shall remain primarily liable to cause the Loan to be made, subject to the terms and conditions hereof, and shall serve as the initial Administrative Agent under the Loan Agreement).

                                Subject to the conditions hereof, the Loan
                                Agreement and the other Loan Documents shall be executed by the parties on the Closing Date in the form attached hereto, with all blanks appropriately filled in and with such other changes as the parties shall reasonably agree (and the terms and conditions of the form of Cooperation Agreement attached as an exhibit to the Loan Agreement are incorporated herein by this reference).

This commitment letter and the interest rate and other terms discussed herein and in the Loan Agreement shall be deemed withdrawn unless this commitment letter is executed by both parties and delivered together with the Commitment Fee, the Advisory Fee and the Expense Deposit prior to October 29, 2001.

Sincerely,


Jeffrey F. Fastov
Managing Director

cc:      Mark Weiss
         Dan Sparks
         Ted Borter
         Roger Boone

AGREED:

CALWEST INDUSTRIAL PROPERTIES, LLC               GOLDMAN SACHS MORTGAGE COMPANY

By: RREEF America, L.L.C., its Authorized Agent  By: Goldman Sachs Real Estate
                                                 Funding Corp., its General
                                                 Partner

    By:    /s/ CHRISTOPHER HUGHES                By:   /s/ DAN SPARKS
       ----------------------------------           ----------------------------
       Name:   Christopher Hughes                   Name:  Dan Sparks
       Title:  Authorized Representative            Title: Managing Director

                                     Annex A
                                     -------

In the event that GSMC, any of the Lenders, the Administrative Agent or the Collateral Agent (each, an "Indemnified Party") becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of Cabot Industrial Trust, in connection with or as a result of the Loan, GSMC's commitment or any other matter referred to in this commitment letter, the Borrower will promptly reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided, however, that if it is
                                               --------  -------
found in any such action, proceeding or investigation that any loss, claim, damage, or liability of an Indemnified Party has resulted from the gross negligence or bad faith of such Indemnified Party, such Indemnified Party will repay such portion of the reimbursed amounts that are attributable to expenses incurred in relation to the act or omission of such Indemnified Party that is the subject of such finding. The Borrower also will indemnify and hold each Indemnified Party harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of either GSMC's commitment, the Loan or any matter referred to in the commitment letter or the Loan Agreement, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of such Indemnified Party in performing the services that are the subject of the commitment letter. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its stockholders on the one hand and such Indemnified Party on the other hand in the matters contemplated by the commitment letter as well as the relative fault of the Borrower on the one hand, and such Indemnified Party, on the other hand, with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this paragraph shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to any affiliate of any Indemnified Party and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Indemnified Party and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower, such Indemnified Party, any such affiliate and any such person. The Borrower also agrees that neither any Indemnified Party nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Borrower, any person asserting claims on behalf of or in right of the Borrower, or any other person in connection with or as a result of either GSMC's commitment, the Loan or any matter referred to in the commitment letter or the Loan Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower result from the gross negligence or bad faith of such Indemnified Party in performing the services that are the subject of this commitment letter (including, in the case of GSMC, a breach by it of its obligations hereunder); provided, however, that in no event shall such Indemnified Party or such other parties have any liability for any indirect, consequential or punitive damages in connection with or as a result of such Indemnified Party's or such other parties' activities related to the Loan. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either this arrangement or any matter referred to in the commitment letter is hereby waived by the parties hereto. The provisions of this Annex A shall survive any termination or completion of the arrangement provided by the commitment letter and the execution of the Loan Agreement.

                                                          FORM OF LOAN AGREEMENT

                                 LOAN AGREEMENT

                            Dated as of [_____], 2001

                                  by and among


                       CALWEST INDUSTRIAL PROPERTIES, LLC

                                       and

                           ROOSTER ACQUISITION CORP.,
                            as the initial Borrowers,


                         GOLDMAN SACHS MORTGAGE COMPANY,
                            as Administrative Agent,

                                    [_____],
                                  as a Lender,

               THE OTHER LENDERS FROM TIME TO TIME PARTIES HERETO,


                                       and

                       LaSALLE BANK NATIONAL ASSOCIATION,
                               as Collateral Agent

                              CERTAIN DEFINITIONS

                                   ARTICLE I

                                 GENERAL TERMS

Section 1.1.   The Loan ...........................................  19
Section 1.2.   Extension Options ..................................  22
Section 1.3.   Security for the Loan ..............................  23
Section 1.4.   Borrowers' Notes ...................................  24
Section 1.5.   Principal and Interest .............................  25
Section 1.6.   Voluntary Prepayment ...............................  25
Section 1.7.   Mandatory Prepayment ...............................  26
Section 1.8.   Application of Payments after Event of Default .....  27
Section 1.9.   Method and Place of Payment ........................  27
Section 1.10.  Taxes ..............................................  28
Section 1.11.  Regulatory Change, etc. ............................  28
Section 1.12.  Unavailability, etc. ...............................  29
Section 1.13.  Pro Rata Treatment .................................  29
Section 1.14.  Sharing of Payments ................................  29
Section 1.15.  Release ............................................  30
Section 1.16.  Mitigation .........................................  30

                                   ARTICLE II

                                    ACCOUNTS

Section 2.1.   Loss Proceeds Account ..............................  30
Section 2.2.   Pledge .............................................  31
Section 2.3.   Remedies ...........................................  31

                                  ARTICLE III

                              CONDITIONS PRECEDENT

Section 3.1.   Conditions Precedent to the Loan ...................  31

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.1.   Merger Agreement Representations ...................  34
Section 4.2    Formation; Existence; Qualification; Power .........  35
Section 4.3.   Authorization; No Conflict; Consents and Approvals .  35
Section 4.4    Enforceability .....................................  35
Section 4.5    Solvency ...........................................  35
Section 4.6    Use of Proceeds; Margin ............................  36
Section 4.7    No Default or Event of Default .....................  36

Section 4.8    No Material Misrepresentation ......................  36
Section 4.9    Financial Information ..............................  36
Section 4.10   Pending and Threatened Litigation ..................  36
Section 4.11   Compliance with Laws ...............................  36
Section 4.12.  Liens ..............................................  36
Section 4.13.  Material Agreements ................................  37
Section 4.14.  Taxes ..............................................  37
Section 4.15.  Government Regulation ..............................  37
Section 4.16.  No Bankruptcy Filing ...............................  37
Section 4.17.  Other Debt .........................................  37
Section 4.18.  Condemnation .......................................  37
Section 4.19.  Utilities and Public Access ........................  38
Section 4.20.  Environmental Matters ..............................  38
Section 4.21.  Assessments ........................................  39
Section 4.22.  No Joint Assessment; Separate Lots .................  39
Section 4.23.  No Prior Assignment ................................  39
Section 4.24.  Permits; Certificates of Occupancy .................  39
Section 4.25.  Physical Condition .................................  39
Section 4.26   ERISA ..............................................  39
Section 4.27   Labor Matters ......................................  40
Section 4.28   Operating Partnership Liability Amount .............  40
Section 4.29   Loan Reduction Amount ..............................  40

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

Section 5.1.   Trust Merger .......................................  40
Section 5.2.   Existence; Compliance with Legal Requirements;
                Insurance; Certain Notices ........................  40
Section 5.3.   Impositions and Other Claims .......................  40
Section 5.4.   Impositions and Other Claims; Litigation ...........  41
Section 5.5.   General Indemnity ..................................  41
Section 5.6.   Access to Property .................................  41
Section 5.7.   Notice of Default ..................................  41
Section 5.8.   Cooperate in Legal Proceedings .....................  41
Section 5.9.   Perform Loan Documents .............................  42
Section 5.10.   Insurance Benefits ................................  42
Section 5.11.  Further Assurances .................................  42
Section 5.12.  Financial Reporting ................................  42
Section 5.13.  [Intentionally Omitted] ............................  43
Section 5.14.  Conduct of Business ................................  43
Section 5.15.  Assignment or Participation of Notes ...............  43
Section 5.16.  Insurance ..........................................  43
Section 5.17.  Casualty and Condemnation ..........................  46
Section 5.18.  ERISA ..............................................  48

                                   ARTICLE VI

                               NEGATIVE COVENANTS

Section 6.1.   Liens on the Properties ............................  48
Section 6.2.   Ownership and Transfer .............................  48
Section 6.3.   Debt ...............................................  48
Section 6.4.   Dissolution; Merger or Consolidation ...............  48
Section 6.5.   Change in Business .................................  48
Section 6.6.   Debt Cancellation ..................................  48
Section 6.7.   Affiliate Transactions .............................  48
Section 6.8.   Misapplication of Funds. ...........................  48
Section 6.9.   ERISA ..............................................  49
Section 6.10.  Advances and Investments ...........................  49
Section 6.11.  New Subsidiaries ...................................  49

                                  ARTICLE VII

                               EVENTS OF DEFAULT

Section 7.1.   Event of Default ...................................  49
Section 7.2.   Remedies ...........................................  51
Section 7.3.   Remedies Cumulative ................................  52

                                  ARTICLE VIII

                                 MISCELLANEOUS

Section 8.1.   Survival ...........................................  52
Section 8.2.   Syndication Agent's and Lenders' Discretion ........  53
Section 8.3.   GOVERNING LAW ......................................  53
Section 8.4.   Modification; Waiver in Writing ....................  53
Section 8.5.   Delay Not a Waiver .................................  54
Section 8.6.   Notices ............................................  54
Section 8.7.   TRIAL BY JURY ......................................  55
Section 8.8.   Headings ...........................................  55
Section 8.9.   Assignment and Participation .......................  55
Section 8.10.  Severability .......................................  55
Section 8.11.  Preferences ........................................  55
Section 8.12.  Waiver of Notice ...................................  56
Section 8.13.  Remedies of Borrower ...............................  56
Section 8.14.  Exhibits and Schedules Incorporated ................  56
Section 8.15.  Offsets, Counterclaims and Defenses ................  56
Section 8.16.  No Joint Venture ...................................  57
Section 8.17.  Waiver of Marshalling of Assets Defense ............  57
Section 8.18.  [Intentionally Omitted] ............................  57
Section 8.19.  Conflict; Construction of Documents ................  57

Section 8.20.  Brokers and Financial Advisors .....................  57
Section 8.21.  Counterparts .......................................  57
Section 8.22.  Estoppel Certificates ..............................  57
Section 8.23.  Payment of Expenses; Mortgage Recording Taxes ......  58
Section 8.24.  Right of Set-off ...................................  58
Section 8.25.  Exculpation of Syndication Agent and Lenders .......  58

                                   ARTICLE IX

                                     AGENTS

Section 9.1.   Appointment and Authorization of Collateral Agent
               and Syndication Agent ..............................  59
Section 9.2.   Delegation of Duties ...............................  59
Section 9.3.   Liability of Agents ................................  59
Section 9.4.   Reliance by Agents .................................  60
Section 9.5.   Notice of Default ..................................  60
Section 9.6.   Credit Decision ....................................  60
Section 9.7.   Indemnification ....................................  61
Section 9.8.   Agent in Individual Capacity .......................  62
Section 9.9.   Successor Agents ...................................  62
Section 9.10.  Standard of Care of the Collateral Agent ...........  63

Exhibits
--------
Exhibit A               Form of Note
Exhibit B               Form of Acquisition Vehicle Pledge Agreement
Exhibit C               Form of Calwest Pledge Agreement
Exhibit D               Form of Parent Pledge Agreement
Exhibit E               Form of Omnibus Subsidiary Guarantee
Exhibit F               Form of Assumption Agreement
Exhibit G               Form of Cooperation Agreement
Exhibit H               Form of Environmental Indemnity
Exhibit I               Form of Calwest Guarantee

Schedules
---------
Schedule 1              Properties
Schedule 2              Preferred Equity
Schedule 3              Existing Debt
Schedule 4              Existing Liens
Schedule 5              Operating Partnership Financing Documents
Schedule 6              Restricted Subsidiaries
Schedule 7              Conflicts with Agreements

                                 LOAN AGREEMENT

                  THIS LOAN AGREEMENT is dated as of [_____], 2001 and is entered into by and among [_____], a [_____] having an address at [_____], as a Lender, Calwest Industrial Properties LLC, a California limited liability company having an address at 101 California Street, 26/th/ floor, San Francisco, California 94111-5853 ("Calwest"), Rooster Acquisition Corp., a Maryland
                        -------
corporation having an address at 101 California Street, 26/th/ floor, San Francisco, California 94111-5853 ("Acquisition Vehicle" and, collectively with
                                   -------------------
Calwest and their respective permitted successors and assigns, the initial Borrowers), Goldman Sachs Mortgage Company, a New York limited partnership having an address at 85 Broad Street, New York, New York 10004, as Administrative Agent (together with its successors and assigns in such capacity, the "Administrative Agent"), LaSalle Bank National Association, a national
     --------------------
banking association having an address at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, as collateral agent for the benefit of the Lenders (as such collateral agent may be changed from time to time in accordance with the provisions of this Agreement, the "Collateral Agent"), and the other Lenders
                                   ----------------
from time to time party hereto.

                                    RECITALS

                  The Borrowers desire to obtain from the Lenders the Loan (as hereinafter defined).

                  The Lenders are willing to make the Loan on the terms and conditions hereof if the Borrowers join in the execution and delivery of this Agreement, the Notes and the other Loan Documents which shall establish the terms and conditions of the Loan.

                  The parties hereby covenant, agree, represent and warrant as follows:

                                   DEFINITIONS
                                   -----------

                  For all purposes of this Agreement: (1) defined terms include the plural as well as the singular; (2) all accounting terms have the meanings assigned to them in accordance with GAAP (as in effect from time to time) except as otherwise provided; (3) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; and (4) the following terms have the following meanings:

                  "Accepted Practices" means such practices as commercial
                   ------------------
mortgage collateral agents would follow in the normal course of their business in performing administrative and custodial duties with respect to collateral which is generally similar to the Collateral; provided, however, that "Accepted
                                              --------  -------        --------
Practices" shall not be deemed to include any custodial practices now followed
---------
by the Collateral Agent for any such collateral held for its own account to the extent that such practices are more stringent than the practices followed by commercial collateral agents generally.

                  "Acquisition Vehicle Pledge Agreement" means the Pledge
                   ------------------------------------
Agreement, dated as of the date hereof, between the Acquisition Vehicle, as pledgor, and the Collateral Agent, as pledgee for the benefit of the Lenders, the form of which is attached hereto as Exhibit B, as such agreement may be
                                        ---------
amended, modified or supplemented from time to time.

                  "Additional Advances" means, collectively, the Operating
                   -------------------
Partnership Advance, if any, and the Additional Calwest Advance, if any.

                  "Additional Calwest Advance" has the meaning set forth in
                   --------------------------
Section 1.1(c).
-------------
                  "Additional Calwest Advance Amount" means (x) the Maximum Loan
                   ---------------------------------
Amount minus (y) the sum of the Closing Date Advance Amount and the Operating Partnership Advance Amount (but in no event shall the Additional Calwest Advance Amount be less than zero).

                  "Administrative Agent" has the meaning set forth in the first
                   --------------------
paragraph hereof.

                  "Advance" has the meaning provided in Section 1.2.
                   -------                              -----------

                  "Affiliate" of any specified Person means any other Person
                   ---------
controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agents" means, collectively, the Administrative Agent and the
                   ------
Collateral Agent.

                  "Agreement" means this Loan Agreement, as the same may from
                   ---------
time to time be modified, supplemented or amended.

                  "Applicable Spread" means (i) with respect to any Interest
                   -----------------
Accrual Period commencing prior to the commencement of the third Extension Term, 1.25%, and (ii) with respect to each Interest Accrual Period thereafter, 2.25%.

                  "Assignment" has the meaning provided in Section 5.15.
                   ----------                              ------------

                  "Assumption Agreement" has the meaning set forth in Section
                   --------------------                               -------
1.1(c)(iii).
----------
                  "beneficial" when used in the context of beneficial ownership
                   ----------
has the analogous meaning to that specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                  "Borrowers" means (i) prior to the date of the Operating
                   ---------
Partnership Advance, Calwest and the Acquisition Vehicle, and (ii) from and after the date of the Operating Partnership Advance, Calwest, the Trust and the Operating Partnership (provided that if and when the Notes issued by the Trust
                       --------
and the Operating Partnership are repaid in full, the Trust and the Operating Partnership shall cease to be Borrowers and shall instead be Restricted Subsidiaries).

                  "Breakage Costs" means, with respect to a prepayment (with the
                   --------------
required notice) on any date other than a Payment Date, an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued hereunder on the principal amount so prepaid for the period from the date of such prepayment through the last day of the then-current Interest Accrual Period (or, in the case of a prepayment on the Payment Date immediately following the termination of the applicable Interest Accrual Period without the required notice, the period from such Payment Date through the end of the Interest Accrual Period which commences on such Payment Date) at the applicable interest rate set forth herein, over (ii) the amount of interest that otherwise would have accrued on such principal amount for such period at a rate per annum equal to LIBOR measured two Business Days prior to such prepayment.

                  "Business Day" means any day other than (i) a Saturday and a
                   ------------
Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the state in which the offices of the Collateral Agent are authorized or obligated by law, governmental decree or executive order to be closed. When used with respect to an Interest Determination Date, "Business Day"
                                                                   ------------
shall mean a day on which banks are open for dealing in foreign currency and exchange in London.

                  "CALPERS" means the State of California Public Employees'
                   -------
Retirement System, a unit of the State and Consumer Services Agency of the State of California.

                  "Calwest Guarantee" means a guarantee by Calwest of the
                   -----------------
obligations of the Operating Partnership under the Notes issued by it at the time of the Operating Partnership Advance, the form of which is attached hereto as Exhibit I, as such agreement may be amended, modified or supplemented from
   ---------
time to time.

                  "Calwest Pledge Agreement" means the Pledge Agreement, dated
                   ------------------------
as of the date hereof, between Calwest, as pledgor, and the Collateral Agent, as pledgee for the benefit of the Lenders, the form of which is attached hereto as Exhibit C, as such agreement may be amended, modified or supplemented from time
---------
to time.

                  "Casualty" means a fire, explosion, flood, collapse or other
                   --------
casualty affecting any of the Properties.

                  "Change of Control" means the sale or transfer, in one or more
                   -----------------
transactions, of any direct or indirect beneficial ownership interest in any Borrower or any of the Restricted Subsidiaries.

                  "Closing" means the consummation of the Transaction on the
                   -------
Closing Date.

                  "Closing Date" means the date on which the Closing Date
                   ------------
Advance Amount is funded in accordance herewith.

                  "Closing Date Advance Amount" means the lesser of (x) the
                   ---------------------------
Maximum Loan Amount and (y) the acquisition cost of shares of the Trust acquired by the Acquisition Vehicle on the closing date for the tender of shares in accordance with the Merger Agreement (i.e., the cash purchase price plus all
                                      ----
reasonable out-of-pocket transaction costs incurred by the Borrowers) minus
                                                                      -----
$130,000,000 and minus any Excess Calwest Debt.
                 -----

                  "Code" means the Internal Revenue Code of 1986, as amended,
                   ----
and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "Collateral" means, collectively, (i) the "Collateral" under
                   ----------
and as defined in the Calwest Pledge Agreement, the Acquisition Vehicle Pledge Agreement, the Omnibus Subsidiary Guarantee and the Parent Pledge Agreement, and
(ii) all other tangible and intangible property in respect of which the Collateral Agent is granted a security interest or pledge under the Loan Documents.

                  "Collateral Agent" has the meaning provided in the first
                   ----------------
paragraph of this Agreement.

                  "Commitment Date" means October 26, 2001, the date as of which
                   ---------------
Goldman Sachs Mortgage Company executed and delivered the commitment letter which contemplated the making of the Loan in accordance with this Loan Agreement.

                  "Commitment Percentage" means, for each Lender, the percentage
                   ---------------------
identified as such in the signature pages hereto, as such percentage may be modified by assignment in accordance with the provisions of this Agreement.

                  "Condemnation Proceeds" means, in the event of a Taking with
                   ---------------------
respect to any Property, the cash proceeds received by any Borrower or any Restricted Subsidiary in respect of such Taking.

                  "Contingent Obligation" of any Person means any obligation of
                   ---------------------
such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss.

                  "Cooperation Agreement" shall mean that certain Cooperation
                   ---------------------
Agreement, dated as of the date hereof, between the Borrowers and the Lenders, the form of which is attached hereto as Exhibit G, as the same may be amended,
                                        ---------
supplemented or otherwise modified from time to time.

                  "Debt" means, with respect to any Person, without duplication:
                   ----

                  (i) all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including indebtedness for borrowed money or for the deferred purchase price of property or services;

                  (ii) all letters of credit issued for the account of such Person and all unreimbursed amounts drawn thereunder;

                  (iii) all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions which are not yet due and payable;

                  (iv)   all Contingent Obligations of such Person;

                  (v) all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements;

                  (vi)   all contractual indemnity obligations of such Person;

                  (vii) all preferred equity issued by such Person, other than preferred equity in existence on the Commitment Date and described in
         Schedule 2; and
         ----------

                  (viii) any material actual or contingent liability to any Person or Governmental Authority with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

                  "Default" means the occurrence of any event which, but for the
                   -------
giving of notice or the passage of time, or both, would be an Event of Default.

                  "Default Rate" means the per annum interest rate equal to the
                   ------------
greater of (i) 5% per annum in excess of the Interest Rate otherwise applicable hereunder, and (ii) 3% per annum in excess of the Prime Rate.

                  "Environmental Claim" means any written notification, claim,
                   -------------------
administrative, regulatory or judicial action, suit, judgment or demand by any Person or Governmental Authority alleging or asserting liability with respect to any Borrower or Restricted Subsidiary or any Property (whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties) arising out of, based on or resulting from (i) the presence, Use or Release into the environment of any Hazardous Substance at any location (whether or not owned, managed or operated by any Borrower or Restricted Subsidiary), (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law or (iii) any alleged injury or threat of injury to health or safety or to the environment caused by Hazardous Substances.

                  "Environmental Indemnity" shall mean an environmental
                   -----------------------
indemnity agreement in favor of the Lenders, the form of which is attached hereto as Exhibit H, as the same may be amended, supplemented or otherwise
          ---------
modified from time to time.

                  "Environmental Laws" means any and all present and future
                   ------------------
federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the protection of the environment, the impact of Hazardous Substances (including, without limitation, the Use, disposal or remediation thereof) on human health or safety, or the Release or threatened Release of Hazardous Substances or otherwise relating to the Use of Hazardous Substances.

                  "ERISA" means the Employee Retirement Income Security Act of
                   -----
1974, as amended from time to time, and the regulations promulgated thereunder.

                  "ERISA Affiliate," at any time, means each trade or business
                   ---------------
(whether or not incorporated) that would, at the time, be treated together with any Borrower or Restricted Subsidiary, the Trust or the Operating Partnership as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code, it being understood that CALPERS shall not be deemed an "ERISA Affiliate."

                  "Event of Default" has the meaning set forth in Section 7.1.
                   ----------------                               -----------

                  "Excess Calwest Debt" at any time means the amount, if any, by
                   -------------------
which the outstanding Debt of Calwest, the Acquisition Vehicle and their respective Subsidiaries (other than the Trust, the Operating Partnership and its Subsidiaries) for borrowed money (excluding the Loan), plus, if any of such Borrowers and Subsidiaries is a party to the Revolving Credit Agreement, any Revolving Credit Availability, exceeds $125 million.

                  "Excess Operating Partnership Debt" at any time means the
                   ---------------------------------
amount, if any, by which the outstanding Debt of the Trust, the Operating Partnership and its Restricted Subsidiaries for borrowed money, plus, if any of the Operating Partnership and its Restricted Subsidiaries is a party to the Revolving Credit Agreement, any Revolving Credit Availability, exceeds $500 million (for purposes of this definition, (A) any preferred equity shall be regarded as equity and not as Debt, and (B) there shall be disregarded up to $25 million of debt of the Unrestricted Joint Ventures that is guaranteed by the Trust).

                  "Excess Preferred Equity" at any time means the amount, if
                   -----------------------
any, by which the aggregate outstanding amount of preferred equity in the Trust and in the Operating Partnership exceeds $240 million.

                  "Existing Revolving Credit Agreement" means the Revolving
                   -----------------------------------
Credit Agreement, dated as of October 24, 2000, among the Operating Partnership, as Borrower, Morgan Guaranty Trust Company of New York, as Bank and as Lead Agent for the Banks, The Chase Manhattan Bank, as Syndication Agent, Fleet National Bank, as Documentation Agent and the Banks parties thereto, as amended from time to time with the written consent of the Administrative Agent.

                  "Extension Fee" applicable to each of the first, second, third
                   -------------
and fourth Extension Terms means, in each case, an amount equal to the product of (x) the outstanding principal balance of the Loan on the applicable Extension Date, multiplied by (y) 0.25%.

                  "Extension Date" has the meaning set forth in Section 1.2.
                   --------------                               -----------

                  "Extension Term" has the meaning set forth in Section 1.2.
                   --------------                               -----------

                  "Federal Funds Rate" means, for any period, the rate set forth
                   ------------------
in the weekly statistical release designated as H.15 (519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)"), for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15
(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of federal funds transactions in New York City selected by the Administrative Agent.

          "FF&E" means furniture, fixtures and equipment now owned or hereafter
           ----
acquired by any Borrower or Restricted Subsidiary which are located on any of the Properties and all proceeds thereof.

          "Financial Information" means the financial statements and other
           ---------------------
material financial information provided by the Borrowers to the Lender in connection with its underwriting of the Loan.

          "Fitch" means Fitch, Inc. and its successors.
           -----

          "Form W-8BEN" means Form W-8BEN (Certificate of Foreign Status of
           -----------
Beneficial Owner for United States Tax Withholding) of the Department of Treasury of the United States of America, and any successor form.

          "Form W-8ECI" means Form W-8ECI (Certificate of Foreign Person's Claim
           -----------
for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America, and any successor form.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as of the date of the applicable financial report.

          "Governmental Authority" means any national or federal government, any
           ----------------------
state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any court).

          "Hazardous Substance" means, collectively, (i) any petroleum or
           -------------------
petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and
                                                               ----
lead-based paint, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Impositions" means all taxes (including, without limitation, all real
           -----------
estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments of Governmental Authorities (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Loan), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental impositions and other charges (including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas), in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character, which at any time prior to, during or in respect of the term of the Loan may be payable by any Borrower or Restricted Subsidiary or be a lien upon (i) any property of Borrower or Restricted Subsidiary or the Administrative Agent or any of the Lenders, or (ii) any Collateral.

          "Improvements" means all buildings, structures and improvements of
           ------------
every nature whatsoever owned by any Borrower or Restricted Subsidiary, including any additions, enlargements, extensions, modifications, repairs or replacements thereto.

          "Increased Costs" has the meaning set forth in Section 1.11(b).
           ---------------                               ---------------

          "Indebtedness" means the Principal Indebtedness, together with all
           ------------
other obligations and liabilities due or to become due to the Lenders or the Administrative Agent pursuant hereto, in all cases arising under the Notes or under or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses payable or reimbursable by the Borrowers to the Lenders, the Administrative Agent or the Collateral Agent in all cases arising hereunder or pursuant to the Notes or any of the other Loan Documents.

          "Indemnified Parties" has the meaning set forth in Section 5.5.
           -------------------                               -----------

          "Initial Payment Date" means the Payment Date in [February] 2002.
           --------------------

          "Insurance Proceeds" means, in the event of a Casualty, the proceeds
           ------------------
received by any Borrower or Restricted Subsidiary under any insurance policy in respect thereof.

          "Insurance Requirements" means, collectively, all material terms of
           ----------------------
all insurance policies required to be maintained by the Borrowers and the Restricted Subsidiaries pursuant to this Agreement.

          "Interest" means any and all interest accrued or payable on the Loan
           --------
(whether at the Interest Rate or the Default Rate).

          "Interest Accrual Period" means, in connection with any specified
           -----------------------
Payment Date, the period from and including the preceding Payment Date to but excluding such specified Payment Date; provided, however, that the first
                                       --------  -------
Interest Accrual Period with respect to the Closing Date Advance Amount shall commence on the Closing Date and the first Interest Accrual Period with respect to the Additional Advances shall commence on the date on which the Additional Advances are made.

          "Interest Determination Date" means, with respect to any Interest
           ---------------------------
Accrual Period, the second Business Day preceding the first day of such Interest Accrual Period.

          "Interest Rate" has the meaning specified in Section 1.5(a).
           -------------                               --------------

          "Lease" means any lease, license, letting, concession, occupancy
           -----
agreement, sublease to which a Borrower or a Restricted Subsidiary is a party or has a consent right, or other agreement (whether written or oral and whether now or hereafter in effect) to which a Borrower or a Restricted Subsidiary is a lessor, existing as of the Closing Date or hereafter entered into, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

          "Legal Requirements" means (i) all governmental statutes, laws, rules,
           ------------------
orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Borrowers, any Restricted Subsidiary or any Property or any part thereof or the construction, ownership, use, alteration or operation thereof, or any part thereof (whether now or hereafter enacted or issued and in force), (ii) all Permits and regulations relating thereto, and
(iii) all covenants, conditions and restrictions contained in any material instruments at any time in force (whether or not involving Governmental Authorities) affecting any material portion of any Property which, in the case of this clause (iii), require repairs, modifications or alterations in or to such Property, or in any material way limit or restrict the existing use and enjoyment thereof.

          "Lenders" means, collectively, the holders from time to time of the
           -------
Notes.

          "LIBOR" means the rate per annum calculated as set forth below:
           -----

          (i) On each Interest Determination Date, LIBOR for the next Interest Accrual Period will be the rate for deposits in United States dollars for a period of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date.

          (ii) With respect to an Interest Determination Date on which no such rate appears on Telerate Page 3750 as described above, LIBOR for the next Interest Accrual Period will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such date to prime banks in the London interbank market for a period of one month. The Administrative Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Accrual Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrative Agent in its reasonable discretion, at approximately 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month.

          (iii) If on any Interest Determination Date the Lender is required but unable to determine LIBOR in the manner provided in paragraphs (i) or (ii) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the previous Interest Determination Date.

All percentages resulting from any calculations referred to in this definition will be rounded upwards to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

          "Lien" means any mortgage, deed of trust, lien (statutory or other),
           ----
pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any Property or other asset of any Borrower or Restricted Subsidiary, or any portion thereof, or any interest therein (including, without limitation, any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances), except for the filing of financing statements in connection with obligations under equipment leases not required to be capitalized under GAAP to the extent such financing statements relate solely to the property subject to such lease obligation.

          "Liquidation Expenses" means, in connection with the Transfer of a
           --------------------
Property, reasonable fees and expenses actually incurred in connection therewith, not to exceed 4% of the Liquidation Proceeds in respect of which such Liquidation Expenses are incurred, plus the amount of any Permitted Debt repaid to third parties to release Permitted Liens on such Property; provided that if a
                                                              --------
Property is the subject of a Transfer that is not a third-party arms'-length sale, then "Liquidation Expenses" shall mean zero.

          "Liquidation Proceeds" means the aggregate amount received in
           --------------------
connection with a Transfer of any Property (including the value of any non-cash consideration received, as reasonably determined by the Administrative Agent); provided that if a Property is the subject of a Transfer that is not a
--------
third-party arms'-length sale, then "Liquidation Proceeds" shall mean the fair market value of such Property, as reasonably determined by the Administrative Agent, unless the Property is the subject of a Transfer to a Subsidiary of Calwest in connection with a refinancing of a portion of the Loan by Goldman Sachs Mortgage Company or any of its Affiliates (as principal or as agent), in which case "Liquidation Proceeds" shall mean the net proceeds of such refinancing; and provided further that if a Property is the subject of a
                 -------- -------
Transfer between the Borrowers and/or any of the Restricted Subsidiaries (other than a Transfer to the Trust, the Operating Partnership or any of its Subsidiaries), then the Liquidation Proceeds in connection with such Transfer shall be deemed to be zero.

          "Loan" has the meaning set forth in Section 1.1.
           ----                               -----------

          "Loan Documents" means this Agreement, the Notes, the Calwest Pledge
           --------------
Agreement, the Acquisition Vehicle Pledge Agreement, the Omnibus Subsidiary Guarantee, the Calwest Guarantee, the Parent Pledge Agreement, the Environmental Indemnity, the Cooperation Agreement, the Solvency Certificate, the Assumption Agreement, the Loan Reduction Amount Certifications and all other agreements, instruments and certificates delivered by or on behalf of any Borrower or an Affiliate thereof to evidence or secure the Loan or otherwise in satisfaction of the requirements or conditions of this Agreement or the other documents listed above, and any other document executed by Calwest and the Administrative Agent that identifies itself as a Loan Document, as all of the aforesaid may be amended, modified or supplemented from time to time.

          "Loan Reduction Amount" means, at the time that any portion of the
           ---------------------
Loan is to be funded, the sum of (i) any Excess Calwest Debt plus (ii) any
                                                             ----
Excess Operating Partnership Debt, plus (iii) any Excess Preferred Equity (provided that if any Debt simultaneously constitutes Excess Calwest Debt and
 --------
Excess Operating Partnership Debt, such Debt shall not be double counted in making such calculation).

          "Loan Reduction Amount Certification" means a certificate specifying
           -----------------------------------
the amount of the Loan Reduction Amount and the components thereof, certified as true and correct by the Borrowers.

          "Loss Proceeds" means Condemnation Proceeds and/or Insurance Proceeds.
           -------------

          "Loss Proceeds Account" has the meaning specified in Section 2.1.
           ---------------------                               -----------

          "Material Adverse Effect" means either (i) a material adverse effect
           -----------------------
upon the business operations, properties, assets or condition (financial or otherwise) of the Borrowers and the Restricted Subsidiaries, taken as a whole, or (ii) a material adverse effect upon the ability of the Borrowers and/or Restricted Subsidiaries to perform, or of the Collateral Agent, the Administrative Agent or the Lenders to enforce, any material provision of any Loan Document.

          "Maturity Date" means the Payment Date that is closest to the
           -------------
six-month anniversary of the Closing Date, as such Maturity Date may be extended in accordance with Section 1.2.
                   -----------

          "Maximum Loan Amount" means (x) $1,225,000,000 minus (y) the Loan
           -------------------
Reduction Amount.

          "Maximum Revolving Credit Loan Amount" at any time means (x) the
           ------------------------------------
outstanding principal balance of the Revolving Credit Loans on the Closing Date (or, if the Revolving Credit Agreement is entered into after the Closing Date with the consent of the Administrative Agent, the maximum availability thereunder), minus (y) the sum of the aggregate amounts theretofore required to
             -----
be applied toward the reduction of the outstanding principal balance of the Revolving Credit Loans in connection with the Transfer of Properties in accordance with Section 1.7.
                -----------

          "Members" means CALPERS and ROCAL, L.L.C., a Delaware limited
           -------
liability company.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of
           ----------------
October [26], 2001, among the Borrowers, the Trust and the Operating
Partnership.

          "Moody's" means Moody's Investors Service, Inc. and its successors.
           -------

          "Net Liquidation Proceeds" means, with respect to any Property that
           ------------------------
has been the subject of a Transfer, the excess of (x) Liquidation Proceeds received in connection with such Transfer over (y) Liquidation Expenses incurred with respect thereto.

          "Notes" means, collectively, (x) the promissory notes made by Calwest
           -----
and the Acquisition Vehicle to the order of the Lenders as of the Closing Date (which shall be substantially in the form of Exhibit A), and (y) the promissory
                                             ---------
notes made by the Operating Partnership and the Successor Trust to the order of the Lenders on the date of the Operating Partnership Advance, in each case as each such note may be assigned (in whole or in part) and/or replaced from time to time in accordance herewith; and "Note" means one of the Notes.
                                     ----

          "Obsolete FF&E" means any FF&E of any Borrower or Restricted
           -------------
Subsidiary which is obsolete, outdated or worn out or the useful life of which has ended, in each case in the good faith determination of such Borrower or Restricted Subsidiary.

          "Officer's Certificate" means a certificate delivered by the Borrowers
           ---------------------
to the Administrative Agent, which is signed by an authorized officer of each of the Borrowers.

          "Omnibus Subsidiary Guarantee" means the Omnibus Subsidiary Guarantee,
           ----------------------------
dated as of the date hereof, executed by each of the Restricted Subsidiaries in favor of the Collateral Agent for the benefit of the Lenders, in the form attached hereto as Exhibit E, as the same may be amended, modified or
                   ---------
supplemented from time to time.

          "Operating Partnership" means Cabot Industrial Properties, L.P.
           ---------------------

          "Operating Partnership Advance" has the meaning set forth in Section
           -----------------------------                               -------
1.1(c).
------

          "Operating Partnership Advance Amount" means $500 million minus the
           ------------------------------------                     -----
Excess Operating Partnership Debt.

          "Operating Partnership Liability Amount " means, from time to time,
           --------------------------------------
the outstanding principal balance of the Notes issued by the Operating Partnership hereunder.

          "Parent Pledge Agreement" means the Pledge Agreement, dated as of the
           -----------------------
date hereof by the Members, as pledgors, in favor of the Collateral Agent, as pledgee for the benefit of the Lenders, the form of which is attached hereto as Exhibit D, as such agreement may from time to time be amended, modified or
---------
supplemented.

          "Participation" has the meaning provided in Section 5.15.
           -------------                              ------------

          "Payment Date" means the tenth day of each month (or, if such tenth
           ------------
day is not a Business Day, the first Business Day immediately preceding such tenth day).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity
           ----
succeeding to any or all of its functions under ERISA.

          "Permits" means all licenses, permits, variances and certificates used
           -------
in connection with the ownership, operation, improvement, use, management or occupancy of any

Property (including, without limitation, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, improvement, operation, use or occupancy of such Property).

          "Permitted Debt" means:
           --------------

          (i)   the Indebtedness;

          (ii) ordinary and customary trade payables which are not evidenced by a note and are not more than 60 days outstanding, or which are being contested in good faith and with respect to which adequate reserves are established in accordance with GAAP; and

          (iii) the Revolving Credit Loans, and the other Debt described in
     Schedule 3 existing on the Commitment Date (without increase or other modification adverse to the rights of the Agents and the Lenders without the consent of the Administrative Agent in its sole discretion); provided,
                                                                      --------
     however, that Permitted Debt shall not include (a) any draws under the
     -------
     Revolving Credit Agreement during the continuance of an Event of Default hereunder or (b) any amount by which the Debt outstanding under the Revolving Credit Agreement at any time exceeds the Maximum Revolving Credit Loan Amount.

          "Permitted Investments" means the following, subject to the
           ---------------------
qualifications hereinafter set forth:

          (i) obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America;

          (ii) federal funds, unsecured certificates of deposit, time deposits, banker's acceptances, and repurchase agreements having maturities of not more than 365 days of any bank, the short-term debt obligations of which are rated A-1+ (or the equivalent) by each of the Rating Agencies;

          (iii) deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);

          (iv) debt obligations that are rated AAA or higher (or the equivalent) by each of the Rating Agencies;

          (v) commercial paper rated A-1+ (or the equivalent) by each of the Rating Agencies;

          (vi) investment in money market funds rated AAAm or AAAm-G (or the equivalent) by each of the Rating Agencies; and

          (vii) such other investments as to which Lender shall have received Rating Confirmation.

          Notwithstanding the foregoing, "Permitted Investments" (i) shall exclude any security with the Standard & Poor's "r" symbol (or any other Rating Agency's corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as "strips"; (ii) shall not have maturities in excess of one year; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provide a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

          "Permitted Liens" means, collectively:
           ---------------

          (i)   the Liens created by the Loan Documents;

          (ii) mechanic's, materialmen's or similar Liens, and Liens for delinquent taxes or impositions, and judgment liens, if any, in each case only if being contested in good faith and by appropriate proceedings, provided that (a) no such Lien is being foreclosed, and (b) each such Lien is released or discharged of record within 60 days of its filing (or the Borrowers deposit with the Collateral Agent for the benefit of the Lenders, by the expiration of such 60-day period, an amount equal to the 125% of the amount of such Lien or a bond in the aforementioned amount from such surety, and upon such terms and conditions, as shall be reasonably satisfactory to the Administrative Agent as security for the payment or release of such lien);

          (iii) Liens for Taxes not yet delinquent;

          (iv) rights of existing and future tenants and residents as tenants only pursuant to written leases entered into in conformity with the provisions of this Agreement;

          (v) zoning restrictions, all building codes and other laws, ordinances, regulations, rules, orders or determinations of any federal, state, county, municipal or other Governmental Authority now or hereafter enacted, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred or entered into in the ordinary course of business which restrictions or encumbrances do not have a Material Adverse Effect;

          (vi)   Liens in existence on the date hereof listed on Schedule 4,
                                                                 ----------
     provided that no such Lien is spread to cover any additional property of the Borrowers or the Restricted Subsidiaries after the Closing Date and that the amount of Debt secured thereby shall not subsequently be increased;

          (vii) deposits under workers' compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds, in each case in the ordinary course of business;

          (viii) banker's liens and similar Liens (including set-off rights) in respect of bank deposits;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of the Borrowers' and the Restrictive Subsidiaries' businesses; and

          (x) other Liens existing on the Commitment Date (other than Liens of the sort described in clause (ii)) that do not in the aggregate exceed $5,000,000 at any time and that are not in imminent danger of foreclosure.

          "Person" means any individual, corporation, limited liability company,
           ------
partnership, joint venture, estate, trust, unincorporated association, any Governmental Authority or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Plan Assets" means assets of any (i) employee benefit plan (as
           -----------
defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.

          "Policies" has the meaning specified in Section 5.16(c).
           --------                               ---------------

          "Prime Rate" means the "prime rate" published in the "Money Rates"
           ----------
section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Administrative Agent shall select an equivalent publication that publishes such "prime rate;" and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Administrative Agent shall select a comparable interest rate index. In either case, such selection shall be made by the Administrative Agent in its reasonable discretion and the Administrative Agent shall notify the Borrowers and the Lenders in writing of its selection.

          "Principal Indebtedness" means the aggregate principal amount of the
           ----------------------
Loan outstanding from time to time.

          "Properties" means the real property described as such in Schedule 1
           ----------
hereto and all other real property acquired from time to time by the Borrowers and the Restricted Subsidiaries, together with all buildings, FF&E and other Improvements thereon.

          "Rating Agencies" means S&P, Moody's and Fitch.
           ---------------

          "Reference Banks" means four major banks in the London interbank
           ---------------
market selected by the Administrative Agent in its reasonable discretion.

          "Register" has the meaning provided in Section 1.4(b).
           --------                              --------------

          "Regulatory Change" means any change after the date of this Agreement
           -----------------
(or with respect to any assignee hereunder, after the date such assignee becomes a Lender) in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies controlling banks, including a Lender or any company controlling a Lender, which results in a change in the interpretation or application of any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Release" means any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

          "Required Lenders" means at any time Lenders holding in excess of 50%
           ----------------
of the aggregate Principal Indebtedness outstanding at such time.

          "Restricted Subsidiary" means each direct and indirect Subsidiary of
           ---------------------
each of the Borrowers (except that (A) the Trust and its Subsidiaries shall not be Restricted Subsidiaries until the occurrence of the Trust Merger, at which time the successor to the Trust and the Operating Partnership shall each become a Borrower (except that each of them shall be liable only with respect to the Operating Partnership Liability Amount, and each of them shall become a Restricted Subsidiary when the Operating Partnership Liability Amount has been reduced to zero), and each of their Subsidiaries shall become a Restricted Subsidiary, in accordance with Section 1.1(c), (B) none of the Unrestricted
                               --------------
Joint Ventures shall be Restricted Subsidiaries, and (C) if Properties are the subject of a Transfer to one or more Subsidiaries of Calwest in connection with a refinancing of a portion of the Loan by Goldman Sachs Mortgage Company or any of its Affiliates (as principal or as agent), such Subsidiaries shall not be Restricted Subsidiaries).

          "Revenues" means all rents, income, issues, profits, revenues, and
           --------
other benefits paid or payable to the Borrowers or the Restricted Subsidiaries (without duplication).

          "Revolving Credit Agreement" means (A) the Existing Revolving Credit
           --------------------------
Agreement, or (B) any replacement thereof that is approved in writing by the Administrative Agent, provided that (x) if the Revolving Credit Agreement is the
                      --------
Existing Revolving Credit Agreement or is otherwise entered into on or prior to the date of the Additional Advances, the

Maximum Loan Amount shall be appropriately reduced in accordance with the definitions of "Maximum Loan Amount" and "Loan Reduction Amount", and (y) the Borrowers shall not enter into the Revolving Credit Agreement after the date of the Additional Advances unless and until the Borrowers make a repayment of the Principal Indebtedness, in the manner set forth in Section 1.6, in an amount
                                                   -----------
equal to the maximum availability of funds under such Revolving Credit Agreement (net of any portion thereof applied to the repayment and termination of the Existing Revolving Credit Agreement).

          "Revolving Credit Availability" at any time means the excess, if any,
           -----------------------------
of the Maximum Revolving Credit Loan Amount over the then outstanding principal balance of the Revolving Credit Loans.

          "Revolving Credit Loans" means the loans made to the Borrowers
           ----------------------
pursuant to the Revolving Credit Agreement.

          "S&P" means Standard & Poor's Ratings Services, a division of the
           ---
McGraw-Hill Companies, Inc., and its successors.

          "Solvency Certificate" means a solvency certificate in form and
           --------------------
substance reasonably satisfactory to the Administrative Agent.

          "Subsidiary" means, from time to time, (i) any corporation more than
           ----------
1% of whose stock of any class or classes having by the terms thereof ordinary or contingent voting power to elect directors of such corporation is at the time owned by any Borrower directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture, limited liability company or other entity in which any Borrower directly or indirectly through Subsidiaries has more than a 1% equity interest at any time.

          "Successor Trust" has the meaning set forth in Section 1.1(c)(ii).
           ---------------                               ------------------

          "Survey" means a certified title survey (which survey shall be an
           ------
"as-built" survey in the case of an improved Property), prepared by a registered independent surveyor and in form reasonably satisfactory to the company issuing the Title Insurance Policy for such Property.

          "Taking" means a taking or voluntary conveyance during the term hereof
           ------
of all or part of any Property or any interest therein or right accruing thereto or use thereof, as the direct result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting such Property or any portion thereof whether or not the same shall have actually been commenced.

          "Telerate Page 3750" means the display designated as "Page 3750" on
           ------------------
the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

          "Title Insurance Policy" means, with respect to each Property that is
           ----------------------
subject to a mortgage or deed of trust, as the case may be, in favor of the Collateral Agent, a lender's title insurance policy or policies (a) issued by a title company reasonably satisfactory to the Administrative Agent, (b) naming the Collateral Agent for the benefit of the Lenders as the insured party, (c) insuring the corresponding Mortgage as being a first-priority perfected lien upon such Property, subject to such exceptions as are reasonably satisfactory to the Administrative Agent, (d) in an amount for such Property equal to the fair market value thereof, and (e) otherwise in form and with such endorsements as are reasonably acceptable to the Administrative Agent.

          "Transaction" means the transactions contemplated by the Loan
           -----------
Documents and the Merger Agreement.

          "Transaction Costs" means all reasonable costs and expenses paid or
           -----------------
payable pursuant to any Loan Document by the Borrowers, the Members or any of their respective Affiliates relating to the Transaction (including, without limitation, reasonable legal fees and the costs and expenses described in
Section 8.23(a)).
----------------

          "Transfer" means any transfer, sale, assignment or conveyance of all
           --------
or any portion of any Property or of any Borrower's or Restricted Subsidiary's interest therein or any transfer, sale, assignment or conveyance of any direct or indirect membership or other equity interest held by any Borrower in any Restricted Subsidiary, excluding the conveyance, sale, lease, assignment, transfer or other disposition of any Obsolete FF&E of any Borrower or Restricted Subsidiary in the ordinary course of business.

          "Trust" means Cabot Industrial Trust (including, after the Trust
           -----
Merger, the Successor Trust).

          "Trust Merger" has the meaning set forth in Section 1.1(c)(i).
           ------------                               -----------------

          "Unrestricted Joint Ventures" means (i) CCP-Cabot Industrial Investors
           ---------------------------
I, LLC, a Delaware limited liability company, (ii) CCP-Cabot Industrial Investors II, LLC, a Delaware limited liability company, (iii) Industrial Properties Portfolio, L.L.C., a Delaware limited liability company, and (iv) TC Rancho Cucamonga LLC, a Delaware limited liability company, and each of their respective Subsidiaries.

          "U.S. Person" means a citizen or resident of the United States of
           -----------
America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any state or territory thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

          "U.S. Taxes" means any U.S. federal withholding tax imposed on
           ----------
interest payments hereunder.

          "Use" means, with respect to any Hazardous Substance, the generation,
           ---
manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.

                                    ARTICLE I

                                  GENERAL TERMS
                                  -------------

          1.1.  The Loan.
                --------

          (a) Subject to the terms and conditions of this Agreement, on the Closing Date the Lenders shall make a loan to the Borrowers (which, if mutually agreed by the parties, may be made in two installments, the first of which would be made on the Closing Date and the second of which would be made on a date thereafter as agreed by the parties), in accordance with their respective Commitment Percentages (together with the Additional Advances, if any, made pursuant to Section 1.1(c), the "Loan"), in an aggregate amount equal to the
            --------------       ----
Closing Date Advance Amount.

          (b) The proceeds of the Loan shall be used by the Borrowers to finance the consummation of the transactions described in the Merger Agreement and other general corporate purposes.

          (c) The Lenders, in accordance with their respective Commitment Percentages, shall make (1) a loan to the Operating Partnership (the "Operating
                                                                      ---------
Partnership Advance"), in an aggregate amount equal to the Operating Partnership
-------------------
Advance Amount (and the Operating Partnership shall thereafter be a Borrower for all purposes hereunder), and (2) if the Additional Calwest Advance Amount is greater than zero, a loan to Calwest (the "Additional Calwest Advance"), in an
                                           --------------------------
aggregate amount equal to the Additional Calwest Advance Amount, at such time as the following conditions shall have been satisfied:

          (i) the Borrowers shall make a repayment of the Principal Indebtedness, in the manner set forth in Section 1.6 (but without payment
                                              -----------
     of any Breakage Costs), in an amount equal to the excess, if any, of (A) the sum of the Closing Date Advance Amount plus the Operating Partnership
                                                ----
     Advance Amount over (B) the Maximum Loan Amount, such that the Principal Indebtedness shall at no time exceed the Maximum Loan Amount;

          (ii) the Acquisition Vehicle shall have acquired the remaining equity interests of, and shall have merged with, the Trust (the "Trust Merger")
                                                               ------------
     with the result that the surviving entity (the "Successor Trust") shall be
                                                     ---------------
     a direct, wholly-owned Subsidiary of Calwest;

          (iii) the Borrowers shall have executed and delivered to the Administrative Agent a Loan Reduction Amount Certification, and the Successor Trust and the Operating Partnership shall have each executed and delivered to the Administrative Agent an assumption agreement in the form set forth in Exhibit F (the "Assumption Agreement"), which shall
                  ---------       --------------------
     acknowledge that each of them has become a Borrower hereunder. The Assumption Agreement shall constitute each such party's agreement to abide and be bound by the terms of the Loan Documents as they apply to the Properties of the Operating Partnership and its Restricted Subsidiaries, and shall contain representations with respect to the Properties of the Operating Partnership and its Restricted Subsidiaries that are substantially equivalent to those contained in Article IV,
                                                    -----------
     provided that pursuant to such assumption agreement, the maximum liability
     --------
     of each of the Successor Trust and the Operating Partnership hereunder shall equal the Operating Partnership Liability Amount;

          (iv) the Operating Partnership and the Successor Trust shall have delivered to the Lenders Notes, executed by each of them, jointly and severally, as a Borrower, in the aggregate amount of the Operating Partnership Advance Amount, and an Environmental Indemnity Agreement with respect to the Properties owned by it and its Restricted Subsidiaries;

          (v) Calwest shall have delivered to the Lenders amended and restated Notes, executed by it as a Borrower, in the aggregate amount of the Principal Indebtedness (after giving effect to the Additional Advances) minus the Operating Partnership Advance Amount (except that the maximum
     -----
     liability of the Successor Trust shall equal the Operating Partnership Liability Amount);

          (vi) Calwest shall have delivered to the Administrative Agent the Calwest Guarantee, pursuant to which Calwest shall guaranty the obligations of the Operating Partnership under the Notes described in clause (iv) above;

          (vii) the Collateral Agent on behalf of the Lenders shall have received a perfected first-priority security interest in all equity interests in the Successor Trust, pursuant to an amended and restated Calwest Pledge Agreement reasonably satisfactory to the Administrative Agent;

          (viii) the Successor Trust shall have delivered to the Administrative Agent, with respect to the assumptions, pledges, guarantees and other documents described above, a legal opinion in form and substance satisfactory to the Administrative Agent;

          (ix) the Successor Trust and the Operating Partnership shall have delivered to the Administrative Agent all documents reasonably requested by the Administrative Agent relating to their existence and their due authorization to assume the obligations and liabilities of the Acquisition Vehicle with respect to the Loan and to execute and deliver the documents described in this Section 1.1(c), each in form and substance reasonably
                       --------------
     satisfactory to the Administrative Agent, including, but not limited to, a certified copy of the applicable resolutions from all appropriate persons, certified copies of their organizational documents, together with all amendments thereto, and certificates of good standing or existence issued as of a recent date by its state of organization and each other state where each such entity, by the nature of its business, is required to qualify or register;

          (x) no Default shall then be continuing after giving effect to the Trust Merger;

          (xi) no law or regulation shall have been adopted, and no order, judgment or decree of any Governmental Authority shall have been issued, which purports to enjoin, prohibit or restrain, or which imposes or results in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of any portion of the Transaction, and no suit shall have been brought which is intended to accomplish the foregoing;

          (xii) all conditions precedent contained in the Merger Agreement shall have been satisfied, and there shall have been no amendment or modification to the Merger Agreement or any material agreements relating thereto without the consent of the Administrative Agent, not to be unreasonably withheld;

          (xiii) the representations and warranties herein and in the other Loan Documents shall be true and correct in all material respects on such date after giving effect to the Additional Advances (and taking into account that the Operating Partnership and the Trust shall have become Borrowers and that the Operating Trust's Subsidiaries shall have become Restricted Subsidiaries), except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

          (xiv) the ratio of (x) the aggregate Debt of the Borrowers (including the Operating Partnership) and the Restricted Subsidiaries, after giving effect to the borrowing of the Additional Advances, to (y) the aggregate fair market value of the Properties, as reasonably determined by the Administrative Agent, shall not exceed 47%;

          (xv) the aggregate secured Debt of the Trust and the Operating Partnership (excluding the Loan, and excluding up to $25 million of debt of the Unrestricted Joint Ventures that is guaranteed by the Trust), shall not exceed $240 million;

          (xvi) the Trust and the Operating Partnership shall have total undepreciated real assets with a book value of not less than $1.75 billion;

          (xvii) none of the following shall have occurred: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (b) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis; or (d) any change in national or international financial, political or economic conditions if the Administrative Agent, in its sole discretion, determines that the effect of any such event specified in clause (c) or (d) would materially impair the value of the Collateral or the value of the Loan. Notwithstanding the foregoing, if (a) the Administrative Agent elects not to permit the Additional Advances to be funded because of the failure to meet the condition precedent described in the preceding sentence and (b) within 30 business days of the initial occurrence of the first event or condition described in the preceding sentence giving rise to such failure to meet such condition precedent the Administrative Agent determines, in its sole discretion, that (A) in the case of any event or condition specified in clause (a) or (b) of the preceding sentence, none of the events or conditions described in the preceding sentence are continuing, unresolved or occurring, and (B) in the case of any event or condition specified in clause (c) or (d) of the preceding sentence, neither the value of the Collateral nor the value of the Loan remain materially impaired, then the Lenders shall from such date once again be obligated to fund the Additional Advances subject to all of the terms and conditions hereof. Notwithstanding the foregoing, the Borrowers shall have the right during such 30 Business Day period to solicit alternate financing for the Additional Advances. If, during such 30 Business Day period, the Borrowers receive a bona fide offer for such alternate financing (a "Financing
               ---- ----                                        ---------
     Offer"), the Borrowers may only accept such Financing Offer if the
     -----
     Borrowers first give the Lenders the option, at the Lenders' sole discretion, to either (a) fund the Additional Advances subject to all of the terms and conditions contained herein (other than this clause (xvii)),
     (b) provide the Additional Advances on the terms and conditions of the Financing Offer, or (c) permit the Borrowers to accept such Financing Offer, subject to reasonably satisfactory documentation and intercreditor arrangements. If the Lenders do not elect option (a) or (b) within 15 days after written notice from the Borrowers, the Lenders shall be deemed to have elected option (c);

          (xviii) the Operating Partnership and the Trust shall have each delivered to the Administrative Agent a Solvency Certificate; and

          (xix) the Borrowers shall have paid all Transaction Costs for which bills have been submitted (or provided for the direct payment of such Transaction Costs by the Lenders from the proceeds of the Additional Advances).

          1.2.    Extension Options. The Borrowers will have four successive
                  -----------------
options to extend the Maturity Date, in each case by three months, for a total extension, if all four options are exercised, of twelve months (each such three-month period, an "Extension Term"). In order to exercise any such
                        --------------
extension right, the Borrowers shall deliver to the Administrative Agent notice of such extension at least 30 days prior to the Maturity Date as in effect immediately prior to such extension, unless such notice requirement is waived in writing by the Administrative Agent in its sole discretion (the Maturity Date, as so in effect, is hereinafter referred to as the "Extension Date" applicable
                                                    --------------
to such extension). Upon the giving of each such notice of extension, and subject to the conditions set forth below in this Section, the Maturity Date as theretofore in effect will be extended to the Payment Date that is closest to the three-month anniversary of the Extension Date. If the Borrowers fail to exercise any extension option strictly in accordance with the provisions hereof, such extension option, and any and all subsequent extension options hereunder, will automatically cease and terminate. The Maturity Date shall be extended pursuant to each of the Borrowers' notices as aforesaid, provided that the following conditions are satisfied prior to the Extension Date applicable to the corresponding extension: (i) no Default shall then be continuing; (ii) the applicable Extension Fee shall have been paid; and (iii) with respect to the first extension option, the Borrowers and the Restricted Subsidiaries shall have delivered to the Collateral Agent, as additional collateral for the Loan, mortgages or deeds of trust, as the case may be (and related assignments of rents and leases and U.C.C. financing statements), in form and substance reasonably satisfactory to the Administrative Agent, providing the Collateral Agent on behalf of the Lenders with first-priority perfected mortgage liens (as insured by Title Insurance Policies in favor of the Collateral Agent on behalf of the Lenders, which Title Insurance Policies shall be accompanied by reasonably acceptable Surveys) on a sufficient number of Properties such that the outstanding principal balance of the Loan shall not exceed 60% of the aggregate fair market value of the Properties subject to such mortgage liens, as reasonably determined by the Administrative Agent (which determination may, in the Administrative Agent's sole discretion, be based on then current appraisals) and first priority perfected security interests in all related fixtures and personalty, and the Borrowers shall deliver to the Administrative Agent legal opinions with respect thereto that are reasonably satisfactory to the Administrative Agent and shall pay all reasonable costs associated with the foregoing, including reasonable legal fees, all applicable mortgage recording taxes and filing costs and the cost of such Title Insurance Policies. Upon the delivery of the foregoing, provided no Default is then continuing, the Lenders shall direct the Collateral Agent to release the pledges of equity interests in Calwest and the Acquisition Vehicle (or the Successor Trust, as the case may
be), and Section 6.1 shall no longer apply to the Properties not subjected to
         -----------
such mortgages, except that Section 6.1 shall remain in effect with respect to a
                            -----------
sufficient number of Properties such that the outstanding principal balance of the Loan shall be not more than 50% of the aggregate fair market value, as reasonably determined by the Administrative Agent (which determination may, in the Administrative Agent's sole discretion, be based upon then current appraisals), of (x) the Properties of the Borrowers and the Restricted Subsidiaries (including the Operating Partnership) subject to the mortgage liens described above and (y) those of the remaining Properties which are unencumbered by any Debt and which are subject to such prohibitions. For the avoidance of doubt, the parties acknowledge that the release of specified Properties from the prohibition contained in Section 6.1 shall in no manner impair the continued
                         -----------
applicability to all Properties of the other covenants contained herein, including the prohibitions against Transfers and Debt.

          1.3.  Security for the Loan. The Notes and the Borrowers' obligations
                ---------------------
hereunder and under the other Loan Documents shall be fully recourse to the Borrowers and shall be secured by the following:

          (a) a perfected first priority security interest in all equity interests in Calwest, pursuant to the Parent Pledge Agreement;

          (b) prior to the occurrence of the Trust Merger, perfected first priority security interests in all equity interests in the Acquisition Vehicle and the other Subsidiaries of Calwest, pursuant to the Calwest Pledge Agreement, and all equity interests in the Trust owned by the Acquisition Vehicle, pursuant to the Acquisition Vehicle Pledge Agreement;

          (c) from and after the occurrence of the Trust Merger, a perfected first priority security interest in all equity interests in the Successor Trust and in all other Subsidiaries of Calwest, pursuant to the Calwest Pledge Agreement (as amended and restated at the time of the Trust Merger);

          (d) a payment guarantee from each of the Restricted Subsidiaries, pursuant to one or more Omnibus Subsidiary Guarantees, which shall be amended and restated at the time of the Trust Merger to include the Restricted Subsidiaries of the Operating Partnership (except that the guarantees of the Restricted Subsidiaries of the Operating Partnership shall be only with respect to the Operating Partnership Liability Amount);

          (e) from and after the date of the Operating Partnership Advance, a payment guarantee from Calwest with respect to the Notes issued by the Operating Partnership, pursuant to the Calwest Guarantee;

          (f) from and after the commencement of the first Extension Term, the perfected first priority mortgages and/or deeds of trust described in
     Section 1.2; and
     -----------

          (g) a perfected first priority security interest in any Loss Proceeds Account.

          1.4. Borrowers' Notes.
               ----------------

          (a) From and after the Closing Date, the Borrowers' obligation to pay the principal of and interest on the Loan shall be evidenced by the Notes, which may be further divided into multiple Notes in connection with Assignments of portions of the Loan pursuant to Section 8.9.
                                 -----------

          (b) The Administrative Agent shall maintain, or cause to be maintained, a register (the "Register") at the address to which notices to the
                             --------
Administrative Agent are to be sent hereunder, on which it enters the name of each Lender as the registered owner of each Note held by such Lender. Any assignment or transfer of all or part of any Note may be effected by registration of such assignment or transfer on the Register, together with the surrender of the applicable Note(s) duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder of such Note, whereupon, at the request of the designated assignee(s) or transferee(s), the applicable Borrowers shall issue one or more new Notes in the same aggregate principal amount as any Note surrendered in favor of the designated assignor(s), transferor(s), assignee(s) and/or transferee(s) (which surrendered Note shall be delivered by the Administrative Agent to the Borrowers upon the Borrowers' delivery of such new Note(s)). Notwithstanding the foregoing, any failure by the Borrowers to issue such new Note(s) shall not in any way impair the effectiveness of such assignment or transfer. Prior to the registration of assignment or transfer of any portion of the Loan (and the Note(s) evidencing the same), the Collateral Agent and the Administrative Agent shall be entitled to treat the Person in whose name such portion (and the Note(s) evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

          (c) Each Lender shall have the right at any time, at such Lender's sole discretion, to replace any Note held by it with two or more replacement Notes. Each replacement Note shall be in the form of the replaced Note but for its principal amount and interest rate. The principal amount of each Note shall be determined by such Lender in its sole discretion, provided that the sum of
                                                     --------
the principal amounts of the replacement Notes shall equal the sum of the principal amounts of the replaced Notes. The interest rate of each replacement Note shall be determined by such Lender in its sole discretion, provided that
                                                                --------
the weighted average of all Notes, weighted on the basis of the respective principal balances of the Notes, shall equal the interest rate set forth herein. The Borrowers shall execute and return to such Lender each such Note reasonably promptly after their receipt of an execution copy thereof. Notwithstanding any such bifurcation of Notes, all payments by the Borrowers hereunder shall be made to the account specified by the Administrative Agent pursuant to Section 1.9.
                                                                 -----------

          1.5. Principal and Interest.
               ----------------------

          (a) Commencing with the Initial Payment Date, and on each and every Payment Date thereafter, the Borrowers shall be jointly and severally liable to pay interest on the Principal Indebtedness for the Interest Accrual Period in which such Payment Date falls at a rate per annum equal to the sum of LIBOR, determined as of the Interest Determination Date immediately preceding the applicable Interest Accrual Period (which, from the funding of the Additional Advances until the first Payment Date thereafter, may be different for the Closing Date Advance Amount, on the one hand, and the Additional Advances, on the other), plus the Applicable Spread (except that interest shall be payable on
            ----
the Indebtedness at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default; the rate of interest when an Event of Default does not exist, the "Interest
                                                                   --------
Rate"). On the Closing Date, the Borrowers shall pay interest from and including
----
the Closing Date through the end of the first Interest Accrual Period. Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed.

          (b)  No prepayments shall be permitted except as provided in Sections
                                                                       --------
1.6 and 1.7 hereof. The entire outstanding Principal Indebtedness, together with
---     ---
all accrued but unpaid interest thereon to (but excluding) the Maturity Date and all other amounts then due under the Loan Documents, shall be due and payable by the Borrowers to the Lenders (jointly and severally, except that the Trust and the Operating Partnership shall only be liable for the Operating Partnership Liability Amount) on the Maturity Date.

          (c) All payments made by the Borrowers hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoffs or counterclaims.

          (d) Any payments of interest and/or principal not paid when due hereunder shall bear interest at the applicable Default Rate and, when paid, shall be accompanied by a late fee in an amount equal to 3% times the amount of such late payment. The Borrowers acknowledge that (i) a delinquent payment will cause damage to the Lenders; (ii) the late fee is intended to compensate the Lenders for the loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment; (iii) it will be extremely difficult and impractical to ascertain the extent of the Lenders' damages caused by the delinquency; and (iv) the late fee represents the Lenders' and the Borrowers' reasonable estimate of the Lenders' damages from the delinquency and is not a penalty.

          1.6. Voluntary Prepayment.
               --------------------

          (a) The Borrowers may voluntarily prepay the Loan in whole or in part from time to time; provided, however, that (i) any such prepayment shall be
                   --------  -------
accompanied by the amount of all accrued and unpaid interest on the principal amount of the Loan to be repaid and all other amounts then due under the Loan Documents, and (ii) if such payment does not occur on a Payment Date, such prepayment shall further be accompanied by all applicable Breakage Costs. All prepayments and associated payments under this Section 1.6(a) shall be made to
                                               --------------
the Administrative Agent for the ratable benefit of the Lenders in accordance with their respective Commitment Percentages, and the principal amounts thereof shall be applied first to reduce the
                 -----
outstanding principal balance of the Notes issued by Calwest and the Acquisition Vehicle, until those Notes have been repaid in full, and second to reduce the
                                                         ------
outstanding principal balance of the Notes issued by the Operating Partnership.

          (b) The Borrowers shall give the Administrative Agent at least 15 days' prior written notice of any voluntary prepayment (unless such notice requirement is waived in writing by the Administrative Agent in its sole discretion). If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein; provided, however, that
                                                        --------  -------
if such prepayment is not made on such date (x) Borrower's notice of prepayment will be deemed rescinded, (y) such prepayment shall not be due and payable on such date, and (z) the Borrowers shall on such date pay to the Administrative Agent for the account of the Lenders all losses and out-of-pocket costs and expenses suffered by the Lenders as a consequence of such rescission.

          1.7. Mandatory Prepayment.
               --------------------

          (a) If a Borrower or a Restricted Subsidiary shall at any time Transfer any single Property or group of Properties, then the Borrowers shall, prior to or concurrently with the consummation of such Transfer, make a mandatory prepayment of the outstanding principal balance of the Loan in an amount equal to the applicable Net Liquidation Proceeds; provided that with
                                                         --------
respect to any Transfers that occur after the Principal Indebtedness has been reduced to $1 billion, if required under the Revolving Credit Agreement, the applicable Net Liquidation Proceeds shall be applied toward mandatory prepayments of the outstanding principal balances of the Loan and the Revolving Credit Loans, pro rata in accordance with their then-outstanding principal
              --- ----
balances (provided that the outstanding principal balance of the Revolving Credit Loans for this purpose shall at no time be higher than the Maximum Revolving Credit Loan Amount at such time). Notwithstanding the foregoing, if the Revolving Credit Agreement is the Existing Revolving Credit Agreement, then regardless of the amount of the Principal Indebtedness, Net Liquidation Proceeds shall be applied toward the prepayment of the Revolving Credit Loans only if and to the extent required in order for the Operating Partnership to remain in compliance with the Revolving Credit Agreement, and the entire remainder of the Net Liquidation Proceeds shall be applied toward the mandatory prepayment of the outstanding principal balance of the Loan. Each mandatory prepayment hereunder shall be accompanied by (i) the amount of all accrued and unpaid interest on the principal amount so prepaid, (ii) all other amounts then due and payable under the Loan Documents, and (iii) if such prepayment does not occur on the Payment Date, any applicable Breakage Costs (except that if amounts required to be applied toward the mandatory prepayment of the Loan are received by the Borrowers on a date that is not a Payment Date, then provided no Event of Default is then continuing, the Borrowers shall have the option of depositing the amount of such mandatory prepayment into escrow with the Administrative Agent on behalf of the Lenders with irrevocable instructions that such amount be applied toward such prepayment on the first Payment Date thereafter). All prepayments and associated payments under this Section 1.7(a) shall be made to
                                               --------------
the Administrative Agent for the ratable benefit of the Lenders in accordance with their respective Commitment Percentages, and the principal amounts thereof shall be applied first to reduce the outstanding principal balance of the Notes
                 -----
issued by Calwest and the Acquisition Vehicle, until those Notes have been repaid in full, and second to reduce the outstanding principal balance of the
                    ------
Notes issued by the Operating Partnership; provided that with respect to any
                                           --------
Transfer of a Property that is owned by the

Operating Partnership or any of its Subsidiaries, such principal amounts shall be applied first to reduce the outstanding principal balance of the Notes issued by the Operating Partnership, until those Notes have been repaid in full, and second to reduce the outstanding principal balance of the Notes issued by
------
Calwest and the Acquisition Vehicle.

          (b) The Borrowers shall give the Administrative Agent and the Collateral Agent at least 30 days' advance written notice of any prepayment under Section 1.7(a). If such notice is given, the amount specified in such
      --------------
notice shall be due and payable on the date specified therein; provided,
                                                               --------
however, that if such prepayment is not made on such date (x) Borrower's notice
-------
of prepayment will be deemed rescinded, and (y) the Borrowers shall on such date pay to the Administrative Agent for the account of the Lenders all documented reasonable losses and out-of-pocket costs and expenses suffered by the Lenders as a consequence of such rescission. Upon payment of the amounts specified above, and upon written direction of the Administrative Agent delivered in accordance with Section 9.4(a) hereof, the Collateral Agent will execute and
                --------------
deliver to the Borrowers such instruments, prepared by the Borrowers, as shall be necessary to release the applicable Property and the other Collateral relating solely to such Property from the Liens of the Loan Documents.

          (c) In the event of any Casualty or Taking affecting a Property in respect of which none of the Administrative Agent or the Lenders is obligated or elects to make available Loss Proceeds for restoration pursuant to Section
                                                                   -------
5.17(b), such Loss Proceeds shall be applied to the prepayment of the
-------
Indebtedness whether or not then due and payable, in a manner analogous to prepayments in respect of Transfers pursuant to Section 1.7(a).
                                                --------------

          1.8. Application of Payments after Event of Default. Upon the
               ----------------------------------------------
occurrence and during the continuance of an Event of Default, payments on and with respect to the Indebtedness shall be applied as follows: first, any
                                                              -----
reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders and the Collateral Agent arising as a result of such payment or Event of Default or enforcement of the Loan Documents in connection therewith, and any other portion or portions of the Indebtedness other than principal and interest; second, any accrued and unpaid interest then payable with respect to the Loan;
------
and third, the outstanding principal amount of the Loan; provided that the
    -----                                                --------
Lenders may, by written agreement executed by all Lenders, alter the foregoing sequence without the consent of the Borrowers. The Administrative Agent shall provide written notice to the Borrowers of any applicable payments in accordance with this Section 1.8.
          -----------

          1.9. Method and Place of Payment. Except as otherwise specifically
               ---------------------------
provided herein, all payments and prepayments under this Agreement and the Notes shall be made to the Administrative Agent not later than 11:00 a.m., New York City time on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to such account as shall be specified from time to time by the Administrative Agent. Any funds received by the Administrative Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. The Administrative Agent shall notify the Borrowers in writing of any changes in the account to which payments are to be made.

          1.10. Taxes.
                -----

          (a) The Borrowers agree to indemnify Lender against any present or future stamp, documentary or other similar or related taxes or other similar or related charges now or hereafter imposed, levied, collected, withheld or assessed by any United States Governmental Authority by reason of the execution and delivery of the Loan Documents and any consents, waivers, amendments and enforcement of rights under the Loan Documents; provided, however, that under no circumstances shall the Borrowers be liable for payment of income or similar tax to the Administrative Agent or the Lenders.

          (b) If the Borrowers are required by law to withhold or deduct any amount from any payment hereunder in respect of any U.S. Tax, the Borrowers shall withhold or deduct the appropriate amount, remit such amount to the appropriate Governmental Authority and pay to each Person to whom there has been an Assignment or Participation of a Loan and who is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated in this Agreement to be then due and payable; except that the foregoing obligation to pay such additional amounts shall not apply (i) to any assignee that has not complied with the obligations contained in Section
                                                                     -------
8.9(b), (ii) to any U.S. Taxes imposed solely by reason of the failure by such
------
Person (or, if such Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes; or (iii) with respect to any Person who is a fiduciary or partnership or other than the sole beneficial owner of such payment, to any U.S. Tax imposed with respect to payments made under any Note to a fiduciary or partnership to the extent that the beneficial owner or member of the partnership would not have been entitled to the additional amounts if such beneficial owner or member of the partnership had been the holder of the Note.

          (c) Within 30 days after paying any amount from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrowers shall deliver to such non-U.S. Person satisfactory evidence of such deduction, withholding or payment (as the case may be).

          1.11. Regulatory Change, etc. If, as a result of any Regulatory
                ----------------------
Change:

          (a) any reserve, special deposit or similar requirements (other than such requirements as are taken into account in determining LIBOR) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of any Lender or any company controlling any Lender is imposed, modified or deemed applicable; or

          (b) any other condition affecting the Loan is imposed on any Lender or any company controlling any Lender and such Lender as a result of any of the foregoing events reasonably determines that, by reason thereof, the cost to such Lender or any company controlling such Lender of making or maintaining the Loan is increased, or any amount receivable by such Lender or any company controlling such Lender hereunder in respect of any portion of the Loan is reduced, in each case by an amount deemed by such Lender to be material (such increases in cost and reductions in amounts receivable being herein called "Increased Costs"),
                                                      ---------------

then the Borrowers will pay to such Lender upon such Lender's request such additional amount or amounts as will compensate such Lender or any company controlling such Lender for such Increased Costs to the extent such Lender reasonably determines that such Increased Costs are allocable to the Loan. Such Lender will notify the Borrowers of any Regulatory Change which will entitle such Lender to compensation pursuant to this Section 1.11 as promptly as
                                             ------------
practicable after it obtains knowledge thereof and determines to request such compensation and in any event within 180 days after the date of such Regulatory Change.

          1.12. Unavailability, etc. Without limiting the effect of Section
                -------------------                                 -------
1.11, in the event that, (a) by reason of any Regulatory Change, a Lender or the
----
company controlling such Lender incurs Increased Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender or such company controlling a Lender, which includes deposits by reference to which LIBOR is determined, or (b) the Administrative Agent shall have determined in good faith after reasonable investigation that dollar deposits in the principal amount of the Loan are not generally available in the London interbank market, or (c) reasonable means do not exist for ascertaining LIBOR, then, if the Administrative Agent so elects by notice to the Borrowers, the interest rate applicable to then outstanding principal balance of the Loan shall be converted to the Prime Rate plus the Applicable Spread.

          1.13. Pro Rata Treatment. Except to the extent otherwise provided
                ------------------
herein, the Loan, each payment or prepayment of principal of the Loan, and each payment of interest on the Loan, shall be allocated among the Lenders pro rata
                                                                      --- ----
in accordance with their Commitment Percentages. The Administrative Agent agrees to forward to the Lenders such principal and interest payments on or prior to the second Business Day after such amounts are received, collected or applied by the Administrative Agent.

          1.14. Sharing of Payments. Each Lender agrees that, in the event that
                -------------------
any Lender shall obtain payment in respect of the Loan through the exercise of a right of set-off, banker's lien, counterclaim or otherwise (including, but not limited to, pursuant to the U.S. Bankruptcy Code) in excess of its Commitment Percentage, such Lender shall promptly notify the Administrative Agent of such fact and purchase from the other Lenders a participation in the Loan in such amounts and with such other adjustments from time to time as shall be equitable in order that all Lenders share such payment in accordance with their respective Commitment Percentages. Each Lender further agrees that if a payment to a Lender (which is obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise) shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. Any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of the Loan or other obligation in the amount of such participation. The Administrative Agent shall keep records (which shall be prima facie evidence) of participations
                                         ----- -----
purchased pursuant to this Section and shall in each case notify the Lenders and the Borrowers following any such purchases. Except as otherwise expressly provided in this Agreement, if any Lender shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender to the Administrative Agent or such other Lender pursuant to this Agreement by 2:00 p.m. on the date when such amount is due, such payments shall accrue interest thereon, for each day from the date such amount is due until the day such amount is paid to the Administrative Agent or such other Lender, at a rate per annum equal to the Federal Funds Rate.

          1.15. Release. Upon payment of the Indebtedness in full, the
                -------
Administrative Agent shall cause to be delivered to the Borrowers instruments prepared by the Borrowers releasing and discharging all Liens on all Collateral securing payment of the Indebtedness (subject to Borrower's obligation to pay any associated fees and expenses).

          1.16. Mitigation. Any Lender which becomes aware of (i) any Regulatory
                ----------
Change which will make it unlawful or impossible for such Lender to make or maintain the Loan based on LIBOR or (ii) any Regulatory Change or other event or condition which will obligate the Borrowers to pay any amount pursuant to Sections 1.10 or 1.11 shall notify the Borrowers and the Administrative Agent
-------------    ----
thereof as promptly as practical. If any Lender has given notice of any such Regulatory Change or other event or condition and thereafter becomes aware that such Regulatory Change or other event or condition has ceased to exist, such Lender shall notify the Borrowers and the Administrative Agent thereof as promptly as practical. Each Lender affected by any Regulatory Change which makes it unlawful or impossible for such Lender to make or maintain any Loan based on or LIBOR or to which the Borrowers are obligated to pay any amount pursuant to Sections 1.10 or 1.11 shall use reasonable commercial efforts (including
-------------    ----
changing the jurisdiction of its applicable lending office) to avoid the effect of such Regulatory Change or to avoid or materially reduce any amounts which the Borrowers are obligated to pay pursuant to Sections 1.10 or 1.11 if, in the
                                           -------------    ----
opinion of such Lender, such efforts would not be disadvantageous to such Lender or contrary to such Lender's normal banking practices.

                                   ARTICLE II

                                    ACCOUNTS
                                    --------

          2.1.  Loss Proceeds Account. Upon the occurrence of a Casualty or
                ---------------------
Taking with respect to a Property which results in the aggregate anticipated Loss Proceeds exceeding $10 million, the Lenders shall establish and maintain with the Collateral Agent (or such other financial institution as shall be selected by the Lenders) as a separate account for the benefit of the Lenders an account (the "Loss Proceeds Account") for the deposit of Loss Proceeds which are
              ---------------------
required to be deposited into the Loss Proceeds Account pursuant to this Agreement. Funds in the Loss Proceeds Account shall not be commingled with any other monies at any time. The Loss Proceeds Account shall be in the name of the Collateral Agent for the benefit of the Lenders. Amounts contained in the Loss Proceeds Account shall be applied in accordance with Sections 5.17 and/or
                                                     -------------
1.7(c), as the case may be.
------

          2.2. Pledge.
               ------

          (a) The Borrowers hereby grant a first-priority security interest in favor of the Collateral Agent for the benefit of the Lenders in and to the Loss Proceeds and the Loss Proceeds Account as security for the Indebtedness, together with all rights of a secured party with respect thereto. The Borrowers shall execute any additional documents that the Administrative Agent in its reasonable discretion may require and shall provide all other evidence reasonably requested by the Administrative Agent to evidence the Collateral Agent's first-priority security interest in the Loss Proceeds and the Loss Proceeds Account.

          (b) So long as no Event of Default shall be continuing, the Borrowers shall be permitted to direct the investment of the funds from time to time held in the Loss Proceeds Account in Permitted Investments and to sell and reinvest proceeds from the sale or liquidation of Permitted Investments in other Permitted Investments, with all such proceeds and reinvestments to be held in the Loss Proceeds Account; provided, however, that the maturity of an adequate
                           --------  -------
portion of the Permitted Investments on deposit in the Loss Proceeds Account shall be no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn therefrom pursuant to this Agreement. All income and gains from the investment of funds in the Loss Proceeds Account shall be credited to the Loss Proceeds Account. As between the Borrowers and the Lenders, the Borrowers shall treat all income, gains and losses from the investment of amounts in the Loss Proceeds Account as their income or loss for federal, state and local income tax purposes.

          (c) After the Loan and all other Indebtedness have been paid in full, at the request of the Borrowers, the Loss Proceeds Account shall be closed and the balances, if any, therein shall be paid to the Borrowers.

          2.3. Remedies. In addition to other rights and remedies provided the
               --------
Administrative Agent and the Lenders elsewhere in this Agreement and the other Loan Documents, upon the occurrence and during the continuance of an Event of Default, the Lenders may, without notice or liability to the Borrowers, apply any or all Loss Proceeds for the purposes described in Section 1.8.
                                                       -----------
Notwithstanding the foregoing, after the occurrence and during the continuation of an Event of Default, the Administrative Agent may, in its sole discretion, cause all or a portion of the Loss Proceeds to be applied toward payment of operating expenses and/or capital expenditures with respect to the Properties.

                                   ARTICLE III

                              CONDITIONS PRECEDENT
                              --------------------

          3.1. Conditions Precedent to the Loan. This Agreement shall become
               --------------------------------
effective and the Lenders shall be obligated to fund an amount of the Loan equal to the Closing Date Advance Amount on the date that all of the following conditions shall have been satisfied or waived in writing by the Administrative
Agent:

          (A)  Merger Transaction. The Borrowers shall have acquired (or shall
               ------------------
acquire simultaneously with the making of the Loan) in accordance with applicable law sufficient equity interests in the Trust to have sufficient voting rights to unilaterally cause the Trust Merger subsequently to occur (and in any event at least 50% of such equity interests), and the Administrative Agent shall have received reasonable evidence thereof.

          (B)  Loan Documents. The Borrowers shall have executed and delivered
               --------------
to the Lenders and the Administrative Agent this Agreement and the Notes, and the Borrowers and the Restricted Subsidiaries shall have executed and delivered to the Lenders and the Administrative Agent each of the other Loan Documents to which they are a party.

          (C)  UCC Financing Statements. The Borrowers and the applicable
               ------------------------
Restricted Subsidiaries shall have (i) authorized the Administrative Agent to prepare and file such UCC financing statements relating to the Collateral, in such form, as the Administrative Agent shall reasonably request and (ii) executed and delivered such other documents as are required to perfect the Collateral Agent's security interests with respect to the Collateral.

          (D)  Opinions of Counsel. The Administrative Agent shall have received
               -------------------
from outside counsel to the Borrowers and the Members legal opinions in form and substance reasonably satisfactory to the Administrative Agent. Each such legal opinion shall be addressed to the Lenders and their respective successors and assigns and shall be dated the Closing Date.

          (E)  Good Standing. The Administrative Agent shall have received with
               -------------
respect to each Borrower, each Member and each of the Restricted Subsidiaries recent good standing certificates from the applicable Secretary of State.

          (F)  Certified Resolutions, Etc. The Administrative Agent or its
               --------------------------
counsel shall have received a certificate of an officer of each Borrower, each of the Restricted Subsidiaries and each of the Members, dated the Closing Date, certifying (i) as to the names and true signatures of its incumbent officers authorized to sign the Loan Documents to which such Borrower, Member or Restricted Subsidiary, as the case may be, is a party, (ii) as to the form of their respective certificates of formation and operating agreements or other constituent documents as theretofore amended and then in effect, and (iii) as to the resolutions approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, which resolutions shall authorize the actions contemplated by the Loan Documents to be taken by such entities in connection with the making of the Loan.

          (G)  Insurance. The Administrative Agent shall have received
               ---------
certificates of insurance (ACORD Form 27) demonstrating insurance coverage of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth herein. Such certificates shall indicate that the Collateral Agent and the Lenders are named as additional insureds as their interests may appear and each casualty policy of insurance shall contain a loss payee endorsement in favor of the Collateral Agent for the benefit of the Lenders.

          (H)  Closing Statement. The Administrative Agent shall have received a
               -----------------
detailed closing statement from the Borrowers, in a form reasonably acceptable to the Administrative Agent, which includes a complete description of the Borrowers' sources and uses of funds on the Closing Date.

          (I)  No Default or Event of Default. Immediately following the
               ------------------------------
consummation of the Closing, no Default or Event of Default will exist.

          (J)  No Injunction. No law or regulation shall have been adopted, and
               -------------
no order, judgment or decree of any Governmental Authority shall have been issued, which purports to enjoin, prohibit or restrain, or which imposes or results in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of any portion of the Transaction, and no suit shall have been brought which is intended to accomplish the foregoing.

          (K)  Representations and Warranties. The representations and
               ------------------------------
warranties herein and in the other Loan Documents shall be true and correct in all material respects on such date after giving effect to the Closing, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          (L)  Solvency Certificate. The Administrative Agent shall have
               --------------------
received from each Borrower and each Restricted Subsidiary a Solvency Certificate duly executed by a duly authorized officer on behalf of such entity.

          (M)  Transaction Costs. The Borrowers shall have paid all Transaction
               -----------------
Costs for which bills have been submitted (or provided for the direct payment of such Transaction Costs by the Lenders from the proceeds of such Loan).

          (N)  Lien Search Reports. The Administrative Agent shall have received
               -------------------
reports of lien and title searches conducted by search firms acceptable to the Administrative Agent with respect to the Properties, the Borrowers and the Restricted Subsidiaries (and their immediate predecessors), such searches to be conducted in such locations as the Administrative Agent shall have reasonably requested, and such searches shall not disclose any breaches in any of the representations and warranties contained herein in a manner that would be reasonably likely to have a Material Adverse Effect.

          (O)  Revolving Credit Agreement. The Administrative Agent shall have
               --------------------------
received a copy of the Revolving Credit Agreement, which shall be in form and substance satisfactory to the Administrative Agent.

          (P)  Leverage Ratio. The ratio of (x) the aggregate Debt of the
               --------------
Borrowers, the Restricted Subsidiaries and the Operating Partnership after giving effect to the borrowing of the Closing Date Advance Amount to (y) the aggregate fair market value of the Properties, as reasonably determined by the Administrative Agent, shall not exceed 47%.

          (Q)  Secured Trust Debt. The aggregate secured Debt of the Trust and
               ------------------
the Operating Partnership and any Subsidiaries of the Operating Partnership shall not exceed $240 million (for these purposes there shall be disregarded up to $25 million of debt of the Unrestricted Joint Ventures that is guaranteed by the Trust).

          (R)  Trust Assets. The Trust and the Operating Partnership shall have
               ------------
total undepreciated real assets with a book value of not less than $1.75 billion.

          (S)    No Material Adverse Change. On or after the Commitment Date
                 --------------------------
there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange;
(ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;
(iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis or (iv) any change in national or international financial, political or economic conditions if the Administrative Agent, in its sole discretion, determines that the effect of any such event specified in clause (iii) or (iv) would materially impair the value of the Collateral or the value of the Loan. Notwithstanding the foregoing, if (i) the Administrative Agent elects not to permit the Loan to be funded because of the failure to meet the condition precedent described in the preceding sentence and
(ii) within 30 Business Days of the initial occurrence of the first event or condition described in the preceding sentence giving rise to such failure to meet such condition precedent the Administrative Agent determines, in its sole discretion, that (A) in the case of any event or condition specified in clause
(i) or (ii) of the preceding sentence, none of the events or conditions described in the preceding sentence are continuing, unresolved or occurring, and
(B) in the case of any event or condition specified in clause (iii) or (iv) of the preceding sentence, neither the value of the Collateral nor the value of the Loan remain materially impaired, then the Lenders shall from such date once again be obligated to fund the Loan subject to all of the terms and conditions contained herein (other than this Section 3.1(S)). Notwithstanding the foregoing, the Borrowers shall have the right during such 30 Business Day period to solicit alternate financing. If, during such 30 Business Day period, the Borrowers receive a bona fide offer for alternate financing (a "Financing
                    ---- ----                                   ---------
Offer"), the Borrowers may only accept such Financing Offer if the Borrowers
-----
first give the Lenders the option, at the Lenders' sole discretion, to either
(a) fund the Loan subject to all of the terms and conditions contained herein,
(b) provide financing on the terms and conditions of the Financing Offer, or (c) terminate this Loan Agreement and permit the Borrowers to accept such Financing Offer. If the Lenders do not elect option (a) or (b) within 15 days after written notice from the Borrowers, the Lenders shall be deemed to have elected option (c) and this Loan Agreement (other than Section 8.23) shall terminate.
                                               ------------

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          The Borrowers hereby represent and warrant to each Lender, as of the Closing Date and as of the date on which the Borrowers accept the Additional Advances (such acceptance constituting a confirmation of such representations and warranties), as follows:

          4.1.   Merger Agreement Representations. Prior to the Commitment Date,
                 --------------------------------
the Borrowers delivered to the Administrative Agent a true and complete copy of the Merger Agreement and all related agreements. Since the Commitment Date, no amendments or supplements thereto, or other modifications thereof, have been entered into. To the best knowledge of the Borrowers, no default by any party exists under the Merger Agreement or any such related agreement.

          4.2.   Formation; Existence; Qualification; Power. Each of the
                 ------------------------------------------
Members, Borrowers and Restricted Subsidiaries (i) is a duly formed and validly existing limited partnership, limited liability company or corporation in good standing under the laws of its jurisdiction of formation, (ii) is qualified to do business in all states in which it conducts business, the failure of which would cause a Material Adverse Effect, (iii) has the requisite corporate, limited liability company or limited partnership power and authority to own its properties and to carry on its business as now being conducted, (iv) has the requisite corporate, limited partnership or limited liability company power to execute and deliver, and perform its obligations under, the Loan Documents to which it is a party, and (v) has duly executed and delivered the Loan Documents to which it is a party. A list of the Restricted Subsidiaries, the Properties owned by each of them and the identity of their respective equityholder(s) is attached as Schedule 6 hereto.
            ----------

          4.3.   Authorization; No Conflict; Consents and Approvals. The
                 --------------------------------------------------
execution and delivery by each Member, Borrower and Restricted Subsidiary of each Loan Document to which it is a party, its performance of its obligations thereunder and the creation of the security interests and Liens granted by it pursuant to this Agreement and the other Loan Documents to which it is a party and the consummation of the Transaction (i) have been duly authorized by all requisite limited partnership, limited liability company or corporate action,
(ii) will not violate (A) their respective formation documents, or (B) any provision of any Legal Requirements or Environmental Laws, any order of any court or other Governmental Authority, or, except as set forth in Schedule 7,
                                                                  ----------
any material agreement or other instrument to which any of them is a party or by which any such entity is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever (other than Permitted Liens) upon any of the property or assets of any such entity pursuant to, any such material agreement or instrument. Other than those obtained or filed on or prior to the Closing Date, no such party is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency or court in connection with or as a condition to the execution, delivery or performance of this Agreement or the other Loan Documents.

          4.4.   Enforceability. This Agreement, the Notes and each other Loan
                 --------------
Document are the legal, valid and binding obligations of the Borrowers, the Members and the Restricted Subsidiaries that are parties thereto, enforceable against such Persons (as applicable) in accordance with their respective terms, subject to applicable bankruptcy, insolvency, and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. This Agreement, the Notes and the other Loan Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by any Borrower (including the defense of usury), and no Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

          4.5.   Solvency. On the Closing Date and on the date of the Additional
                 --------
Advances, in each case after giving effect to the transactions contemplated hereby, the fair salable value of each Borrower's assets will exceed such Borrower's total liabilities (including, without limitation, subordinated, unliquidated, disputed and contingent liabilities). On the Closing Date and on the date of the Additional Advances, in each case after giving effect to the transactions contemplated hereby, neither Borrower's assets will constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Neither Borrower intends to, or believes that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature.

          4.6.   Use of Proceeds; Margin. The Borrowers will use the proceeds of
                 -----------------------
the Loan for the purposes described in Section 1.1(b). The aggregate fair market
                                       -------------
value of the Properties owned by Calwest (excluding the Trust, the Operating Partnership and the Properties owned by the Operating Partnership), as reasonably determined by Calwest, is not less than $2.3 billion.

          4.7.   No Default or Event of Default. No Default or Event of Default
                 ------------------------------
exists or will exist after giving effect to this Agreement.

          4.8.   No Material Misrepresentation. The information provided to
                 -----------------------------
Administrative Agent by the Borrowers, the Members and their respective affiliates relating to the Borrowers, the Restricted Subsidiaries, the Operating Partnership and the Properties does not contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          4.9.   Financial Information. The combined/consolidated financial
                 ---------------------
statements included in the Financial Information fairly present, in conformity with GAAP, the financial position of the Borrowers and of the Operating Partnership. Since the date of the most recent balance sheet preceding the Closing Date included in such financial statements, there has been no material adverse change in the business, financial position or results of operation of the Borrowers and their Subsidiaries, taken as a whole, or of the Trust and the Operating Partnership, taken as a whole.

          4.10.  Pending and Threatened Litigation. There is no action, suit or
                 ---------------------------------
proceeding pending against, or to the knowledge of the Borrowers threatened against or affecting, any Borrower, Restricted Subsidiary or the Operating Partnership before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would reasonably be likely to have a Material Adverse Effect.

          4.11.  Compliance with Laws. The Properties, and the Borrowers', the
                 --------------------
Restricted Subsidiaries' and the Operating Partnership's use thereof and operations thereat, comply with all applicable Legal Requirements (including, without limitation, building and zoning ordinances and codes) and all applicable Insurance Requirements, except for such noncompliance as would not have a Material Adverse Effect. None of the Borrowers, the Restricted Subsidiaries or the Operating Partnership is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, except as would not have a Material Adverse Effect.

          4.12.  Liens; Other Properties. The Borrowers, the Restricted
                 -----------------------
Subsidiaries and the Operating Partnership have good and marketable title to the Properties and all related personal property free and clear of all Liens and other adverse claims of any nature, except for Permitted Liens and matters that would not result in a Material Adverse Effect. Except for the

Properties, none of the Borrowers, the Restricted Subsidiaries or the Operating Partnership owns any real estate or other material assets.

          4.13. Material Agreements. None of the Borrowers, the Restricted
                -------------------
Subsidiaries or the Operating Partnership is in default under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound, except for such defaults as could not result in a Material Adverse Effect.

          4.14. Taxes. Each Borrower, each Restricted Subsidiary and the
                -----
Operating Partnership has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing (or necessary to preserve any Liens under the Loan Documents in favor of the Collateral Agent), by it, except as would not be reasonably likely to have a Material Adverse Effect. At the Closing Date, (i) neither Borrower is aware of any proposed tax assessments against it or any of its Subsidiaries or against the Operating Partnership and (ii) no extension of time for assessment or payment by either Borrower of any federal, state or local tax is in effect, except as would not be reasonably likely to have a Material Adverse Effect.

          4.15. Government Regulation. None of the Borrowers, the Restricted
                ---------------------
Subsidiaries or the Operating Partnership is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act, each as amended. In addition, none of the Borrowers, the Restricted Subsidiaries or the Operating Partnership is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or an entity controlled by such a company, or (ii) a "holding company", or a "Subsidiary company" of a "holding company" or an "affiliate" of a "holding company," or of a "Subsidiary" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.16. No Bankruptcy Filing. None of the Borrowers, the Restricted
                --------------------
Subsidiaries or the Operating Partnership is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation pursuant to any such laws of all or a major portion of its assets or property. Neither Borrower has knowledge of any Person contemplating the filing of any such petition against it, against any Restricted Subsidiary or against the Operating Partnership.

          4.17. Other Debt. Other than the Permitted Debt, none of the
                ----------
Borrowers, the Restricted Subsidiaries or the Operating Partnership has outstanding any Debt. The provisions of the Permitted Debt do not preclude the incurrence by any Borrower or Restricted Subsidiary of any Debt, except as set forth in Schedule 5.
         ----------

          4.18. Condemnation. Except as may have been disclosed to the
                ------------
Administrative Agent prior to the Commitment Date, no Taking has been commenced or, to Borrower's actual knowledge, is contemplated with respect to all or any material portion of any Property or for the relocation of roadways providing access to any Property, except as would not be reasonably likely to have a Material Adverse Effect.

          4.19. Utilities and Public Access. The following statements are
                ---------------------------
accurate with respect to each Property except to the extent their being inaccurate is not reasonably likely to have a Material Adverse Effect:

          (i) such Property has adequate rights of access to public ways and is served by water, electric, sewer, sanitary sewer and storm drain facilities;

          (ii) all public utilities necessary to the continued use and enjoyment of such Property as presently used and enjoyed are located in the public right-of-way abutting the premises or in areas ("Easement Areas")
                                                             --------------
     that are the subject of access easement agreements which benefit such Property;

          (iii) all such utilities are connected so as to serve such Property without passing over other property other than Easement Areas; and

          (iv) all roads necessary for the full utilization of such Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of such Property.

          4.20. Environmental Matters.
                ---------------------

          (a) Each Property is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the applicable Borrower or Restricted Subsidiaries of all environmental, health and safety Permits required in connection with the ownership and operation of the Properties under all Environmental Laws) except where the failure to comply with such laws or to possess such Permits is not reasonably likely to result in a Material Adverse Effect.

          (b) There is no Environmental Claim pending or, to the actual knowledge of the Borrowers and the Restricted Subsidiaries, threatened, except as is not reasonably likely to result in a Material Adverse Effect.

          (c) To the Borrowers' knowledge, there have not been and are no past or present Releases of any Hazardous Substance affecting any Property that is reasonably likely to form the basis of any Environmental Claim, except in each case as is not reasonably likely to result in a Material Adverse Effect.

          (d) Without limiting the generality of the foregoing, there is not present at, on, in or under any Property, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint, except in each case as is not reasonably likely to result in a Material Adverse Effect.

          (e) Other than Permitted Liens, no Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to any Property and, to Borrower's actual knowledge, no Governmental Authority has been taking or is in the process of taking any action to subject any Property to Liens (other than Permitted Liens) under any Environmental Law, except in each case as is not reasonably likely to result in a Material Adverse Effect.

          4.21. Assessments. There are no pending or, to Borrower's knowledge,
                -----------
proposed special or other assessments for public improvements affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments, except in each case as are not reasonably likely to result in a Material Adverse Effect.

          4.22. No Joint Assessment; Separate Lots. Except for matters as are
                ----------------------------------
not reasonably likely to have a Material Adverse Effect, none of the Borrowers, the Restricted Subsidiaries or the Operating Partnership has suffered, permitted or initiated the joint assessment of any Property (i) with any other real property constituting a separate tax lot, and (ii) with any portion of any Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such other real property or personal property shall be assessed or levied or charged to any of the Properties as a single Lien, and no Property includes any real property that is part of a tax lot that includes (1) all or any portion of another Property, or (2) any property that is not owned by a Borrower or Restricted Subsidiary.

          4.23. No Prior Assignment. Except for Permitted Liens, there are no
                -------------------
prior assignments of any Revenues of any Borrower, Restricted Subsidiary or the Operating Partnership.

          4.24. Permits; Certificates of Occupancy. The Borrowers and/or the
                ----------------------------------
applicable Restricted Subsidiaries and/or the Operating Partnership have obtained all Permits necessary for the use and operation of each Property, except where the failure to obtain such Permits is not reasonably likely to have a Material Adverse Effect.

          4.25. Physical Condition. To Borrower's actual knowledge, except for
                ------------------
matters that would not be reasonably likely to have a Material Adverse Effect, each Property is free of structural defects and all building systems contained therein are in good working order, subject to ordinary wear and tear.

          4.26. ERISA. None of the Borrowers or the Trust, nor any ERISA
                -----
Affiliate of any of the Borrowers or the Trust, has incurred or could be subject to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The consummation of the transactions contemplated hereby will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA,
Section 4975 of the Code or substantially similar provisions under federal, state or local laws, rules or regulations.

          4.27. Labor Matters. None of the Borrowers or the Restricted
                -------------
Subsidiaries is a party to any collective bargaining agreements.

          4.28. Operating Partnership Liability Amount. No agreements to which
                --------------------------------------
the Operating Partnership or the Trust is a party restrict the amount of Debt that may be incurred by the Operating Partnership and the Trust except as set forth in Schedule 5, and none of such agreements would preclude the Operating
         ----------
Partnership and the Trust from borrowing hereunder in an amount equal to the Operating Partnership Liability Amount.

          4.29. Loan Reduction Amount. The Loan Reduction Amount is the amount
                ---------------------
specified in the Loan Reduction Amount Certification delivered to the Administrative Agent on the Closing Date or on the date of the Additional Advance, as applicable.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS
                              ---------------------

          5.1.  Trust Merger. The Borrowers shall cause the Trust Merger to
                ------------
occur as soon as reasonably possible following the Closing Date. Upon the consummation of the Trust Merger, the Borrowers shall cause the Operating Partnership to borrow the Operating Partnership Advance pursuant to Section
                                                                    -------
1.1(c).
------

          5.2.  Existence; Compliance with Legal Requirements; Insurance;
                ---------------------------------------------------------
Certain Notices. The Borrowers shall (and shall cause the Restricted
---------------
Subsidiaries and the Operating Partnership to) do or cause to be done all things necessary to preserve, renew and keep in full force and effect Borrowers' and the Restricted Subsidiaries' and the Operating Partnership's corporate, limited partnership or limited liability company existence (as applicable) and all rights, licenses, Permits, franchises and other agreements necessary for the continued use and operation of their businesses, and shall comply with all Legal Requirements and Insurance Requirements applicable to them or their Properties, and shall comply with all obligations under the Leases, except for defaults in respect of this sentence which, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. In addition, and whether or not required by law, the Borrowers at all times shall (and shall cause the Restricted Subsidiaries and the Operating Partnership at all times to) maintain, preserve and protect all of Borrowers' and the Restricted Subsidiaries' and the Operating Partnership respective property to the extent necessary for the continued conduct of their respective businesses and maintain the Properties in a good condition except for reasonable wear and use, and from time to time make, or cause to be made, all necessary repairs, renewals, replacements, betterments and improvements thereto, except for defaults in respect of this sentence which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. From and after the Merger, the Borrowers shall cause the Trust to maintain its status as a real estate investment trust for tax purposes.

          5.3.  Impositions and Other Claims. The Borrowers shall (and shall
                ----------------------------
cause the Restricted Subsidiaries and the Operating Partnership to) pay and discharge, or cause to be paid or discharged, all taxes, assessments and governmental charges levied upon any of the Borrowers, the Restricted Subsidiaries, their income or their assets as and when such taxes, assessments and charges are due and payable (including, without limitation, all Impositions), as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in the definition of Permitted Liens. The Borrowers shall (and shall cause the Restricted Subsidiaries and the Operating Partnership to) file all federal, state and local tax returns and other reports that they are required by law to file, unless a valid extension has been filed with respect thereto.

          5.4.  Litigation. The Borrowers shall give prompt written notice to
                ----------
the Administrative Agent of any litigation or governmental proceedings pending or threatened (in writing) against any Borrower or Restricted Subsidiary or the Operating Partnership which is reasonably likely to have a Material Adverse Effect.

          5.5.  General Indemnity. The Borrowers shall indemnify, reimburse,
                -----------------
defend and hold harmless the Administrative Agent, the Collateral Agent and the Lenders and their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") for, from and against any and all
                    -------------------
liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and legal expenses whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Indemnified Parties, in any way relating to or arising out of the making or holding or enforcement of the Loan by the Lenders or the administration of the Loan Documents to the extent resulting, directly or indirectly, from any claim made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any Person other than the parties to this Agreement; provided, however, that no Indemnified Party shall
                           --------  -------
have the right to be indemnified hereunder for its own fraud, bad faith, gross negligence or willful misconduct. The provisions of and undertakings and indemnification set forth in this Section 5.5 shall survive the satisfaction and
                                  -----------
payment in full of the Indebtedness and termination of this Agreement.

          5.6.  Access to Property. The Borrowers shall permit agents,
                ------------------
representatives and employees of the Administrative Agent to inspect the Properties or any part thereof, and/or the books and records of the Borrowers, the Restricted Subsidiaries and the Operating Partnership, at such reasonable times as may be requested by the Administrative Agent upon reasonable advance notice; provided, however, that so long as no Event of Default shall be continuing, no more than one such visit shall be conducted in any calendar quarter.

          5.7.  Notice of Default. The Borrowers shall promptly advise the
                -----------------
Administrative Agent of any change in the Borrowers' financial condition which is reasonably likely to have a Material Adverse Effect, or of the occurrence to the best of the Borrowers' knowledge of any Default or of any Event of Default.

          5.8.  Cooperate in Legal Proceedings. The Borrowers shall cooperate
                ------------------------------
fully with the Administrative Agent and the Lenders as reasonably requested by them with respect to any proceedings before any Governmental Authority which may in any way affect the rights of the Administrative Agent or any Lender hereunder or under any of the Loan Documents and, in connection therewith, the Administrative Agent and any Lender may, at its election, participate or designate a representative to participate in any such proceedings.

          5.9.  Perform Loan Documents. The Borrowers shall observe, perform and
                ----------------------
satisfy and cause the Restricted Subsidiaries to observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by the Borrowers and the Restricted Subsidiaries, and shall pay or cause to be paid when due all costs, fees and expenses required to be paid by them and the Restricted Subsidiaries, in each case under the Loan Documents.

          5.10. Insurance Benefits. The Borrowers shall cooperate with the
                ------------------
Administrative Agent and the Collateral Agent in obtaining for the Collateral Agent and the Lenders the benefits of any Insurance Proceeds lawfully or equitably payable to the Collateral Agent and the Lenders in connection with the Properties owned by the Borrowers or the Restricted Subsidiaries. The Administrative Agent and the Collateral Agent shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including reasonable attorneys' fees and disbursements) out of such Insurance Proceeds or by the Borrowers.

          5.11. Further Assurances. The Borrowers shall, at their sole cost and
                ------------------
expense, from time to time as reasonably requested by the Collateral Agent, execute, acknowledge, record, register, file and/or deliver to the Collateral Agent such other instruments, agreements, certificates and documents as the Administrative Agent may reasonably request to evidence, confirm, perfect and maintain the Liens granted or required to be granted by the Loan Documents, and shall perform all additional acts reasonably requested by the Administrative Agent which are necessary to effect the purposes of the foregoing, and shall cause the Restricted Subsidiaries to comply with the foregoing requirements and their other obligations under this Agreement as if they were parties hereto.

          5.12. Financial Reporting. Borrower will furnish, or cause to be
                -------------------
furnished, to the Administrative Agent:

          (a)   Annual Financial Statements. As soon as available and in any
                ---------------------------
event within 120 days after the close of each fiscal year, a combined/consolidated balance sheet of the Borrowers and the Restricted Subsidiaries and the Operating Partnership as at the end of such year, together with related combined/consolidated statements of income and members capital for such fiscal year, examined by independent certified public accountants of recognized national standing whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis (except for changes with which such accountants concur) and shall not be qualified as to the scope of the audit or as to the status of Borrower as a going concern. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an internally prepared operating statement, on both an aggregate and a Subsidiary-by-Subsidiary basis.

          (b)   Monthly Reports. Within 45 days after the end of each calendar
                ---------------
month, the Borrowers will provide a monthly reporting package containing monthly and year-to-date operating statements, updated rent rolls and updated occupancy statements, each in form reasonably agreed by the Borrowers and the Administrative Agent from time to time, together with such other information as the Administrative Agent shall reasonably request.

          5.13. [Intentionally Omitted].
                ---------------------

          5.14. Conduct of Business. The Borrowers shall operate or cause to be
                -------------------
operated each Property at all times in a manner consistent with at least the standard of operation of the Properties as of the Closing Date.

          5.15. Assignment or Participation of Note. Subject to Section 8.9, in
                -----------------------------------             -----------
the event that any Lender notifies the Borrowers that a sale of any of the Notes or any portion thereof (an "Assignment"), or a sale of a participation interest
                            ----------
in any of the Notes (a "Participation"), to another party is desirable, then,
                        -------------
subject to Section 8.9, the Borrowers agree reasonably to cooperate with the
           -----------
Administrative Agent and such Lender in order to effectuate such Assignment or Participation.

          5.16. Insurance.
                ---------

          (a) The Borrowers shall obtain and maintain (or cause the Restricted Subsidiaries to obtain and maintain, as applicable) with respect to each Property for the mutual benefit of the Borrowers, the Restricted Subsidiaries and the Collateral Agent for the benefit of the Lenders at all times, the following policies of insurance:

          (i) insurance against loss or damage by standard perils included within the classification "All Risks of Direct Physical Loss". Such insurance shall be in an aggregate amount equal to the then full replacement cost of such Property and fixtures (without deduction for physical depreciation); shall have reasonable and customary deductibles (but in any event not in excess of $100,000); shall be paid annually (or in such other frequency as may be approved by the Administrative Agent) in advance (with payment made prior to the date on which coverage would be cancelled in the absence of such payment); shall contain an endorsement providing for the cost of repair or replacement without deduction for depreciation; and shall include an ordinance or law coverage endorsement containing Coverage A: "Loss Due to Operation of Law" (with a minimum liability equal to replacement cost or such lesser amount as is reasonably agreed by the Administrative Agent), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages;

          (ii) flood insurance, if commercially available, if any portion of such Property is located in an area identified by the Federal Emergency Management Agency as a "100 year flood plain", in an amount equal to the full replacement cost or such other amount as shall be approved by the Administrative Agent;

          (iii) commercial general liability insurance which provides coverage for bodily injury, property damage, personal and advertising injury, and also including contractual liability coverage. Such policy shall provide minimum limits per occurrence of not less than $1,000,000 with not less than a $2,000,000 general aggregate for any policy year, with no deductible or self-insured retention in excess of $100,000 per annum. In addition, at least $100,000,000 excess and/or umbrella liability insurance shall be obtained and maintained;

          (iv) rental loss and/or business interruption insurance in an annual aggregate amount equal to the estimated gross revenues from such Property, such insurance to cover the period commencing on the date of any Casualty or Condemnation and ending 18 months following the date on which such Property has been restored, as reasonably determined by the applicable insurer. The amount of such insurance shall be increased from time to time as and when the gross revenues from such Property increase;

          (v) insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from breakdown, in an amount equal to the lesser of replacement cost or $2,000,000;

          (vi) worker's compensation insurance with respect to all employees as and to the extent required by any Governmental Authority or Legal Requirement and employer's liability coverage of at least $1,000,000;

          (vii) during any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of such Property against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as the Administrative Agent may request, in form and substance acceptable to the Administrative Agent;

          (viii) if required by the Administrative Agent, earthquake insurance in an amount equal to a multiple that is between 1.5 and 2.0, inclusive, as determined by the Administrative Agent based on its review of the applicable seismic reports, times the probable maximum loss of such Property, as reasonably determined by the Administrative Agent, or such lesser amount as shall be agreed by the Administrative Agent, with a deductible reasonably approved by the Administrative Agent;

          (ix) if required by the Administrative Agent, windstorm insurance in an amount equal to the probable maximum loss of such Property, and if windstorm is not covered under the all risk deductible, then the deductible for windstorm insurance shall be reasonably approved by the Administrative Agent; and

          (x) such other insurance as may from time to time be reasonably requested by the Administrative Agent, if and to the extent available at commercially reasonable rates.

          (b)     All policies of insurance (the "Policies") required pursuant
                                                  --------
to this Section 5.15:
        ------------

          (i) shall be issued by one or more primary insurers having a claims-paying ability of at least "AA-" or its equivalent by each of the Rating Agencies (A- or better for earthquake insurance), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers having such claims-paying ability ratings (provided that at least 90% of the coverage
                                    --------
     shall be with
     carriers having a claims-paying ability of at least "A-" or the equivalent and all such carriers shall have claims-paying ability ratings of not less than "BBB-");

          (ii) shall be maintained throughout the term of the Loan without cost to any Lender or Agent;

          (iii) with respect to property policies, shall contain a standard noncontributory mortgagee clause (to the extent applicable), and shall name the Collateral Agent on behalf of the Lenders, and its successors and assigns, as first mortgagee and loss payee (to the extent applicable);

          (iv) with respect to liability policies, shall name the Collateral Agent on behalf of the Lenders, and its successors and assigns, as additional insureds;

          (v) with respect to rental or business interruption insurance policies, shall name the Collateral Agent on behalf of the Lenders, and its successors and/or assigns, as loss payee;

          (vi) shall contain an endorsement providing that no party shall be a co-insurer under said Policies unless agreed otherwise by the Administrative Agent with respect to the Borrowers' earthquake insurance coverage, and that the Administrative Agent shall receive at least 30 days' prior written notice of any change in coverage and/or cancellation;

          (vii) shall contain an endorsement providing that no act or negligence of the applicable Borrower or Restricted Subsidiary of a Tenant or other occupant shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned;

          (viii) shall contain a waiver of subrogation against the Lenders and the Agents; and

          (ix) shall contain coverage for terrorism, to the extent policies without a terrorism exclusion (or separate terrorism coverage) are customarily maintained by prudent owners of institutional-quality real estate in the United States or are otherwise available at commercially reasonable rates.

Any policies of insurance maintained by the applicable Borrower or Restricted Subsidiary but not required hereunder shall comply with clauses (iii), (iv),
(v), (vi) and (viii) above.

          (c) The Borrowers shall pay or cause to be paid the premiums for all Policies as the same become due and payable. Certificates of such Policies (on ACORD Form 27 or equivalent, with respect to property insurance, and on ACORD Form 25 or equivalent, with respect to liability insurance) shall be delivered to the Administrative Agent promptly upon request (and, promptly after request following the occurrence of a Casualty the proceeds of which are expected to exceed $50 million, copies of any Policies related to the Casualty loss in question, certified as true and correct by the Borrowers, shall be delivered to the Administrative Agent). Not later than 30 days prior to the date on which coverage would be cancelled in the absence of payment of the applicable premiums, the Borrowers shall deliver to the

Administrative Agent evidence, reasonably satisfactory to the Administrative Agent, of its renewal.

          (d)   The foregoing requirements contained in this Section 5.16 shall
                                                             ------------
not apply to the Operating Partnership, provided that as soon as practicable
                                        --------
after the Trust Merger, the Operating Partnership and its Restricted Subsidiaries shall obtain insurance coverage that complies with such requirements (and until the Operating Partnership and its Restricted Subsidiaries obtain such insurance coverage, they shall maintain insurance coverage substantially in accordance with their current practice).

          5.17. Casualty and Condemnation.
                -------------------------

          (a) In the event of any Casualty or Taking with respect to any Property the Loss Proceeds from which are reasonably expected to exceed $10 million, the Borrowers shall give prompt notice thereof to the Administrative Agent. At the instruction of the Administrative Agent, the Collateral Agent may
(x) jointly with the Borrowers and/or the applicable Restricted Subsidiary and/or the Operating Partnership settle and adjust any claims, (y) after the occurrence and during the continuation of an Event of Default, settle and adjust any claims without the consent or cooperation of the Borrowers, any Restricted Subsidiary or the Operating Partnership, or (z) allow the applicable Borrower and/or the applicable Restricted Subsidiary and/or the Operating Partnership to settle and adjust any claims; provided, that if no Event of Default has occurred
                              --------
and is continuing, the Borrowers may settle and adjust claims with respect to a Property if such claims are not in excess of $10 million for such Property and such settlement or adjustment is carried out in a competent and timely manner, and the Collateral Agent shall be and hereby is authorized to collect and receipt for any and all Loss Proceeds except to the extent such Loss Proceeds attributable to such Casualty or Taking is less than $10 million. The reasonable out-of-pocket expenses incurred by the Collateral Agent in the adjustment and collection of Loss Proceeds shall become part of the Indebtedness and shall be reimbursed by Borrower to the Administrative Agent upon demand therefor.

          (b) If (x) any Taking or Casualty occurs with respect to a Property owned by Borrower or a Restricted Subsidiary as to which the Loss Proceeds do not exceed $15 million or as to which, in the judgment of the Administrative Agent (which judgment will not be unreasonably withheld or delayed), the affected Property can be restored prior to the expiration of business interruption insurance with respect thereto, and prior to the Maturity Date, to an economic unit not less valuable than existed prior to the Taking or Casualty, or (y) the Administrative Agent otherwise elects to allow Borrower to restore the affected Property, then, provided that no Event of Default shall have occurred and be then continuing, the Loss Proceeds (after reimbursement of any reasonable expenses incurred by the Administrative Agent or the Lenders in connection therewith) after receipt thereof by the Collateral Agent shall be made available by the Collateral Agent, as instructed by the Administrative Agent, to pay or to reimburse the applicable Borrower or Restricted Subsidiary or the Operating Partnership for the cost of restoring, repairing, replacing or rebuilding the affected Property or part thereof subject to the Taking or Casualty, as provided for below; and the Borrowers hereby covenant and agree to commence as promptly as practicable and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that the Borrowers shall
                                    -------- ------
pay all costs of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof (the "Deficient Amount") and, if requested by the
                                   ----------------
Administrative Agent, shall deposit an amount equal to the reasonably anticipated Deficient Amount into the Loss Proceeds Account.

          (c) If the Loss Proceeds from any Casualty or Taking exceed $10 million, such proceeds shall be immediately deposited into the Loss Proceeds Account. If such proceeds are to be made available for restoration pursuant to
Section 5.17(b), such proceeds shall be applied to the cost of restoring,
---------------
repairing, replacing or rebuilding the Property subject to the Casualty or Taking, in the manner set forth below.

          (d) If the Loss Proceeds (after reimbursement of any reasonable expenses incurred by the Agents in connection therewith), if any, are to be made available to the Borrowers pursuant to Section 5.17(b) for the restoring,
                                       ---------------
repairing, replacing or rebuilding of a Property, the Borrowers hereby covenant to restore, repair, replace or rebuild the same to be of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable Legal Requirements and plans and specifications approved in advance by the Administrative Agent, such approval not to be unreasonably withheld. The Borrowers shall pay all costs (and if required by the Administrative Agent, the Borrowers shall deposit the total thereof in the Loss Proceeds Account in advance) of such restoring, repairing, replacing or rebuilding in excess of the Loss Proceeds made available pursuant to the terms hereof.

          (e) In the event that the Borrowers are entitled to reimbursement out of proceeds in the Loss Proceeds Account, such proceeds shall be disbursed at the Borrowers' request (but not more frequently than monthly) upon the Administrative Agent being furnished with (i) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (ii) funds, or assurances reasonably satisfactory to the Administrative Agent that such funds are available, sufficient in addition to the Loss Proceeds to complete the proposed restoration, repair, replacement and rebuilding, and (iii) if the cost of the work would exceed $10 million, such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the Administrative Agent may reasonably require; and the Administrative Agent may, in any event, require that all plans and specifications for restoration, repair, replacement and rebuilding reasonably estimated by the Administrative Agent to exceed $10 million be submitted to and approved by the Administrative Agent prior to commencement of work. No payment made prior to the substantial completion of the restoration, repair, replacement and rebuilding of a Property shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than Loss Proceeds shall be disbursed prior to disbursement of such Loss Proceeds, and at all times, the undisbursed balance remaining in the Loss Proceeds Account, together with any additional funds irrevocably and unconditionally deposited therein or irrevocably and unconditionally committed for that purpose, shall be at least sufficient in the reasonable judgment of the Administrative Agent to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all Liens (other than Permitted Liens).

          5.18. ERISA. Each of the Borrowers will do, or cause to be done, all
                -----
things necessary to ensure that neither such Borrower, the Trust, the Operating Partnership nor any of the Restricted Subsidiaries will be deemed to hold Plan Assets at any time.

                                   ARTICLE VI

                               NEGATIVE COVENANTS
                               ------------------

          Each of the Borrowers covenants and agrees that, until payment in full of the Indebtedness, it will not do directly or indirectly, or permit to be done by any of the Restricted Subsidiaries, any of the following:

          6.1.  Liens on the Properties. Subject to the provisions set forth in
                -----------------------
Section 1.2, incur, create, assume, or permit to exist, any Lien with respect to
-----------
any Property or any other property, income or profits of it or any Restricted Subsidiary, other than Permitted Liens, or any Lien on any equity interest in a Subsidiary.

          6.2.  Ownership and Transfer. Transfer any Property other than in
                ----------------------
compliance with Section 1.7, or Transfer any whole or partial interest in the
                -----------
equity of any Subsidiary of any Borrower or Restricted Subsidiary.

          6.3.  Debt. Incur, create, assume, or be liable in any manner with
                ----
respect to any Debt other than Permitted Debt.

          6.4.  Dissolution; Merger or Consolidation. Dissolve, terminate,
                ------------------------------------
liquidate, merge with or consolidate into another Person or acquire substantially all of the assets of any Person, except for the Trust Merger.

          6.5.  Change in Business. Make any material change in the scope or
                ------------------
nature of its business or operations.

          6.6.  Debt Cancellation. Cancel or otherwise forgive or release any
                -----------------
material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.

          6.7.  Affiliate Transactions. Enter into, or be a party to, any
                ----------------------
transaction with any Affiliate of a Borrower, except on terms which are as favorable to the applicable Borrower or Restricted Subsidiary as would be obtained in a comparable arm's length transaction with an unrelated third party.

          6.8.  Misapplication of Funds. Distribute any Net Liquidation Proceeds
                -----------------------
or Loss Proceeds in violation of the provisions of this Agreement or distribute any Revenues to equityholders (other than to the Borrowers) during the continuance of an Event of Default.

          6.9.  ERISA.
                -----

          (a) Maintain or contribute to, or agree to maintain or contribute to, any employee benefit plan subject to Title IV or Section 302 of ERISA or
Section 412 of the Code.

          (b) Engage in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by the Lender of any of its rights under this Agreement or any other Loan Document) to be a non-exempt prohibited transaction under such provisions.

          6.10. Advances and Investments. Lend money or make advances to any
                ------------------------
Person, or purchase or acquire any stock or securities of, or any other interest in, any Person (other than the acquisition of equity interests in the Trust in connection with the Trust Merger), or acquire any obligations of, or make any capital contribution to, any Person, except, so long as no Event of Default is continuing, for equity investments in and capital contributions to Restricted Subsidiaries which are parties to the Omnibus Subsidiary Guarantee.

          6.11. New Subsidiaries. Create or own an interest in any Subsidiary
                ----------------
unless (i) such Subsidiary is a Restricted Subsidiary, (ii) such Subsidiary has become a party to, and is bound by, the Omnibus Subsidiary Guarantee, and (iii) all of the equity of such Subsidiary has been pledged to the Collateral Agent on behalf of the Lenders to secure the obligations of the owner of such equity pursuant to the Loan Documents, such pledge to be in form and substance reasonably satisfactory to the Administrative Agent.

                                   ARTICLE VII

                                EVENTS OF DEFAULT
                                -----------------

          7.1.  Event of Default. The occurrence of any one or more of the
                -----------------
following events shall be an "Event of Default" hereunder:
                              ----------------
          (i) if the Borrowers fail to pay on any Payment Date the aggregate accrued and unpaid interest then due hereunder and such failure continues for two Business Days; or if the Borrowers fail to pay on any Payment Date any amount of principal then due hereunder (it being understood that the Notes are all cross-defaulted for all purposes hereunder);

          (ii) if the Borrowers fail to pay any amount payable pursuant to this Agreement or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be (other than as set forth in clause (i) above), or fail to make any required deposit in the Loss Proceeds Account, and such failure continues for five Business Days beyond the due date thereof;

          (iii) if any representation or warranty made herein or in any other Loan Document shall be false in any material respect as of the date such representation or warranty was made or deemed to be made;

               (iv) if a receiver, liquidator or trustee shall be appointed for any Borrower or Restricted Subsidiary, or if Borrower or any Restricted Subsidiary shall make an assignment for the benefit of creditors or be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower or any such Restricted Subsidiary or if any proceeding for the dissolution or liquidation of any Borrower or Restricted Subsidiary shall be instituted; provided, however, that if such appointment,
                               --------  -------
          adjudication, petition or proceeding is involuntary and not consented to by any Borrower or Restricted Subsidiary, as the case may be, upon the same not being discharged, stayed or dismissed within 60 days;

               (v) if any Borrower or Restricted Subsidiary is in default of any provision of Article VI or Section 5.18;
                           ----------    ------------

               (vi) if any Borrower or Restricted Subsidiary shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement, any Note or any of the other Loan Documents for 30 days after notice to the Borrowers from the Administrative Agent, provided, however, that if such Default is susceptible of cure but
          --------  -------
          cannot reasonably be cured within such 30-day period and the Borrowers shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for the Borrowers in the exercise of due diligence to cure such Default, but in no event shall such cure period exceed 90 days after the original notice from the Administrative Agent;

               (vii) if one or more final, nonappealable judgments or decrees shall be entered against any Borrower or Restricted Subsidiary for which the creditors have recourse against any Borrower or Restricted Subsidiary personally of $5,000,000 or more in the aggregate for all such judgments and decrees collectively (for purposes of this paragraph, there shall be disregarded that portion of any judgment to the extent it is reasonably anticipated that such Borrower or Restricted Subsidiary will be reimbursed therefor from the proceeds of insurance);

               (viii) if any events or conditions shall occur after the Closing
          (a) which result in the acceleration of Debt of any Borrower or Restricted Subsidiary ("Actual Accelerated Debt") and/or (b) which,
                                  -----------------------
          despite the absence of actual acceleration, would then permit the acceleration of such Debt and, in the case of this clause (b), the event or conditions giving rise to such permitted acceleration are not rectified within 30 days of their onset and such Debt is not actually accelerated during such 30-day period (any such Debt not accelerated during such 30-day period, "Potential Accelerated Debt"); provided,
                                      --------------------------    --------
          however, that no Event of Default shall be deemed to arise under this
          -------
          paragraph until the aggregate principal amount of all Actual Accelerated Debt and all Potential Accelerated Debt is $20,000,000 or greater;

               (x) if a Change of Control of any Borrower or Restricted Subsidiary shall occur;

          (xi) if at any time the outstanding principal balance of the Revolving Credit Loans exceeds the Maximum Revolving Credit Loan Amount (other than inadvertant violations of this clause (xi) that are promptly cured); or

          (xii) if the Trust Merger shall not have occurred in accordance herewith prior to the initial Maturity Date (before giving effect to any extensions thereof);

then, upon the occurrence of any such Event of Default and at any time thereafter during the continuance thereof, the Administrative Agent or its permitted successors or assigns may, by written notice to the Borrowers, in addition to any other rights or remedies available pursuant to this Agreement, the Notes and the other Loan Documents, at law or in equity, declare by written notice to the Borrowers the entire Indebtedness to be immediately due and payable whereupon the Indebtedness shall so become due and payable, and may enforce or avail itself of any and all rights and remedies provided in the Loan Documents and applicable law against the Borrowers, the Restricted Subsidiaries and the Properties (including, without limitation, all rights and remedies available at law or in equity); provided, however, that, notwithstanding the
                                --------  -------
foregoing, if an Event of Default specified in paragraphs 7.1(iv) shall occur,
                                                          -------
then the Notes and the entire Indebtedness shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or any Lender.

          7.2.  Remedies.
                --------

          (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers and other remedies available to the Collateral Agent and the Lenders against the Borrowers and the Restricted Subsidiaries under this Agreement, the Note, or any of the other Loan Documents or applicable law, at law or in equity, shall be exercised by the Administrative Agent upon the written request and direction of the Required Lenders at any time and from time to time, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not the Collateral Agent, the Administrative Agent or the Lenders shall have commenced any foreclosure proceeding or other action for the enforcement of their rights and remedies under any of the Loan Documents with respect to all or any portion of the Collateral. Any actions taken by the Administrative Agent for the benefit of the Lenders shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Administrative Agent shall be directed by the Required Lenders or, absent such direction, as Administrative Agent may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Collateral Agent, the Administrative Agent or the Lenders permitted by law, equity or as set forth herein or in the other Loan Documents.

          (b) In the event of the foreclosure or other action by the Administrative Agent, the Collateral Agent or the Lenders to enforce their remedies in connection with all or any portion of the Properties, the Administrative Agent or the Lenders shall apply all Net Liquidation Proceeds received to repay the Indebtedness in accordance with Section 1.8, the
                                                      -----------
Indebtedness shall be reduced to the extent of such Net Liquidation Proceeds and the remaining portion of the Indebtedness shall remain outstanding, it being understood and agreed by the Borrowers that the Borrowers are liable for the repayment of all the Indebtedness; provided, however, that at Administrative
                                   --------  -------
Agent's election, the Notes shall be deemed to have been accelerated only to the extent of the Net Proceeds actually received by the Lenders with respect to the Properties and applied in reduction of the Indebtedness.

     (c) Upon the occurrence of any Event of Default, the Administrative Agent and/or the Collateral Agent may for the benefit of the Lenders, but without any obligation to do so and without notice to or demand on the Borrowers and without releasing the Borrowers from any obligation hereunder, take any action to cure such Event of Default. The Administrative Agent and the Collateral Agent are each authorized to enter upon any or all of the Properties owned by the Borrowers and the Restricted Subsidiaries for such purposes or appear in, defend, or bring any action or proceeding to protect their interests in such Properties or to foreclose their Liens or collect the Indebtedness. The costs and expenses incurred by the Administrative Agent and/or the Collateral Agent in exercising rights under this paragraph (including reasonable attorneys' fees to the extent permitted by law), with interest at the Default Rate for the period after notice from the Administrative Agent or Collateral Agent that such costs or expenses were incurred to the date of payment to the Administrative Agent and/or the Collateral Agent, shall constitute a portion of the Indebtedness and shall be due and payable to the Administrative Agent and/or the Collateral Agent within five Business Days after demand therefor.

     7.3. Remedies Cumulative. The rights, powers and remedies of the Collateral
          -------------------
Agent, the Administrative Agent and the Lenders under this Agreement shall be cumulative and not exclusive of any other right, power or remedy that any of said Persons may have against the Borrowers and the Restricted Subsidiaries pursuant to this Agreement or the other Loan Documents executed by or with respect to the Borrowers, existing at law or in equity or otherwise. The Administrative Agent's, the Collateral Agent's, and the Lenders' rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as any of said Persons may determine in their sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed by the Administrative Agent, the Collateral Agent or the Administrative Agent to be expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, the Administrative Agent and each Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim to the extent the Administrative Agent or such Lender deems necessary.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1. Survival. This Agreement and all covenants, agreements,
          --------
representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by the Lenders of the Loan hereunder and the execution and delivery by Borrower to the Lenders of the Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid or such longer period as is set forth herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrowers, shall inure to the benefit of Lenders and their successors and assigns. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holders of the Note, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

     8.2. Administrative Agent's and Lenders' Discretion. Whenever pursuant to
          ----------------------------------------------
this Agreement, the Administrative Agent or one or more Lenders exercise any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Administrative Agent or one or more Lenders, the decision of the Administrative Agent or such Lender or Lenders to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of the Administrative Agent or such Lender or Lenders and, if to be made in such sole discretion, shall be final and conclusive. Borrower acknowledges that the Administrative Agent may enter into agreements with other Lenders that would condition its approval or other rights hereunder on the consent of the Required Lenders.

     8.3. GOVERNING LAW.
          -------------

     (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. BORROWER HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (ii) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

     8.4. Modification; Waiver in Writing. Neither this Agreement nor any other
          -------------------------------
Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of the Lenders be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by the Required Lenders; provided, that no such amendment, change, waiver, discharge, termination,
--------
consent or approval shall (i) without the consent of each Lender, extend the scheduled maturity (including the final maturity) of the Loan, or reduce the rate or extend the time of payment of interest or fees in respect of the Loan or reduce or increase the principal amount of the Loan, or (ii) without the consent of each Lender, reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or (iii) without the consent of each Lender, consent to the assignment or transfer by Borrower of any of its rights or obligations under (or in respect
of) this Agreement. No provision of Article IX may be amended without the
                                    ----------
consent of the Agents.

     8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of
          ------------------
Administrative Agent, the Collateral Agent, or any Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under this Agreement, the Note, any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Notes or any other Loan Document, neither the Administrative Agent, the Collateral Agent, nor the Lenders shall be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

     8.6. Notices. All notices, consents, approvals and requests required or
          -------
permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed (i) if to any Lender, at its address set forth on the first page hereof or such other address as may be provided to Administrative Agent and the Borrowers by notice from time to time, (ii) if to Administrative Agent, at its address set forth on the first page hereof,
Attention: J. Theodore Borter, (iii) if to the Collateral Agent at its address set forth on the first page hereof, Attention: Mary Collier, and (iv) if to the Borrowers, at its address set forth on the first page hereof, Attention:
Christopher L. Hughes, or, in any such case, at such other address and to such other Person as shall be designated from time to time by any party hereto in a written notice to the other parties hereto in the manner provided for in this
Section 8.6. Copies of all notices, consents, approvals and requests directed to
-----------
the Administrative Agent shall also be delivered to Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, Attention: Michael Weinberger, Esq. Copies of all notices, consents, approvals and requests directed to the Borrowers shall also be delivered to Orrick Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California 94111, Attention:
William G. Murray, Jr. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, the earlier of the time delivered or five Business Days after mailing; or in the case of expedited prepaid delivery and telecopy, on the Business Day after the same was sent. All notices hereunder sent by facsimile transmission shall be deemed sufficiently served or given for all purposes hereunder upon transmission as confirmed by the sender's verified facsimile transmission or certified facsimile activity report, provided that such
                                                     --------
transmission is promptly followed by another form of notice allowed by this
Section 8.6. A party receiving a notice which does not comply with the technical
-----------
requirements for notice under this Section 8.6 may elect to waive any
                                   -----------
deficiencies and treat the notice as having been properly given.

           8.7.  TRIAL BY JURY. EACH PARTY HERETO, TO THE FULLEST EXTENT THAT IT
                 -------------
MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS.

           8.8.  Headings. The Article and Section headings in this Agreement
                 --------
are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

           8.9.  Assignment and Participation.
                 ----------------------------

           (a) The Borrowers may not sell, assign or transfer any interest in the Loan Documents or any portion thereof (including, without limitation, the Borrowers' rights, title, interests, remedies, powers and duties hereunder and thereunder). Each Lender shall have the right from time to time in its discretion to make one or more Assignments and/or Participations to any party; provided, however, that in the event Goldman Sachs Mortgage Company is at any time a Lender and makes an assignment hereunder, it shall continue to serve as Administrative Agent, subject to Section 9.9. After the effectiveness of any
                                 -----------
Assignment or Participation, the Lender conveying the Assignment or Participation shall provide notice to the Borrowers of the identity and address of the assignee or participant lender. Notwithstanding anything in this Agreement to the contrary, after an Assignment, the assigning Person (in addition to the assignee) shall continue to have the benefits of any indemnifications and rights contained herein which such assigning Lender had prior to such assignment.

           (b)   If, pursuant to this Section 8.9, any interest in this
                                      -----------
Agreement or any Note is transferred to any transferee that is not a U.S. Person, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to furnish to the transferor Lender either Form W-8BEN or Form W-8ECI or any other form in order to establish an exemption from, or reduction in the rate of, U.S. withholding tax on all interest payments hereunder, and (ii) to agree (for the benefit of Lender and Borrower) to provide the transferor Lender a new Form W-8BEN or Form W-8ECI or any forms reasonably requested in order to establish an exemption from, or reduction in the rate of, U.S. withholding tax upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

           8.10. Severability. Wherever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

           8.11. Preferences. The Administrative Agent shall have the continuing
                 -----------
and exclusive right to apply or reverse and reapply any and all payments by the Borrowers to any portion of the obligations of the Borrowers hereunder and under the Loan Documents to correct any errors. To the extent the Borrowers make a payment or payments to the Administrative Agent or the Lenders for the Borrowers' benefit hereunder or under any other Loan Document, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Administrative Agent or the Lenders.

           8.12. Waiver of Notice. The Borrowers shall not be entitled to any
                 ----------------
notices of any nature whatsoever from the Administrative Agent, any Lender or the Collateral Agent except with respect to matters for which this Agreement or the other Loan Documents expressly provide for the giving of notice by such Person to the Borrowers and except with respect to matters for which the Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. To the extent permitted by applicable Legal Requirements, each Borrower hereby expressly waives the right to receive any notice from the Administrative Agent, each Lender and Collateral Agent with respect to any matter for which this Agreement or the other Loan Documents does not expressly provide for the giving of notice by any one or more of such Persons to the Borrowers. Except as otherwise expressly provided herein, no notice to or demand on the Borrowers, or waiver of any provision hereof, shall entitle the Borrowers to any other or future notice or demand or waiver in the same, similar or other circumstances.

           8.13. Remedies of Borrower. In the event that a claim or adjudication
                 --------------------
is made that the Administrative Agent, the Collateral Agent, or any of the Lenders or their agents has unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, any of such Persons has an obligation to act promptly, each Borrower agrees that no such Person shall be liable for any monetary damages, and the Borrowers' sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.

           8.14. Exhibits and Schedules Incorporated. The Exhibits and Schedules
                 -----------------------------------
attached hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

           8.15. Offsets, Counterclaims and Defenses. Each Borrower hereby
                 -----------------------------------
waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by the Administrative Agent, the Collateral Agent, or any Lender arising out of or in any way connected with the Note, this Agreement, the other Loan Documents or the Indebtedness. Any assignee of any Lender's interest in and to this Agreement, the Note, and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Agreement, the Notes and the other Loan Documents which the Borrowers may otherwise have against any assignor of rights under this Agreement, the Note, the Mortgages and the other Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by the Borrowers in any action or proceeding brought by any such assignee upon this Agreement, any of the Note, or the other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly and irrevocably waived by the Borrowers.

           8.16. No Joint Venture. Nothing in this Agreement is intended to
                 ----------------
create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between the Borrowers and any of the Lenders or the Administrative Agent, nor to grant the Administrative Agent or any of the Lenders any interest in the Properties other than that of mortgagee, secured party or lender.

           8.17. Waiver of Marshaling of Properties Defense. Each Borrower
                 ------------------------------------------
waives all rights to a marshaling of the assets of such Borrower, and others with interests in the Borrowers, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of the Collateral Agent, the Administrative Agent and the Lenders under the Loan Documents to a sale of any Property subject to a Mortgage hereunder for the collection of the Indebtedness without any prior or different resort for collection, or the right of the Lenders to the payment of the Indebtedness out of the Net Proceeds of the Properties in preference to every other claimant whatsoever.

           8.18. [Intentionally Omitted].
                  ---------------------

           8.19. Conflict; Construction of Documents. In the event of any
                 -----------------------------------
conflict between the provisions of this Agreement and the provisions of the Notes or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

           8.20. Brokers and Financial Advisors. Each of the Borrowers and the
                 ------------------------------
Lenders hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. The Borrowers, on the one hand, and the Lenders, on the other, each hereby agree to indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 8.20 shall
                                                         ------------
survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

           8.21. Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

           8.22. Estoppel Certificates. The Borrowers hereby agree at any time
                 ---------------------
and from time to time, upon not less than 5 days' prior written notice by the Administrative Agent, to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), specifying the amount of the Principal Indebtedness, and stating whether or not, to the knowledge of the Borrowers, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default.

           8.23. Payment of Expenses; Mortgage Recording Taxes. The Borrowers
                 -------------------  ------------------------
shall pay all Transaction Costs, which shall include, without limitation, reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders and the Collateral Agent (including reasonable attorneys' fees and expenses) in connection with (i) the underwriting of the Loan, (ii) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein,
(iii) the creation, perfection, protection or continuation of the Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches or mortgages or UCC financing statements, title insurance premiums and filing and recording fees, third party due diligence expenses for the Properties plus travel expenses and accounting firm fees), (iv) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents, (v) the Borrowers' compliance with the terms of the Loan Documents and (vi) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein.

           8.24. Right of Set-off. In addition to any rights now or hereafter
                 ----------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Lenders are authorized at any time and from time to time, subject to the prior approval of the Required Lenders, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by a Lender (including, without limitation, branches, agencies or Affiliates of a Lender wherever located) to or for the credit or the account of the Borrowers against the obligations and liabilities of the Borrowers to the Lenders hereunder, under the Notes or under the other Loan Documents or otherwise, irrespective of whether a Lender or the Administrative Agent shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto.

           8.25. Exculpation of Administrative Agent and Lenders. Neither the
                 -----------------------------------------------
Administrative Agent nor any Lender undertakes or assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform the Borrowers or any third party of (a) the existence, quality, adequacy or suitability of appraisals of any of the Properties or other Collateral, (b) any environmental report, or (c) any other matters or items, including, but not limited to, engineering, soils and seismic reports which are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Administrative Agent or any Lender, is solely for the purpose of protecting Administrative Agent's and the Lenders' rights under the Loan Documents, and shall not render Administrative Agent or any Lender liable to the Borrowers or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

            8.26. Exculpation of CALPERS. CALPERS shall have no liability under
                  ----------------------
the Loan Documents under any circumstances except in connection with its pledge of its membership interest in Calwest pursuant to the Parent Pledge Agreement.

                                   ARTICLE IX

                                     AGENTS
                                     ------

            9.1.  Appointment and Authorization of Collateral Agent and
                  -----------------------------------------------------
Administrative Agent. Each Lender hereby appoints and designates LaSalle Bank
--------------------
National Association as Collateral Agent and Goldman Sachs Mortgage Company as Administrative Agent, and each Lender hereby authorizes each such Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, no Agent shall have any duties or responsibilities except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist on the part of any Agent.

            9.2.  Delegation of Duties. Each Agent may execute any of its
                  --------------------
respective duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible to the Lenders or the Borrowers for the negligence or misconduct of any agent, employee or attorney-in-fact that it selects with reasonable care.

            9.3.  Liability of Agents. Neither any Agent, its respective
                  -------------------
Affiliates, nor their respective officers, directors, employees, agents, or attorneys-in-fact (all of the foregoing being collectively referred to as the "Agent-Related Persons") shall (a) be liable for any action taken or omitted to
 ---------------------
be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any its Affiliates or officers, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder, or (c) be responsible for the enforceability of the Loan Documents. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any Affiliates thereof. Each Agent agrees to promptly furnish to each Lender copies of all financial statements and other certificates, reports, papers, documents or notices received by it hereunder in its capacity as an Agent.

          9.4.   Reliance by Agents.
                 ------------------

          (a)    Generally. Each Agent shall be entitled to rely, and shall be
                 ---------
fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected and indemnified in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b)    Conditions Precedent. For purposes of determining compliance
                 --------------------
with the conditions specified in Article III, each Lender that has executed this
                                 -----------
Agreement or become a Lender pursuant to Section 8.9 shall be deemed, by
                                         -----------
execution of this Agreement or by so becoming a Lender, as the case may be, to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders on or prior to the later of (i) the date of this Agreement and (ii) the date such Lender becomes a party to this Agreement, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect or such Lender shall not have made available to the Administrative Agent the Lender's ratable portion of such borrowing.

          9.5.   Notice of Default. No Agent shall be deemed to have knowledge
                 -----------------
or notice of the occurrence of any Default or Event of Default, except that the Administrative Agent shall be deemed to have such knowledge or notice (i) with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, and (ii) if the Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default" (and the Collateral Agent shall be deemed to have such knowledge if so informed by the Administrative Agent). In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Lenders.

          9.6.   Credit Decision. Each Lender expressly acknowledges that none
                 ---------------
of the Agent-Related Persons has made any representation or warranty to such Lender and that no act by any Agent hereinafter taken, including any review of the affairs of the Borrowers, or any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that such Lender has, independently and without reliance upon such Agent and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the Properties and the creditworthiness of the Borrowers and all applicable Legal Requirements relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the Properties and the creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by any Agent, such Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the Properties, the Borrowers or any Affiliate of the Borrowers which may come into the possession of any of the Agent-Related Persons.

          9.7.   Indemnification. The Lenders shall indemnify upon demand the
                 ---------------
Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expense and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loan) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no
                                                  --------  -------
Lender shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand (to the extent such Agent is not reimbursed upon demand by the Borrowers, unless such Agent is legally restricted from making such demand upon the Borrowers, in which case demand need not be made upon the Borrowers) for its ratable share of any costs or out-of-pocket expenses (including attorneys' fees and expenses, including the allocated fees of in-house counsel) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrowers. Without limiting the generality of the foregoing, if the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that such Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify such Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to such Agent under this Section 9.7, together with all costs, expenses and
                      -----------
attorneys' fees (including
allocated costs for in-house legal services). The obligation of the Lenders in this Section 9.7 shall survive the payment of the Indebtedness.
     -----------

          9.8.  Agent in Individual Capacity. The Administrative Agent and
                ----------------------------
LaSalle Bank National Association (and any other parties that may hereafter serve as an Agent), and each of their respective Affiliates, may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with, the Borrowers and their Affiliates as though the Administrative Agent or LaSalle Bank National Association (or any other such entity) were not an agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that pursuant to such activities, the Administrative Agent, LaSalle Bank National Association and/or their respective Affiliates may receive information regarding the Borrowers and their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers and/or such Affiliates), and acknowledge that the Administrative Agent, LaSalle Bank National Association and their respective Affiliates shall be under no obligation to provide such information to the Lenders. With respect to its Loan, any Lender that is also an Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though each of them were not an Agent, and the terms "Lender" and "Lenders" shall include any Lender that serves as an Agent, in its individual capacity.

          9.9   Successor Agents. The Collateral Agent may be removed by the
                ----------------
Required Lenders with or without cause upon 30 days' notice to such Agent, the Administrative Agent may be removed by the Lenders holding at least 66 2/3% of the aggregate Principal Indebtedness outstanding at such time with or without cause upon 30 days' notice to the Administrative Agent, and any Agent may resign from the performance of all its duties and responsibilities hereunder and under the other Loan Documents upon 30 days' notice to the Lenders and the Borrowers, provided that Goldman Sachs Mortgage Company may not resign as Administrative
--------
Agent prior to the commencement of the first Extension Term, and any such resignation by Goldman Sachs Mortgage Company shall not be effective unless it is approved by Lenders holding at least 66 2/3% of the aggregate Principal Indebtedness. Upon the giving of either such notice and, if applicable, the granting of such consent, the Required Lenders shall appoint a successor Administrative Agent or Collateral Agent, as the case may be, for the Lenders. If, in the case of the resignation of an Agent, no successor Administrative Agent or Collateral Agent, as the case may be, is appointed prior to the effective date of the resignation of such retiring Agent, the retiring Agent shall appoint, after consulting with the Lenders and the Borrowers, a successor Agent in such capacity. Upon the acceptance of its appointment as successor Agent in such capacity hereunder, a successor Agent shall succeed to all the rights, powers and duties of the retiring or removed Agent in such capacity, and the term "Administrative Agent" or "Collateral Agent", as the case may be, shall mean such successor Administrative Agent or Collateral Agent, as the case may be, and the retiring or removed Agent's rights, powers and duties as Agent in such capacity shall be terminated. The provisions of this Article IX shall
                                                          ----------
continue to inure to the benefit of the Agent that has resigned or been removed as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor Agent has accepted appointment as Agent in the applicable capacity by the date which is 30 days following a retiring Agent's notice of resignation or receipt of notice of removal, the retiring Agent's resignation or removal shall nevertheless be effective and the Required Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent in such capacity as provided for above.

          9.10.  Standard of Care of the Collateral Agent; etc.
                 ---------------------------------------------

          (a) The Collateral Agent agrees for the benefit of the Lenders that it will hold the original Loan Documents it receives as a custodian and shall handle such Loan Documents in accordance with Accepted Practices and the provisions of this Agreement.

          (b) The Collateral Agent shall not be required to take any discretionary actions hereunder except at the written direction of the Person or Persons otherwise authorized in the Loan Documents to take such action or to cause the Collateral Agent to take such action. The Collateral Agent shall not be under any obligation or duty to perform any act which, in the Collateral Agent's sole reasonable judgment, could involve it in expense or liability or to institute or defend any suit in respect thereof, or to advance any of its own monies, unless the Administrative Agent, the Required Lenders or the Borrowers, as the case may be, shall have offered to the Collateral Agent reasonable security or indemnity against such expense, liability, suit or advance.

          (c) The Lenders (ratably) and the Borrowers shall indemnify and hold the Collateral Agent, and its agents, employees, officers, directors, attorneys and Affiliates harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the Collateral Agent in connection with the transactions contemplated hereby, excluding any loss, cost or damage arising as a result of the Collateral Agent's failure to adopt and follow Accepted Practices, gross negligence, fraud, bad faith, willful misconduct or violation of applicable law. The indemnification set forth in this Section 9.10(c) shall survive the
                                      ---------------
satisfaction and payment of the Indebtedness and the termination of the Agreement.

          (d) The Collateral Agent and the Borrowers may deem and treat the payees of the Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Agent and the Borrowers.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER AND ADMINISTRATIVE AGENT:          BORROWERS:

GOLDMAN SACHS MORTGAGE                    CALWEST INDUSTRIAL PROPERTIES, LLC
  COMPANY


By: Goldman Sachs Real Estate             By: RREEF America L.L.C., its manager
       Funding Corp., its
       General Partner
                                              By: ______________________________
                                                  Name:
    By:______________________________             Title:
       Authorized Signatory
       Commitment Percentage: 100%

                                          ROOSTER ACQUISITION CORP.


                                          By: __________________________________
                                              Name:
                                              Title:
COLLATERAL AGENT:

LaSALLE BANK NATIONAL ASSOCIATION


By: ___________________________________
    Name:
    Title:

EXHIBIT A
---------

                                  FORM OF NOTE
                                  ------------

                                 PROMISSORY NOTE

                       CALWEST INDUSTRIAL PROPERTIES, LLC

                                       and

                            ROOSTER ACQUISITION CORP.

$1,225,000,000                                                New York, New York
                                                                [________], 2001

          FOR VALUE RECEIVED, the undersigned CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company, and ROOSTER ACQUISITION CORP., a Maryland corporation (together the "Makers"), jointly and severally promise to
                                    ------
pay to the ------ order of [LENDER], a [________], and its successors and assigns (the holder of this Note from time to time, or any portion hereof, is hereinafter referred to as the "Holder") to such account pursuant to such wiring
                                ------
instruction as the ------ Holder may from time to time designate in writing, the principal amount of ONE BILLION TWO HUNDRED TWENTY FIVE MILLION DOLLARS AND NO CENTS ($1,225,000,000.00), or if less, so much thereof as has been advanced and may be outstanding from time to time (the "Principal Amount"), together with
                                           ----------------
interest thereon and all other amounts payable to the Holder under the Loan Documents with respect to the Loan, such principal, interest and other amounts to be payable as provided in the Loan Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

          This Note is one of the Notes referred to in that certain Loan Agreement, dated as of the date hereof, among the Makers, as the initial borrowers, the Holder, in its capacity as one of the Lenders, Goldman Sachs Mortgage Company, as Administrative Agent, LaSalle Bank National Association, as the Collateral Agent, and the other Lenders from time to time party thereto (as amended, modified or supplemented and in effect from time to time, the "Loan
                                                                        ----
Agreement") and evidences the Loan made by the Holder thereunder. Reference to
---------
the Loan Agreement is hereby made for a statement of the rights of the Holder and the duties and obligations of the Makers, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Makers to pay the principal, interest and other amounts, if any, payable with respect to this Note when due. The Principal Amount shall bear interest at the rates provided for in the Loan Agreement.

          All advances under the Loan made to the Makers pursuant to the Loan Agreement, the respective maturities thereof and all repayments of principal thereof may be endorsed by the Holder upon the schedule hereto attached (or any continuation pages affixed by Holder) which (including such continuation pages) is a part of this Note; provided, however, that the failure of the Holder to
                        --------  -------
make any such endorsement shall not in any manner affect the obligation of Makers to repay the Principal Amount in accordance with the terms hereof. Such endorsements (absent manifest error) shall be prima facie evidence of the
                                              ----- -----
principal amount evidenced hereby.

          This Note is secured by the security interests and liens granted in the Loan Agreement and in the other Loan Documents.

          The Principal Amount, together with accrued interest and other sums or amounts due hereunder, shall become immediately due and payable at the option of the in accordance with the provisions of the Loan Agreement.

          With respect to the amounts due and payable pursuant to this Note, the Makers waive the following: (1) demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection of this Note, except for notices required by any Governmental Authority and notices required by the Loan Agreement; and (2) any further receipt by or acknowledgment of any Collateral now or hereafter deposited, pledged or conveyed as security for the Loan.

          In no event shall the amount of interest (and any other sums or amounts that are deemed to constitute interest under applicable Legal Requirements) due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest designated by applicable Legal Requirements (the "Maximum Amount"), and in the event such excess payment is
                   --------------
inadvertently paid by the Makers or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal on this Note, and if in excess of the outstanding Principal Amount of this Note, shall be immediately returned to the Makers upon such determination. It is the express intent hereof that the Makers not pay and the Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

          This Note may be assigned in whole or in part as provided in the Loan Agreement.

          The Holder shall not by any act, delay, omission or otherwise be deemed to have amended, modified, supplemented, waived, extended, discharged or terminated any of its rights or remedies, except by a written amendment, modification, supplement, waiver, extension, discharge or termination entered into in accordance with the Loan Agreement. All rights and remedies of the Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. The Makers agree that there are no defenses, equities or setoffs with respect to the obligations set forth herein.

          Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Note shall be prohibited by or be invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

          The Holder (or the Collateral Agent for the Holder) may, at its option, release any Collateral given to secure the indebtedness evidenced hereby, and no such release shall impair the obligations of the Makers to the Holder under this Note and the other Loan Documents.

          This Note was negotiated in the State of New York, and made by the Makers and accepted by the Holder in the State of New York, and the proceeds of this Note were disbursed from the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limitation, matters of construction, validity and performance), this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.

          The provisions of this Note shall be subject to the provisions of the Loan Agreement, including Section 8.19 of the Loan Agreement, the provisions of
                          ------------
which are incorporated herein by this reference as if set forth in full herein.

          ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE HOLDER OR THE MAKERS ARISING OUT OF OR RELATING TO THIS NOTE (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. EACH OF THE MAKERS HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (ii) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          THE MAKERS AND, BY ACCEPTANCE HEREOF, THE HOLDER, TO THE FULLEST EXTENT THAT EACH MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION), BROUGHT BY EITHER PARTY HERETO WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS.

                            [Signature page follows]

EXHIBIT A
---------

                                  FORM OF NOTE
                                  ------------

          IN WITNESS WHEREOF, the Makers have caused this Note to be properly executed as of the day and year first above written.


                                  MAKERS:

                                  Calwest Industrial Properties, LLC, a
                                  California limited liability company


                                      By: _________________________
                                          Name:
                                          Title:

                                  Rooster Acquisition Corp., a Maryland
                                  corporation


                                      By: _________________________
                                          Name:
                                          Title:

EXHIBIT A
---------

                                  FORM OF NOTE
                                  ------------

                                   Schedule To
                                 Promissory Note
                       Calwest Industrial Properties, LLC
                            Rooster Acquisition Corp.

             Date               Amount of Advance           Amount of Principal     Outstanding
                                    by Holder                    Repaid            Principal Balance

      ------------------       --------------------        ---------------------   -------------------

EXHIBIT B
---------

                  FORM OF ACQUISITION VEHICLE PLEDGE AGREEMENT
                  --------------------------------------------

                                PLEDGE AGREEMENT
                                ----------------

               THIS PLEDGE AGREEMENT, dated as of ______, 2001, is made by Rooster Acquisition Corp. (the "Pledgor"), in favor of LaSalle Bank National
                                -------
Association, as Collateral Agent (the "Collateral Agent") for the benefit of the
                                       ----------------
Lenders under the Loan Agreement (as defined below). Except as otherwise defined herein, terms used herein and defined in the Loan Agreement shall be used herein as therein defined.

                              W I T N E S S E T H:
                              - - - - - - - - - -

               WHEREAS, Pledgor, together with Calwest Industrial Properties, LLC ("Calwest") as the initial Borrowers, and the Collateral Agent have entered into that certain Loan Agreement, dated as of the date hereof, by and among the initial Borrowers, [________], as a Lender, Goldman Sachs Mortgage Company, as Administrative Agent (the "Administrative Agent"), the Collateral Agent and the
                           --------------------
other Lenders from time to time party thereto (as the same may be extended, renewed, supplemented or modified, the "Loan Agreement");
                                        --------------

               WHEREAS, it is a condition precedent to the making of the Loan under the Loan Agreement that the Pledgor shall have executed and delivered to the Collateral Agent this Pledge Agreement;

               WHEREAS, the Pledgor desires to execute this Pledge Agreement to satisfy the conditions described in the preceding paragraph;

               NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby make the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

               Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Loan Agreement.

               "Account" means any securities account in the name of Collateral
                -------
Agent on the books of ____________________ to which any Collateral may be credited.

               "Collateral" means all of the Stock, Partnership Interests,
                ----------
Limited Liability Company Interests and Other Equity Interests now owned or hereafter acquired by Pledgor, together with any Account to which any of the foregoing Collateral may be credited.

               "Limited Liability Company Interests" means all of the interests
                -----------------------------------
at any time owned by Pledgor in any limited liability company that constitutes a Subsidiary of the Pledgor.

               "Obligations" means (i) the full and prompt payment when due
                -----------
(whether at the stated maturity, by acceleration or otherwise) of the Indebtedness of the Borrowers under the Loan Agreement (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due), and (ii) the prompt payment and performance of and compliance with all other of Borrowers' obligations now existing or hereafter arising under the Loan Agreement.

               "Other Equity Interests" means all equity interests (other than
                ----------------------
Stock, Limited Liability Company Interests or Partnership Interests) at any time owned by Pledgor in any Person that constitutes a Subsidiary of the Pledgor.

               "Partnership Interests" means all of the interests at any time
                ---------------------
owned by Pledgor in any partnership that constitutes a Subsidiary of the Pledgor.

               "Pledge Agreement" means this Pledge Agreement, as the same may
                ----------------
from time to time hereafter be modified, supplemented or amended.

               "Pledge Termination Date" shall mean the earlier to occur of (i)
                -----------------------
the date upon which all Obligations have been paid in full and (ii) the consummation of the Trust Merger (as defined in the Loan Agreement) and satisfaction of the conditions set forth in Section 1.1(c) of the Loan
                                            --------------
Agreement.

               "Securities Act" means the Securities Act of 1933, as amended.
                --------------

               "Stock" means all of the issued and outstanding shares of stock
                -----
at any time owned by the Pledgor of any corporation that constitutes a Subsidiary of the Pledgor.

               "[Wyoming] Collateral" means the Other Equity Interests at any
                 -------------------
time owned by Pledgor in [Wyoming].

                                   ARTICLE II

                              PLEDGE OF COLLATERAL
                              --------------------

               Section 2.1. Pledge. To secure the Obligations, the Pledgor
                            ------
hereby grants to the Collateral Agent a security interest in all of the Stock, Partnership Interests, Limited Liability Company Interests and Other Equity Interests and all proceeds thereof (and in and to any certificates or instruments evidencing such Stock, Partnership Interests, Limited Liability Company Interests or Other Equity Interests) and in and to any Account, in each case, whether now owned or hereafter acquired by Pledgor. To the extent any such interests are certificated, Pledgor has delivered to the Collateral Agent certificates or instruments therefor, accompanied by stock powers duly executed in blank by the Pledgor in the case of Stock, or such other instruments of transfer as are reasonably acceptable to the Collateral Agent, to be held by the Collateral Agent, upon the terms and conditions set forth in this Pledge Agreement. In the case of the Wyoming Collateral, the Pledgor has given written instructions to the relevant securities intermediary specified by Collateral Agent, together with a copy thereof to Collateral Agent, that results in the crediting of the Wyoming Collateral to an Account.

               Section 2.2. Subsequently Acquired Securities. If the Pledgor
                            --------------------------------
shall acquire (by purchase, stock dividend, partnership or limited liability company distribution or otherwise) any additional Stock, Partnership Interests, Limited Liability Company Interests or Other Equity Interests at any time or from time to time after the date hereof which are required under the Loan Agreement to be pledged hereunder, the Pledgor will, (i) to the extent any such interests are certificated, forthwith deliver certificates or instruments representing such Stock, Partnership Interests, Limited Liability Company Interests or Other Equity Interests, accompanied by stock powers duly executed in blank by the Pledgor in the case of Stock or such other instruments of transfer as are reasonably acceptable to the Collateral Agent, and will promptly thereafter deliver to the Collateral Agent a certificate executed by a principal executive officer of the Pledgor describing such Stock, Partnership Interests, Limited Liability Company Interests and Other Equity Interests and certifying that the same has been duly pledged with the Collateral Agent hereunder, and
(ii) to the extent such interests can be paid or delivered by book-entry, give written instructions to the relevant securities intermediary specified by Collateral Agent, together with a copy thereof to the Collateral Agent, that results in the crediting of such interests to an Account.

               Section 2.3. Appointment of Sub-Agents; Endorsements. The
                            ---------------------------------------
Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Stock or any certificates evidencing Partnership Interests, Limited Liability Company Interests or Other Equity Interests, which (except during the continuance of an Event of Default) shall be held in the name of the Pledgor.

               Section 2.4. Voting. Unless and until an Event of Default shall
                            ------
have occurred and be continuing, the Pledgor shall be entitled to exercise all voting rights attaching to any and all Stock, Partnership Interests, Limited Liability Company Interests and Other Equity Interests and to give consents, waivers or ratifications in respect thereof; provided that no vote shall be cast
                                             --------
or any consent, waiver or ratification given or any action taken which would, in any material respect, violate or be inconsistent with any of the terms of this Pledge Agreement, the Loan Agreement or any of the other Loan Documents, or which would have the effect of impairing, in any material respect, the position or interests of the Collateral Agent or any Lender. In respect of any Stock, Partnership Interests, Limited Liability Company Interests and Other Equity Interests registered in the name of Collateral Agent or its nominee or which is credited as a security entitlement to an Account, Collateral Agent shall, at Collateral Agent's election and upon written request from Pledgor, either (i) deliver to Pledgor (or as specified in such request) such proxies or powers of attorney as shall be specified in such request and shall be in form and substance satisfactory to Collateral Agent or (ii) take such actions reasonably necessary to exercise or cause to be exercised such voting or other consensual rights on behalf of and as directed by Pledgor. If an Event of Default shall occur and be continuing, all rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease and the Collateral Agent for the benefit of the Lenders shall have all such rights.

               Section 2.5. Distributions. Unless and until an Event of Default
                            -------------
shall have occurred and be continuing, the Pledgor shall have the right to receive, collect, retain, use and enjoy (i) any sums paid on or in respect of Collateral on the liquidation or dissolution of the issuer thereof and (ii) any cash distributions or any other cash distribution made on or in respect of the Collateral or any property distributed on or with respect thereto, subject, in each case, to the provisions of the Loan Agreement. If an Event of Default shall have occurred and be continuing, such right shall automatically be revoked without further action by Collateral Agent and without further notice to Pledgor.

               Section 2.6. Remedies upon an Event of Default.
                            ---------------------------------

               (a) In case an Event of Default shall have occurred and be continuing which results in the acceleration of the Indebtedness, the Collateral Agent shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Pledge Agreement or by the Loan Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of New York, and the Collateral Agent shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

               (i) to receive all amounts payable in respect of the Collateral otherwise payable to the Pledgor;

               (ii) to transfer all or any part of the Collateral into the Collateral Agent's name or the name of its nominee or nominees;

               (iii) to vote all or any part of the Stock, Partnership Interests, Limited Liability Company Interests and Other Equity Interests (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so);

               (iv) to the fullest extent permitted by law, at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public (including pursuant to a registration statement pursuant to the Securities
     Act) or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise dispose of or realize on (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Collateral Agent in its absolute discretion may determine. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may any time in the future have under rule of law or statute now existing or hereafter enacted. At any such sale, unless prohibited by applicable law, the Collateral Agent on behalf of the Lenders may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Collateral Agent nor any Lender shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

               (v) with respect to any sale in accordance with clause (iv) above of the Wyoming Collateral, the Collateral Agent may approach and negotiate with a single possible purchaser to effect such sale and/or require that any such sale (including one held by auction) be subject to restrictions as to (A) the financial sophistication and ability of any person permitted to bid or purchase at such sale, (B) the content of legends to be placed upon any certificates representing the Wyoming Collateral sold in such sale, including restrictions on future transfer thereof, (C) the representations to be made by each person bidding or purchasing at such sale relating to that person's access to financial information about the Pledgor, Wyoming, the Lenders or the Collateral Agent, and such person's intentions as to the holding of the Wyoming Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (D) such other matters as the Collateral Agent may deem necessary or advisable in order that such sale, notwithstanding any failure so to register the Wyoming Collateral under the Securities Act, may be effected in compliance with the Uniform Commercial Code as in effect in any relevant jurisdiction and other laws affecting the enforcement of creditors' rights, the Securities Act and all applicable state securities laws.

               (b) Each right, power and remedy of the Collateral Agent provided for in this Pledge Agreement or the Loan Documents or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Collateral Agent of any one or more of the rights, powers or remedies provided for in this Pledge Agreement or the Loan Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Collateral Agent or any Lender of all such other rights, powers or remedies, and no failure or delay on the part of the Collateral Agent or any Lender to exercise any such right, power or remedy shall operate as a waiver thereof.

               (c) All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied in accordance with Section 1.8
                                                                    -----------
of the Loan Agreement.

               (d) It is understood and agreed that the Pledgor shall remain liable to the extent of any deficiency between (1) the amount of the proceeds of the Collateral applied pursuant to Section 1.8 of the Loan Agreement and (2) the
                                   -----------
outstanding amount of the Obligations.

               (e) Upon any sale of the Collateral by the Collateral Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

               Section 2.7.  [Reserved].

               Section 2.8.  Further Assurances. The Pledgor shall cooperate
                             ------------------
with the Collateral Agent in causing to be filed and recorded at its sole cost and expense such Uniform Commercial Code financing statements, in all applicable recording offices of each applicable jurisdiction, as are required to perfect the security interest of the Collateral Agent in the Collateral, which financing statements shall be filed by the Collateral Agent. In addition, Pledgor shall, at Pledgor's sole cost and expense, from time to time as reasonably requested by Administrative Agent or the Collateral Agent, execute, acknowledge, record, register, file and/or deliver to Collateral Agent such other instruments, agreements, certificates and documents (including Uniform Commercial Code financing statements) as the Administrative Agent or the Collateral Agent may reasonably request to evidence, confirm, perfect and maintain the Liens granted or required to be granted to Collateral Agent by this Pledge Agreement and the other Loan Documents, and shall fully cooperate with the Administrative Agent and the Collateral Agent and perform all additional acts which are necessary to effect the purposes of the foregoing.

               Section 2.9.  The Pledgee as Agent. The Collateral Agent will
                             --------------------
hold in accordance with this Pledge Agreement all items of the Collateral at any time received under this Pledge Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Pledge Agreement, are only those expressly set forth in this Pledge Agreement and in the Loan Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in Article IX of the Loan Agreement.
                                      ----------

               Section 2.10. Transfer by Pledgor. The Pledgor will not sell or
                             -------------------
otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of the Loan Agreement).

               Section 2.11. Termination and Release of Pledge. Upon the Pledge
                             ---------------------------------
Termination Date, the pledge of the Collateral contained in this Article II
                                                                 ----------
shall terminate (provided that all indemnities set forth in the Loan Agreement shall survive any such termination) and the Collateral Agent, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of such pledge, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty except that it has not previously encumbered or sold such Collateral in violation of this Pledge Agreement) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement, together with any moneys at the time held by the Collateral Agent hereunder. In the event that any part of the Collateral is sold in connection with a sale permitted by terms of this Pledge Agreement or the Loan Agreement or is otherwise released at the direction of the Collateral Agent, and the proceeds of such sale or sales or from such release are to be applied in accordance with the terms of this Pledge Agreement or the Loan Agreement to the extent required to be so applied, the Collateral Agent, at the request and expense of the Pledgor, will release such Collateral from this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty except that it has not previously encumbered or sold such Collateral in violation of this Pledge Agreement) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Collateral Agent and has not theretofore been released pursuant to this Pledge Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          Section 3.1. Representations Regarding the Stock. The Pledgor
                       -----------------------------------
represents and warrants that on the date hereof and on each day on which Pledgor acquires rights in any additional Collateral constituting Stock:

          (a) each Restricted Subsidiary of the Pledgor, and the direct ownership thereof, is listed on Annex A hereto, as updated by a certification
                                -------
delivered pursuant to Section 2.2 hereof.
                      -----------

          (b) the Stock consists of the number, type and percentage ownership of shares of the stock of the corporations as described in Annex B hereto, as
                                                        -------
updated by a certification delivered pursuant to Section 2.2 hereof.
                                                 -----------

          (c) on the date hereof, the Pledgor owns or possesses no other Stock.

          (d) Pledgor is the sole owner of the Stock pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Pledge Agreement and any other Permitted Liens.

          (e) All the shares of the Stock have been duly and validly issued and are fully paid and nonassessable.

          (f) This Pledge Agreement creates a valid and enforceable security interest in the Stock in favor of Collateral Agent for the benefit of Lenders to secure the Obligations. Upon delivery of the certificates representing the Stock to the Collateral Agent, the Collateral Agent will have a first priority perfected security interest in the Stock.

          Section 3.2. Representations Regarding the Partnership Interests. The
                       ---------------------------------------------------
Pledgor represents and warrants that on the date hereof and on each day on which Pledgor acquires rights in any additional Collateral constituting Partnership
Interests:

          (a) Each Partnership Interest is listed on Annex C hereto, as updated
                                                     -------
          by a certification delivered pursuant to Section 2.2 hereof.
                                                   -----------

          (b) The Partnership Interests consist of the percentage and categories of partnership interests as described in Annex C hereto, as updated by a
                                         -------
certification delivered pursuant to Section 2.2 hereof.
                                    -----------

          (c) On the date hereof, the Pledgor does not own or possess any other Partnership Interests.

          (d) Pledgor is the sole owner of the Partnership Interests pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Pledge Agreement and any other Permitted Liens.

          (e) This Pledge Agreement creates a valid and enforceable security interest in the Partnership Interests in favor of Collateral Agent for the benefit of Lenders to secure the Obligations. Upon the filing of a UCC financing statement in the office of the Secretary of State of the State of Maryland naming the Pledgor as debtor and the Collateral Agent as secured party and properly identifying the Collateral (and the payment of any applicable fees), the Collateral Agent will have a perfected first priority security interest in the Partnership Interests.

          Section 3.3. Representations Regarding the Limited Liability Company
                       -------------------------------------------------------
Interests. The Pledgor represents and warrants that on the date hereof and on
---------
each day on which Pledgor acquires rights in any additional Collateral constituting Limited Liability Company Interests:

          (a) Each Limited Liability Company Interest is listed on Annex D
                                                                   -------
     hereto, as updated by a certification delivered pursuant to Section 2.2
                                                                 -----------
     hereof.

          (b) The Limited Liability Company Interests consist of the percentage and categories of limited liability company interests as described in Annex D
                                                                      -------
hereto, as updated by a certification delivered pursuant to Section 2.2 hereof.
                                                            -----------

          (c) On the date hereof, the Pledgor does not own or possess any other Limited Liability Company Interests.

          (d) Pledgor is the sole owner of the Limited Liability Company Interests pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security, interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Pledge Agreement and any other Permitted Liens.

          (e) This Pledge Agreement creates a valid and enforceable security interest in the Limited Liability Company Interests in favor of Collateral Agent for the benefit of Lenders to secure the Obligations. Upon the filing of a UCC financing statement in the office of the Secretary of State of the State of Maryland naming the Pledgor as debtor and the Collateral Agent as secured party and properly identifying the Collateral (and the payment of any applicable fees), the Collateral Agent will have a perfected first priority security interest in the Limited Liability Company Interests.

          Section 3.4. Representations Regarding the Other Equity Interests. The
                       ----------------------------------------------------
Pledgor represents and warrants that on the date hereof and on each day on which Pledgor acquires rights in any additional Collateral constituting Other Equity
Interests:

          (a) Each Other Equity Interest is listed on Annex E hereto, as updated
                                                      -------
     by a certification delivered pursuant to Section 2.2 hereof.
                                              -----------

          (b) The Other Equity Interests consist of the number, type and percentage ownership interest (as applicable) as described in Annex E hereto, as
                                                              -------
updated by a certification delivered pursuant to Section 2.2 hereof.
                                                 -----------

          (c) On the date hereof, the Pledgor does not own or possess any other Other Equity Interests.

          (d) Pledgor is the sole owner of the Other Equity Interests pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security, interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Pledge Agreement and any other Permitted Liens.

          (e) This Pledge Agreement creates a valid and enforceable security interest in the Other Equity Interests in favor of Collateral Agent for the benefit of Lenders to secure the Obligations. With respect to any Other Equity Interests pledged to the Collateral Agent pursuant to this Pledge Agreement that are certificated, upon delivery of the certificates representing the such Other Equity Interests to the Collateral Agent, the Collateral Agent will have a first priority perfected security interest in the such Other Equity Interests. With respect to any Other Equity Interests pledged to the Collateral Agent pursuant to this Pledge Agreement that are uncertificated, upon the filing of a UCC financing statement in the office of the Secretary of State of the State of Maryland naming the Pledgor as debtor and the Collateral Agent as secured party and properly identifying the Collateral (and the payment of any applicable fees), the Collateral Agent will have a perfected first priority security interest in such Other Equity Interests.

                                   ARTICLE IV
                                   ----------

                              COVENANTS OF PLEDGOR
                              --------------------

          The Pledgor hereby covenants and agrees that so long as this Pledge Agreement is in effect and until the Obligations have been paid in full, unless Collateral Agent waives compliance in writing:

          Section 4.1. Covenants Regarding Collateral.
                       ------------------------------

          (a) The Pledgor covenants and agrees that it will use its best efforts to defend the Collateral Agent's right, title and security interest in and to the Collateral and the respective proceeds thereof against the claims and demands of all persons whomsoever. The Pledgor covenants and agrees that it will have like title to and right to pledge any Collateral in which it hereafter acquires rights as Collateral in which it has rights on the date hereof.

          (b) The Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Loan Document.

          (c) The Pledgor agrees to furnish to the Administrative Agent promptly upon the filing thereof true and correct copies of all filings made by the Pledgor with the Securities and Exchange Commission with respect to the Wyoming Collateral (including without limitation, Schedules 13D and 13G).

                                    ARTICLE V
                                    ---------

                                  MISCELLANEOUS
                                  -------------

          Section 5.1. Survival. This Pledge Agreement and all covenants,
                       --------
agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Pledge Agreement, the making by the Lenders of the Loan under the Loan Agreement and the execution and delivery by Pledgor to the Lenders of the Notes, and shall continue in full force and effect so long as any portion of the Obligations is outstanding and unpaid or such longer period as is set forth herein. Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such party. All covenants, promises and agreements in this Pledge Agreement contained, by or on behalf of the Pledgor, shall inure to the benefit of Collateral Agent and the Lenders and their successors and assigns. Nothing in this Pledge Agreement or in the Loan Agreement or any other Loan Document, expressed or implied, shall give to any Person other than Collateral Agent, the parties and the holders of the Note and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

          Section 5.2. Collateral Agent's Discretion. Whenever pursuant to this
                       -----------------------------
Pledge Agreement, the Collateral Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Collateral Agent, the decision of the Collateral Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the reasonable discretion of the Collateral Agent and shall be final and conclusive.

          Section 5.3. GOVERNING LAW. (A) THIS PLEDGE AGREEMENT SHALL BE
                       -------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

          (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, PLEDGOR, ANY LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. PLEDGOR HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (ii) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          Section 5.4. Modification; Waiver in Writing. This Pledge Agreement
                       -------------------------------
and the terms hereof may not be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Collateral Agent be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by Collateral Agent for the benefit of the Lenders and approved in writing by Administrative Agent and the Pledgor.

          Section 5.5.  Notices. All notices, consents, approvals and requests
                        -------
required or permitted hereunder shall be given in writing and shall be effective for all purposes if delivered in any of the methods and to the addresses specified in the Loan Agreement.

          SECTION 5.6.  TRIAL BY JURY. EACH PARTY HERETO TO THE FULLEST EXTENT
                        -------------
THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS PLEDGE AGREEMENT, THE LOAN AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS.

          Section 5.7.  Headings. The Article and Section headings in this
                        --------
Pledge Agreement are included herein for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose.

          Section 5.8.  Severability. Wherever possible, each provision of this
                        ------------
Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

          Section 5.9.  Conflict; Construction of Documents. In the event of any
                        -----------------------------------
conflict between the provisions of this Pledge Agreement and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of this Pledge Agreement and that this Pledge Agreement shall not be subject to the principle of construing a provision's meaning against the party that drafted the same.

          Section 5.10. Counterparts. This Pledge Agreement may be executed in
                        ------------
any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 5.11. Third Party Beneficiaries. The Administrative Agent and
                        -------------------------
the Lenders are intended third party beneficiaries of this Pledge Agreement.

     IN WITNESS WHEREOF, this Pledge Agreement has been duly executed as of the day and year first above written.

                                        ROOSTER ACQUISITION CORP., a Maryland
                                        corporation



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                     ANNEX A
                                     -------

                             Restricted Subsidiaries

--------------------------------------------------------------------------------
  Name of Restricted Subsidiary                          Direct Owners
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     ANNEX B
                                     -------

                                      Stock

                                      None

                                     ANNEX C
                                     -------

                              Partnership Interests

                                      None

                                     ANNEX D
                                     -------

                       Limited Liability Company Interests

                                      None

                                     ANNEX E
                                     -------

                             Other Equity Interests

--------------------------------------------------------------------------------------------------------------------------
                                                                                                    Percentage of
                                                                                                  Outstanding Equity
              Name of Company               Type of Equity                Number of Equity         Interests of Same
                                                Interest                      Interests                   Type
--------------------------------------------------------------------------------------------------------------------------
                  Wyoming                    Common Shares                        XX                       XX
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

EXHIBIT C
---------

                        FORM OF CALWEST PLEDGE AGREEMENT
                        --------------------------------

                                PLEDGE AGREEMENT
                                ----------------

               THIS PLEDGE AGREEMENT, dated as of ________, 2001, is made by Calwest Industrial Properties, LLC (the "Pledgor"), in favor of LaSalle Bank
                                         -------
National Association, as Collateral Agent (the "Collateral Agent") for the
                                                ----------------
benefit of the Lenders under the Loan Agreement (as defined below). Except as otherwise defined herein, terms used herein and defined in the Loan Agreement shall be used herein as therein defined.

                              W I T N E S S E T H:
                              - - - - - - - - - -

               WHEREAS, Pledgor, together with Rooster Acquisition Corp. as the initial Borrowers, and the Collateral Agent have entered into that certain Loan Agreement, dated as of the date hereof, by and among the initial Borrowers, [___________] as a Lender, Goldman Sachs Mortgage Company, as Administrative Agent (the "Administrative Agent"), the Collateral Agent and the other Lenders
            --------------------
from time to time party thereto (as the same may be extended, renewed, supplemented or modified, the "Loan Agreement");
                               --------------

               WHEREAS, it is a condition precedent to the making of the Loan under the Loan Agreement that the Pledgor shall have executed and delivered to the Collateral Agent this Pledge Agreement;

               WHEREAS, the Pledgor desires to execute this Pledge Agreement to satisfy the conditions described in the preceding paragraph;

               NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby make the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

               Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Loan Agreement.

               "Collateral" means all of the Stock, Partnership Interests,
                ----------
Limited Liability Company Interests and Other Equity Interests now owned or hereafter acquired by Pledgor.

               "Limited Liability Company Interests" means all of the interests
                -----------------------------------
at any time owned by Pledgor in any limited liability company that constitutes a Subsidiary of the Pledgor and in which security interest may be granted

               "Obligations" means (i) the full and prompt payment when due
                -----------
(whether at the stated maturity, by acceleration or otherwise) of the Indebtedness of the Borrowers under the Loan Agreement (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due), and (ii) the prompt payment and performance of and compliance with all other of Borrowers' obligations now existing or hereafter arising under the Loan Agreement.

               "Other Equity Interests" means all equity interests (other than
                ----------------------
Stock, Limited Liability Company Interests or Partnership Interests) at any time owned by Pledgor in any Person that constitutes a Subsidiary of the Pledgor and in which a security interest may be granted.

               "Partnership Interests" means all of the interests at any time
                ---------------------
owned by Pledgor in any partnership that constitutes a Subsidiary of the Pledgor and in which a security interest may be granted.

               "Pledge Agreement" means this Pledge Agreement, as the same may
                ----------------
from time to time hereafter be modified, supplemented or amended.

               "Pledge Termination Date" shall mean the date upon which all
                -----------------------
Obligations have been paid in full.

               "Securities Act" means the Securities Act of 1933, as amended.
                --------------

               "Stock" means all of the issued and outstanding shares of stock
                -----
at any time owned by the Pledgor of any corporation that constitutes a Subsidiary of the Pledgor and in which a security interest may be granted.

                                   ARTICLE II

                              PLEDGE OF COLLATERAL
                              --------------------

               Section 2.1. Pledge. To secure the Obligations, the Pledgor
                            ------
hereby grants to the Collateral Agent a security interest in all of the Stock, Partnership Interests, Limited Liability Company Interests and Other Equity Interests and all proceeds thereof (and in and to any certificates or instruments evidencing such Stock, Partnership Interests, Limited Liability Company Interests or Other Equity Interests), in each case, whether now owned or hereafter acquired by Pledgor. To the extent any such interests are certificated, Pledgor has delivered to the Collateral Agent certificates or instruments therefor, accompanied by stock powers duly executed in blank by the Pledgor in the case of Stock, or such other instruments of transfer as are reasonably acceptable to the Collateral Agent, to be held by the Collateral Agent, upon the terms and conditions set forth in this Pledge Agreement.

               Section 2.2. Subsequently Acquired Securities. If the Pledgor
                            --------------------------------
shall acquire (by purchase, stock dividend, partnership or limited liability company distribution or otherwise) any additional Stock, Partnership Interests,, Limited Liability Company Interests or Other Equity Interests at any time or from time to time after the date hereof which are required under the Loan Agreement to be pledged hereunder, the Pledgor will, to the extent any such interests are certificated, forthwith deliver certificates or instruments representing such Stock, Partnership Interests, Limited Liability Company Interests or Other Equity Interests, accompanied by stock powers duly executed in blank by the Pledgor in the case of Stock or such other instruments of transfer as are reasonably acceptable to the Collateral Agent, and will promptly thereafter deliver to the Collateral Agent a certificate executed by a principal executive officer of the Pledgor describing such Stock, Partnership Interests, Limited Liability Company Interests and Other Equity Interests and certifying that the same has been duly pledged to the Collateral Agent hereunder.

               Section 2.3. Appointment of Sub-Agents; Endorsements. The
                            ---------------------------------------
Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Stock or any certificates evidencing Partnership Interests, Limited Liability Company Interests or Other Equity Interests, which (except during the continuance of an Event of Default) shall be held in the name of the Pledgor.

               Section 2.4. Voting. Unless and until an Event of Default shall
                            ------
have occurred and be continuing, the Pledgor shall be entitled to exercise all voting rights attaching to any and all Stock, Partnership Interests, Limited Liability Company Interests and Other Equity Interests and to give consents, waivers or ratifications in respect thereof; provided that no vote shall be cast
                                             --------
or any consent, waiver or ratification given or any action taken which would, in any material respect, violate or be inconsistent with any of the terms of this Pledge Agreement, the Loan Agreement or any of the other Loan Documents, or which would have the effect of impairing, in any material respect, the position or interests of the Collateral Agent or any Lender. If an Event of Default shall occur and be continuing, all rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease and the Collateral Agent for the benefit of the Lenders shall have all such rights.

               Section 2.5. Distributions. Unless and until an Event of Default
                            -------------
shall have occurred and be continuing, the Pledgor shall have the right to receive, collect, retain, use and enjoy (i) any sums paid on or in respect of Collateral on the liquidation or dissolution of the issuer thereof and (ii) any cash distributions or any other cash distribution made on or in respect of the Collateral or any property distributed on or with respect thereto, subject, in each case, to the provisions of the Loan Agreement. If an Event of Default shall have occurred and be continuing, such right shall automatically be revoked without further action by Collateral Agent and without further notice to Pledgor.

               Section 2.6. Remedies upon an Event of Default.
                            ---------------------------------

               (a) In case an Event of Default shall have occurred and be continuing which results in the acceleration of the Indebtedness, the Collateral Agent shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Pledge Agreement or by the Loan Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of New York, and the Collateral Agent shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

               (i) to receive all amounts payable in respect of the Collateral otherwise payable to the Pledgor;

          (ii) to transfer all or any part of the Collateral into the Collateral Agent's name or the name of its nominee or nominees;

          (iii) to vote all or any part of the Stock, Partnership Interests, Limited Liability Company Interests and Other Equity Interests (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so); and

          (iv) to the fullest extent permitted by law, at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise dispose of or realize on (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Collateral Agent in its absolute discretion may determine. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may any time in the future have under rule of law or statute now existing or hereafter enacted. At any such sale, unless prohibited by applicable law, the Collateral Agent on behalf of the Lenders may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Collateral Agent nor any Lender shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

          (b) Each right, power and remedy of the Collateral Agent provided for in this Pledge Agreement or the Loan Documents or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Collateral Agent of any one or more of the rights, powers or remedies provided for in this Pledge Agreement or the Loan Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Collateral Agent or any Lender of all such other rights, powers or remedies, and no failure or delay on the part of the Collateral Agent or any Lender to exercise any such right, power or remedy shall operate as a waiver thereof.

          (c) All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied in accordance with Section 1.8
                                                                    -----------
of the Loan Agreement.

               (d) It is understood and agreed that the Pledgor shall remain liable to the extent of any deficiency between (1) the amount of the proceeds of the Collateral applied pursuant to Section 1.8 of the Loan Agreement and (2) the
                                   -----------
outstanding amount of the Obligations.

               (e) Upon any sale of the Collateral by the Collateral Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

               Section 2.7. [Reserved].
                            ----------

               Section 2.8. Further Assurances. The Pledgor shall cooperate with
                            ------------------
the Collateral Agent in causing to be filed and recorded at its sole cost and expense such Uniform Commercial Code financing statements, in all applicable recording offices of each applicable jurisdiction, as are required to perfect the security interest of the Collateral Agent in the Collateral, which financing statements shall be filed by the Collateral Agent. In addition, Pledgor shall, at Pledgor's sole cost and expense, from time to time as reasonably requested by Agent or the Collateral Agent, execute, acknowledge, record, register, file and/or deliver to Agent such other instruments, agreements, certificates and documents (including Uniform Commercial Code financing statements) as the Administrative Agent or the Collateral Agent may reasonably request to evidence, confirm, perfect and maintain the Liens granted or required to be granted to Collateral Agent by this Pledge Agreement and the other Loan Documents, and shall fully cooperate with the Administrative Agent and the Collateral Agent and perform all additional acts which are necessary to effect the purposes of the foregoing.

               Section 2.9. The Pledgee as Agent. The Collateral Agent will hold
                            --------------------
in accordance with this Pledge Agreement all items of the Collateral at any time received under this Pledge Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Pledge Agreement, are only those expressly set forth in this Pledge Agreement and in the Loan Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in Article IX of the Loan Agreement.
                                      ----------

               Section 2.10. Transfer by Pledgor. The Pledgor will not sell or
                             -------------------
otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of the Loan Agreement).

               Section 2.11. Termination and Release of Pledge. Upon the Pledge
                             ---------------------------------
Termination Date, the pledge of the Collateral contained in this Article II
                                                                 ----------
shall terminate (provided that all indemnities set forth in the Loan Agreement shall survive any such termination) and the Collateral Agent, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of such pledge, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty except that it has not previously encumbered or sold such

Collateral in violation of this Pledge Agreement) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement, together with any moneys at the time held by the Collateral Agent hereunder. In the event that any part of the Collateral is sold in connection with a sale permitted by terms of this Pledge Agreement or the Loan Agreement or is otherwise released at the direction of the Collateral Agent, and the proceeds of such sale or sales or from such release are to be applied in accordance with the terms of this Pledge Agreement or the Loan Agreement to the extent required to be so applied, the Collateral Agent, at the request and expense of the Pledgor, will release such Collateral from this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty except that it has not previously encumbered or sold such Collateral in violation of this Pledge Agreement) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Collateral Agent and has not theretofore been released pursuant to this Pledge Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

               Section 3.1. Representations Regarding the Stock. The Pledgor
                            -----------------------------------
represents and warrants that on the date hereof and on each day on which Pledgor acquires rights in any additional Collateral constituting Stock:

               (a) each Restricted Subsidiary of the Pledgor, and the direct ownership thereof, is listed on Annex A hereto, as updated by a certification
                                -------
delivered pursuant to Section 2.2 hereof.
                      -----------

               (b) the Stock consists of the number, type and percentage ownership of shares of the stock of the corporations as described in Annex B
                                                                     -------
hereto, as updated by a certification delivered pursuant to Section 2.2 hereof.
                                                            -----------

               (c) on the date hereof, the Pledgor owns or possesses no other Stock.

               (d) Pledgor is the legal, beneficial and record owner of, and has good and marketable title to, all Stock pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Pledge Agreement and any other Permitted Liens.

               (e) All the shares of the Stock have been duly and validly issued and are fully paid and nonassessable.

               (f) This Pledge Agreement creates a valid and enforceable security interest in the Stock in favor of Collateral Agent for the benefit of Lenders to secure the Obligations. Upon delivery of the certificates representing the Stock to the Collateral Agent, the Collateral Agent will have a first priority perfected security interest in the Stock.

               Section 3.2. Representations Regarding the Partnership Interests.
                            ---------------------------------------------------
The Pledgor represents and warrants that on the date hereof and on each day on which Pledgor acquires rights in any additional Collateral constituting Partnership Interests:

               (a) Each Partnership Interest is listed on Annex C hereto, as
                                                          -------
updated by a certification delivered pursuant to Section 2.2 hereof.
                                                 -----------

               (b) The Partnership Interests consist of the percentage and categories of partnership interests as described in Annex C hereto, as updated
                                                    -------
by a certification delivered pursuant to Section 2.2 hereof.
                                         -----------

               (c) On the date hereof, the Pledgor does not own or possess any other Partnership Interests.

               (d) Pledgor is the legal, beneficial and record owner of, and has good and marketable title to, all Partnership Interests pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Pledge Agreement and any other Permitted Liens.

               (e) This Pledge Agreement creates a valid and enforceable security interest in the Partnership Interests in favor of Collateral Agent for the benefit of Lenders to secure the Obligations. Upon the filing of a UCC financing statement in the office of the Secretary of State of the State of [California] naming the Pledgor as debtor and the Collateral Agent as secured party and properly identifying the Collateral (and the payment of any applicable fees), the Collateral Agent will have a perfected first priority security interest in the Partnership Interests.

               Section 3.3. Representations Regarding the Limited Liability
                            -----------------------------------------------
Company Interests. The Pledgor represents and warrants that on the date hereof
-----------------
and on each day on which Pledgor acquires rights in any additional Collateral constituting Limited Liability Company Interests:

               (a) Each Limited Liability Company Interest is listed on Annex D
                                                                        -------
hereto, as updated by a certification delivered pursuant to Section 2.2 hereof.
                                                            -----------

               (b) The Limited Liability Company Interests consist of the percentage and categories of limited liability company interests as described in Annex D hereto, as updated by a certification delivered pursuant to Section 2.2
-------                                                             -----------
hereof.

               (c) On the date hereof, the Pledgor does not own or possess any other Limited Liability Company Interests.

               (d) Pledgor is the legal, beneficial and record owner of, and has good and marketable title to all Limited Liability Company Interests pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security, interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Pledge Agreement and any other Permitted Liens.

               (e) This Pledge Agreement creates a valid and enforceable security interest in the Limited Liability Company Interests in favor of Collateral Agent for the benefit of Lenders to secure the Obligations. Upon the filing of a UCC financing statement in the office of the Secretary of State of the State of [California] naming the Pledgor as debtor and the Collateral Agent as secured party and properly identifying the Collateral (and the payment of any applicable fees), the Collateral Agent will have a perfected first priority security interest in the Limited Liability Company Interests.

               Section 3.4. Representations Regarding the Other Equity
                            ------------------------------------------
Interests. The Pledgor represents and warrants that on the date hereof and on
---------
each day on which Pledgor acquires rights in any additional Collateral constituting Other Equity Interests:

               (a)  Each Other Equity Interest is listed on Annex E hereto, as
                                                            -------
updated by a certification delivered pursuant to Section 2.2 hereof.
                                                 -----------

               (b) The Other Equity Interests consist of the number, type and percentage ownership interest (as applicable) as described in Annex E hereto, as
                                                              -------
updated by a certification delivered pursuant to Section 2.2 hereof.
                                                 -----------

               (c) On the date hereof, the Pledgor does not own or possess any other Other Equity Interests.

               (d) Pledgor is the legal, beneficial and record owner of, and has good and marketable title to all Other Equity Interests pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security, interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Pledge Agreement and any other Permitted Liens.

               (e) This Pledge Agreement creates a valid and enforceable security interest in the Other Equity Interests in favor of Collateral Agent for the benefit of Lenders to secure the Obligations. With respect to any Other Equity Interests pledged to the Collateral Agent pursuant to this Pledge Agreement that are certificated, upon delivery of the certificates representing the such Other Equity Interests to the Collateral Agent, the Collateral Agent will have a first priority perfected security interest in the such Other Equity Interests. With respect to any Other Equity Interests pledged to the Collateral Agent pursuant to this Pledge Agreement that are uncertificated, upon the filing of a UCC financing statement in the office of the Secretary of State of the State of [California] naming the Pledgor as debtor and the Collateral Agent as secured party and properly identifying the Collateral (and the payment of any applicable fees), the Collateral Agent will have a perfected first priority security interest in such Other Equity Interests.

                                   ARTICLE IV
                                   ----------

                              COVENANTS OF PLEDGOR
                              --------------------

               The Pledgor hereby covenants and agrees that so long as this Pledge Agreement is in effect and until the Obligations have been paid in full, unless Collateral Agent waives compliance in writing:

               Section 4.1. Covenants Regarding Collateral.
                            ---------------------------------

               The Pledgor covenants and agrees that it will use its best efforts to defend the Collateral Agent's right, title and security interest in and to the Collateral and the respective proceeds thereof against the claims and demands of all persons whomsoever. The Pledgor covenants and agrees that it will use commercially reasonable efforts to have like title to and right to pledge any Collateral in which it hereafter acquires rights as Collateral in which it has rights on the date hereof.

                                    ARTICLE V
                                    ---------

                                  MISCELLANEOUS
                                  -------------

               Section 5.1. Survival. This Pledge Agreement and all covenants,
                            --------
agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Pledge Agreement, the making by the Lenders of the Loan under the Loan Agreement and the execution and delivery by Pledgor to the Lenders of the Notes, and shall continue in full force and effect so long as any portion of the Obligations is outstanding and unpaid or such longer period as is set forth herein. Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such party. All covenants, promises and agreements in this Pledge Agreement contained, by or on behalf of the Pledgor, shall inure to the benefit of Collateral Agent and the Lenders and their successors and assigns. Nothing in this Pledge Agreement or in the Loan Agreement or any other Loan Document, expressed or implied, shall give to any Person other than Collateral Agent, the parties and the holders of the Note and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

               Section 5.2. Collateral Agent's Discretion. Whenever pursuant to
                            -----------------------------
this Pledge Agreement, the Collateral Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Collateral Agent, the decision of the Collateral Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the reasonable discretion of the Collateral Agent and shall be final and conclusive.

               Section 5.3. GOVERNING LAW. (A) THIS PLEDGE AGREEMENT SHALL BE
                            -------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

               (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE AGENT, PLEDGOR, ANY LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. PLEDGOR HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (ii) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

               Section 5.4. Modification; Waiver in Writing. This Pledge
                            -------------------------------
Agreement and the terms hereof may not be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Collateral Agent be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by Collateral Agent for the benefit of the Lenders and approved in writing by Agent and the Pledgor.

               Section 5.5. Notices. All notices, consents, approvals and
                            -------
requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if delivered in any of the methods and to the addresses specified in the Loan Agreement.

               SECTION 5.6. TRIAL BY JURY. EACH PARTY HERETO TO THE FULLEST
                            -------------
EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, lNCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS PLEDGE AGREEMENT, THE LOAN AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS.

               Section 5.7. Headings. The Article and Section headings in this
                            --------
Pledge Agreement are included herein for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose.

               Section 5.8. Severability. Wherever possible, each provision of
                            ------------
this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

               Section 5.9. Conflict; Construction of Documents. In the event of
                            -----------------------------------
any conflict between the provisions of this Pledge Agreement and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of this Pledge Agreement and that this Pledge Agreement shall not be subject to the principle of construing a provision's meaning against the party that drafted the same.

          Section 5.10.  Counterparts. This Pledge Agreement may be executed in
                         ------------
any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 5.11.  Third Party Beneficiaries. The Administrative Agent and
                         -------------------------
the Lenders are intended third party beneficiaries of this Pledge Agreement.

     IN WITNESS WHEREOF, this Pledge Agreement has been duly executed as of the day and year first above written.

                                          CALWEST INDUSTRIAL PROPERTIES, LLC

                                          By: RREEF America L.L.C., its Manager



                                          By: __________________________________
                                               Name:
                                               Title:

                                     ANNEX A
                                     -------

                            Restricted Subsidiaries

--------------------------------------------------------------------------------
   Name of Restricted Subsidiary              Direct Owners

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     ANNEX B
                                     -------

                                      Stock

--------------------------------------------------------------------------------
                                                                 Percentage of
   Name of Corporation   Number of Shares   Type of Shares    Outstanding Shares

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     ANNEX C
                                     -------

                             Partnership Interests

--------------------------------------------------------------------------------
                                                              Percentage of
  Name of Partnership       Category of Partnership            Outstanding
                                    Interest              Partnership Interests

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     ANNEX D
                                     -------

                      Limited Liability Company Interests

----------------------------------------------------------------------------------------------
                                                                           Percentage of
                                            Category of Limited         Outstanding Limited
  Name of Limited Liability Company     Liability Company Interest       Liability Company
                                                                             Interests

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

                                     ANNEX E
                                     -------

                             Other Equity Interests

-----------------------------------------------------------------------------------
                                                                   Percentage of
                                                                Outstanding Equity
   Name of Company      Type of Equity    Number of Equity       Interests of Same
                            Interest          Interests                Type

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

EXHIBIT D
---------

                         FORM OF PARENT PLEDGE AGREEMENT
                         -------------------------------

                             PARENT PLEDGE AGREEMENT
                             -----------------------

                  THIS PARENT PLEDGE AGREEMENT (this "Agreement"), dated as of
                                                      ---------
[_____], 2001, is made by [the State of California Public Employees' Retirement System, a unit of the State and Consumer Services Agency of the State of California, having an address at 400 P Street, Sacramento, California 95812,
Attention: ___________][RoCal, L.L.C., a Delaware limited liability company, having an address at 101 California Street, 26th Floor, San Francisco, California 94111-5853, Attention: Warren Otto]/1/ ("Pledgor"), in favor of
                                                    -------
LaSalle Bank National Association, as Collateral Agent ("Collateral Agent") for
                                                         ----------------
the benefit of Lenders under the Loan Agreement (as defined below). Except as otherwise defined herein, terms used herein and defined in the Loan Agreement shall be used herein as therein defined.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Calwest Industrial Properties, LLC ("Calwest"),
                                                                -------
Rooster Acquisition Corp. (the "Rooster Corp."), together, as the initial
                                ------------
Borrowers, [________], as a Lender, Goldman Sachs Mortgage Company, as Administrative Agent (the "Administrative Agent"), the Collateral Agent and the
                           --------------------
other Lenders from time to time party thereto ("Lenders") are parties to that
                                                -------
certain Loan Agreement, dated as of [_________], 2001 (as extended, renewed, supplemented or modified from time to time, the "Loan Agreement");
                                                 --------------

                  WHEREAS, Pledgor, together with [RoCal, L.L.C. ("RoCal")][[the State of California Public Employees' Retirement System ("CALPERS")] together own all of the issued and outstanding limited liability company interests of Calwest issued pursuant to the Operating Agreement of Calwest, dated as of March 31, 1998 as amended by the First Amendment to Operating Agreement of Calwest, effective as of the dates set forth therein and the Authorization and Second Amendment to Operating Agreement of Calwest dated as of [________], 2001 (as the same may be further extended, renewed, supplemented or modified from time to time, the "Operating Agreement"),
           -------------------

                  WHEREAS, to induce Lenders to make the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor desires to pledge the limited liability company interests in Calwest owned by it to secure the obligations of Borrowers under the Loan Agreement;

                  NOW, THEREFORE, in consideration of the benefits accruing to Pledgor, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby makes the following representations and warranties to Collateral Agent and hereby covenants and agrees with Collateral Agent, for the benefit of Lender, as follows:

---------------------------
/1/     CalPERS and RoCal will each execute a separate Parent Pledge Agreement.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Loan Agreement.

                  "Agreement" means this Parent Pledge Agreement, as the same
                   ---------
may from time to time hereafter be modified, supplemented or amended.

                  "Borrowers" has the meaning provided in the recitals hereto.
                   ---------

                  "Collateral" has the meaning provided in Section 2.1.
                   ----------                              -----------

                  "Limited Liability Company Interests" means the limited
                   -----------------------------------
liability company interests in Calwest now owned or hereafter acquired by the Pledgor.

                  "Obligations" means (i) the full and prompt payment when due
                   -----------
(whether at the stated maturity, by acceleration or otherwise) of the Indebtedness of the Borrowers under the Loan Agreement (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due), and (ii) the prompt payment and performance of and compliance with all other of Borrowers' obligations now existing or hereafter arising under the Loan Agreement.

                  "Pledge Termination Date" shall mean the date upon which all
                   -----------------------
Obligations have been paid in full.

                                   ARTICLE II
                                   ----------

            PLEDGE OF LIMITED LIABILITY COMPANY INTEREST; INDEMNITIES
            ---------------------------------------------------------

                  Section 2.1. Pledge. In order to induce Lenders to make the
                               ------
Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby grants to Collateral Agent for the benefit of Lenders, as security for the Obligations, a security interest in all of Pledgor's right, title and interest in and to the Limited Liability Company Interests and the Operating Agreement and all proceeds thereof, including, without limitation, all of Pledgor's distributions and rights to receive distributions from Calwest (collectively, the "Collateral").
                                                       ----------

                  Section 2.2. Voting. Unless and until an Event of Default
                               ------
shall have occurred and be continuing, Pledgor shall be entitled to exercise all voting rights attaching to any and all Collateral and to give consents, waivers or ratifications in respect thereof; provided that no vote shall be cast or any
                                     --------
consent, waiver or ratification given or any action taken which would, in any material respect, violate or be inconsistent with any of the terms of this Agreement, the Loan Agreement or any of the other Loan Documents. If an Event of Default shall occur and be continuing, all rights of Pledgor to vote and to give consents, waivers and ratifications shall cease and Collateral Agent shall have all such rights.

                  Section 2.3. Distributions. Unless and until an Event of
                               -------------
Default shall have occurred and be continuing, the Pledgor shall have the right to receive, collect, retain, use and enjoy (i) any sums paid on or in respect of Collateral on the liquidation or dissolution of the issuer thereof and (ii) any cash distributions or any other cash distribution made on or in respect of the Collateral or any property distributed on or with respect thereto, subject, in each case, to the provisions of the Loan Agreement. If an Event of Default shall have occurred and be continuing, such right shall automatically be revoked without further action by Collateral Agent and without further notice to Pledgor.

                  Section 2.4.  Remedies upon an Event of Default.
                                ---------------------------------

                  (a) In case an Event of Default shall have occurred and be continuing which results in the acceleration of the Indebtedness, Collateral Agent shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code, and Collateral Agent shall be entitled, without limitation, to exercise the following rights, which Pledgor hereby agrees to be commercially reasonable:

                  (i) to receive all amounts payable in respect of the ollateral otherwise payable to Pledgor;

                  (ii) to transfer all or any part of the Collateral into Collateral Agent's name or the name of its nominee or nominees;

                  (iii) to vote all or any part of the Collateral (whether or not transferred into the name of Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (Pledgor hereby irrevocably constituting and appointing Lender the proxy and attorney-in-fact of Pledgor, with full power of substitution to do so); and

                  (iv) to the fullest extent permitted by law, at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise dispose of or realize on (all of which are hereby waived by Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as Collateral Agent in its absolute discretion may determine. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which they now have or may any time in the future have under rule of law or statute now existing or hereafter enacted. At any such sale, unless prohibited by applicable law, Collateral Agent may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. Collateral Agent shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

                  (b) Each right, power and remedy of Collateral Agent provided for in this Agreement or the Loan Documents or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Collateral Agent of any one or more of the rights, powers or remedies provided for in this Agreement or the Loan Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lenders, Administrative Agent or Collateral Agent of all such other rights, powers or remedies, and no failure or delay on the part of Lenders, Administrative Agent or Collateral Agent to exercise any such right, power or remedy shall operate as a waiver thereof.

                  (c) All moneys collected by Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by Collateral Agent hereunder, shall be applied in accordance with Section 1.8 of
                                                                -----------
the Loan Agreement.

                  (d) Upon any sale of the Collateral by Collateral Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by Collateral Agent or the officer making the sale of the purchase price shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Collateral Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

                  Section 2.5. Indemnities. Pledgor agrees (i) to indemnify and
                               -----------
hold harmless the Collateral Agent, the Administrative Agent and the Lenders from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse the Collateral Agent, the Administrative Agent and the Lenders for all reasonable costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Agreement or the exercise by the Collateral Agent of any right or remedy granted to it hereunder or under the Loan Agreement except, in each case, (a) with respect to those arising from the Collateral Agent's gross negligence, bad faith, fraud or willful misconduct, subject however, to the limitations of Section 8.13 of the Loan Agreement, and (b) with respect to any amounts for which the Collateral Agent, the Administrative Agent and the Lenders have been previously reimbursed by the Borrowers. If and to the extent that the obligations of the Pledgor under this Section 2.5 are unenforceable for
                                               -----------
any reason, Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                  Section 2.6.  Further Assurances. Pledgor shall cooperate with
                                ------------------
Collateral Agent in causing to be filed and recorded at their sole cost and expense such Uniform Commercial

Code financing statements, in all applicable recording offices of each applicable jurisdiction, as are determined by Collateral Agent to be required to perfect the security interest of Collateral Agent in the Collateral, which financing statements shall be recorded by the Collateral Agent. In addition, Pledgor shall, at Pledgor's sole cost and expense, from time to time as reasonably requested by Collateral Agent, execute, acknowledge, record, register, file and/or deliver to Collateral Agent such other instruments, agreements, certificates and documents (including Uniform Commercial Code financing statements) as Collateral Agent may reasonably request to evidence, confirm, perfect and maintain the Liens granted or required to be granted to Collateral Agent by this Agreement and the other Loan Documents, and shall fully cooperate with Collateral Agent and perform all additional acts which are necessary to effect the purposes of the foregoing.

                  Section 2.7. The Pledgee as Agent. The Collateral Agent will
                               --------------------
hold in accordance with this Pledge Agreement all items of the Collateral at any time received under this Pledge Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Pledge Agreement, are only those expressly set forth in this Pledge Agreement and in the Loan Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in Article IX of the Loan Agreement.
                                      ----------

                  Section 2.8. Transfer by Pledgor. Pledgor will not sell or
                               -------------------
otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of the Loan Agreement).

                  Section 2.9. Termination and Release of Pledge. Upon the
                               ---------------------------------
Pledge Termination Date, the pledge of the Collateral contained in this Article
                                                                        -------
II shall terminate (provided that all indemnities set forth herein including,
--
without limitation, in Section 2.5 hereof shall survive any such termination)
                       -----------
and Collateral Agent, at the request and expense of Pledgor, will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of such pledge, and will duly assign, transfer and deliver to Pledgor (without recourse and without any representation or warranty except that it has not previously encumbered or sold such Collateral in violation of this Agreement) such of the Collateral as may be in the possession of Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by Collateral Agent hereunder. In the event that any part of the Collateral is sold in connection with a sale permitted by terms of this Agreement or the Loan Agreement or is otherwise released at the direction of Lenders, and the proceeds of such sale or sales or from such release are to be applied in accordance with the terms of this Agreement or the Loan Agreement to the extent required to be so applied, Collateral Agent, at the request and expense of Pledgor, will release such Collateral from this Agreement, and will duly assign, transfer and deliver to Pledgor (without recourse and without any representation or warranty except that it has not previously encumbered or sold such Collateral in violation of this Agreement) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of Collateral Agent and has not theretofore been released pursuant to this Agreement.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                    -----------------------------------------

                  Section 3.1.  Representations and Warranties.  Pledgor
                                ------------------------------
         represents and warrants that on the date hereof:


                  (a) Pledgor, together with [RoCal][[CALPERS], are the sole members of Calwest.

                  (b) The Collateral constitutes [   ]% of the outstanding
         equity interests in Calwest.

                  (c) Pledgor is the sole owner of all beneficial interests in the Collateral, subject to no pledge, lien, mortgage, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement.

                  (d) This Pledge Agreement creates a valid and enforceable security interest in the Limited Liability Company Interests in favor of Collateral Agent for the benefit of Lenders to secure the Obligations. Upon the filing of UCC financing statements in the office of the Secretary of State of the State[s] of [] and [] naming the Pledgor as debtor and the Collateral Agent as secured party and properly identifying the Collateral (and the payment of any applicable fees thereto), the Collateral Agent will have a perfected first priority security interest in the Limited Liability Company Interests.

                  Section 3.2.  Covenants. (a) Pledgor hereby covenants and
                                ---------
agrees that it will use its best efforts to defend Collateral Agent's right, title and security interest in and to the Collateral and the respective proceeds thereof against the claims and demands of all persons whomsoever.

                  (b) Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Loan Document.

                  (c) Pledgor covenants and agrees that it will take no action which would cause any of the representations contained in Section 3.1 to fail to
                                                          -----------
be true at any time.

                                   ARTICLE IV
                                   ----------

                                  MISCELLANEOUS
                                  -------------

                  Section 4.1.  Survival.  This Agreement and all covenants,
                                --------
agreements, representations and warranties made hereinand in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any portion of the Obligations is outstanding and unpaid or such longer period as is set forth herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Pledgor, shall inure to the benefit of Lenders and their respective successors and assigns.

                  Section 4.2.  GOVERNING LAW.  (A) THIS AGREEMENT SHALL BE
                                -------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

                  (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST PLEDGOR, LENDERS, ADMINISTRATIVE AGENT OR COLLATERAL AGENT ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. EACH PLEDGOR HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (ii) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  Section 4.3.  Modification; Waiver in Writing.  This Agreement
                                -------------------------------
may not be amended or waived, nor shall any consent or approval of Collateral Agent be granted hereunder, unless such amendment, waiver, consent or approval is in writing signed by Collateral Agent and Pledgor.

                  Section 4.4.  Notices.  All notices, consents, approvals and
                                -------
requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if delivered in any of the methods specified in the Loan Agreement to the addresses set forth on the first page hereof or at such other address as may be provided by written notice pursuant to this Section 4.4.

                  Section 4.5.  Severability.  Wherever possible, each provision
                                ------------
of this Agreement shall be interpreted in suchmanner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  Section 4.6.  Counterparts.  This Agreement may be executed in
                                ------------
any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  [Section 4.7. Limitation on Liability. Collateral Agent, on
                                -----------------------
behalf of Lenders, hereby agrees by its acceptance hereof, that Pledgor hereunder shall be limited to its interest in the Limited Liability Company Interests and Pledgor shall have no personal liability hereunder except for any costs relating to enforcement by the Collateral Agent of (i) the security interests granted hereunder by Pledgor or (ii) other obligations of Pledgor hereunder.]/2/


---------------------------
/2/     To be deleted in Parent Pledge Agreement executed by RoCal.

                  IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed by its duly authorized representative, all as of the day and year first above written.

                             [STATE OF CALIFORNIA PUBLIC EMPLOYEES'
                             RETIREMENT SYSTEM, a unit of the State and Consumer Services Agency of the State of California

                             By:
                                 -----------------------------------------------
                                 Name:
                                 Title:]

                             [ROCAL, L.L.C. a Delaware limited liability company

                             By: RREEF America L.L.C. its Manager

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:]

EXHIBIT E
---------

                      FORM OF OMNIBUS SUBSIDIARY GUARANTEE
                      ------------------------------------

                          OMNIBUS SUBSIDIARY GUARANTEE/1/
                          -------------------------------

                  THIS OMNIBUS SUBSIDIARY GUARANTEE (this "Guarantee"), dated as
                                                           ---------
of _____________, 2001, is entered into by each of the undersigned (each a "Restricted Subsidiary") for the benefit of certain Lenders pursuant to the Loan
 ---------------------
Agreement (as defined below) and [LaSalle Bank National Association], as the Collateral Agent for such Lenders (the "Collateral Agent").
                                        ----------------

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, each Restricted Subsidiary party hereto is a direct or indirect Subsidiary (as defined in the Loan Agreement) of Calwest Industrial Properties LLC ("Calwest");
                 -------

                  WHEREAS, Calwest, together with Rooster Acquisition Corp., as the initial Borrowers, and the Collateral Agent have entered into that certain Loan Agreement, dated as of the date hereof, by and among the initial Borrowers, [________], as a Lender, Goldman Sachs Mortgage Company, as Administrative Agent (the "Administrative Agent"), the Collateral Agent, and the other Lenders from
      --------------------
time to time party thereto (as the same may be extended, renewed, supplemented or modified, the "Loan Agreement"; capitalized terms used herein and not defined
                  --------------
having the meanings ascribed thereto in the Loan Agreement); and

                  WHEREAS, the Lenders have conditioned their making of the Loan on certain conditions including, among other things, the guarantee by each Restricted Subsidiary of the obligations of the Borrowers under the Loan Documents;

                  NOW, THEREFORE, in consideration of the benefits accruing to each Restricted Subsidiary, the receipt and sufficiency of which are hereby acknowledged, each Restricted Subsidiary hereby makes the following representations and warranties to and for the benefit of, and hereby covenants and agrees with, the Collateral Agent, the Administrative Agent and the Lenders as follows:

                                    ARTICLE I

                                    GUARANTEE
                                    ---------
                  1.1. Guarantee of Obligations. (a) Each Restricted Subsidiary,
                       ------------------------
jointly and severally, irrevocably and unconditionally guarantees to the Lenders, (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the Indebtedness of the Borrowers under the Loan Agreement (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due), and (ii)


----------------------------
/1/     Following the Trust Merger, a substantially identical Guarantee is required to be executed and delivered by the Restricted Subsidiaries of the Operating Partnership.

the prompt payment and performance of and compliance with all other of Borrowers' obligations now existing or hereafter arising under the Loan Agreement, (all such obligations being herein collectively called the "Guaranteed Obligations"). Each Restricted Subsidiary understands, agrees and
 ----------------------
confirms that the Lenders may enforce this Guarantee up to the full amount of the Guaranteed Obligations against any Restricted Subsidiary without proceeding against any other Restricted Subsidiary, any Borrower or any security for the Guaranteed Obligations and without proceeding under any other guarantee covering all or a portion of the Guaranteed Obligations.

                  1.2. Obligations Joint and Several, Unconditional. Each
                       --------------------------------------------
Restricted Subsidiary, jointly and severally, unconditionally and irrevocably, guarantees the payment in lawful money of the United States any and all Guaranteed Obligations of the Borrowers to the Lenders upon demand by the Administrative Agent during the continuance of an Event of Default of Borrowers under the Loan Agreement. Each Restricted Subsidiary hereby agrees that this Guarantee is a continuing guarantee of payment and performance and not a guarantee of collection. The Lenders may at any time and from time to time without the consent of any Restricted Subsidiary, without incurring responsibility to any Restricted Subsidiary and without impairing or releasing the obligations of any Restricted Subsidiary hereunder, upon or without any terms or conditions and in whole or in part (in each case, in accordance with the Loan Agreement):

                (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guarantee herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

                (iii) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

                (iv) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to creditors of such Borrower;

                (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Lenders regardless of what liabilities of such Borrower remain unpaid;

                (vi) consent to or waive any breach of, or any act, omission or default under, this Guarantee or the Loan Agreement or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement this Guarantee or the Loan Agreement or any of such other instruments or agreements; and/or

                (vii) act or fail to act in any manner referred to in this Guarantee which may deprive such Restricted Subsidiary of its right to subrogation against the Borrowers to receive full indemnity for any payments made pursuant to this Guarantee.

No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guarantee, and this Guarantee shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor (except payment in full of the Guaranteed Obligations). Each Restricted Subsidiary hereby waives notice of acceptance of this Guarantee and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Collateral Agent, the Administrative Agent or any other Lender against, and any other notice to, any party liable thereon (including such Restricted Subsidiary or any other guarantor of the Borrowers).

                  1.3. Obligations Exclusive. The liability of each Restricted
                       ---------------------
Subsidiary hereunder is exclusive and independent of any security for or other guarantee of the Indebtedness of the Borrowers whether executed by such Restricted Subsidiary, any other Restricted Subsidiary, any other guarantor or by any other party, and the liability of each Restricted Subsidiary hereunder shall not be affected or impaired by (i) any direction as to application of payment by the Borrowers or by any other party, (ii) any other continuing or other guarantee, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of any Borrower, (iii) any payment on or in reduction of any such other guarantee or undertaking except (subject to clause
(v) below) payment in full of the Guaranteed Obligations, (iv) any dissolution, termination or increase, decrease or change in personnel by any Borrower or (v) any payment made to any Lender on the indebtedness which any Lender repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Restricted Subsidiary waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  1.4. Obligations Independent. The obligations of each
                       -----------------------
Restricted Subsidiary hereunder are independent of the obligations of any other Restricted Subsidiary, any other guarantor or the Borrowers, and a separate action or actions may be brought and prosecuted against each Restricted Subsidiary whether or not action is brought against any other Restricted Subsidiary, any other guarantor or the Borrowers and whether or not any other Restricted Subsidiary, any other guarantor of the Borrowers or the Borrowers be joined in any such action or actions.

                  1.5. Limit of Liability. Notwithstanding anything to the
                       ------------------
contrary contained in this Guarantee, the obligations and liabilities of each of the Restricted Subsidiaries pursuant to this Guarantee and the Note shall at all times be subject to each such Restricted Subsidiary's Limit of Liability. The following terms as used herein have the meaning indicated, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

                (i) "Limit of Liability" shall mean, with respect to any
                     ------------------
         Restricted Subsidiary, as of the Determination Date for such Restricted Subsidiary, the sum of (without duplication):

                           (A) an amount equal to the sum of the proceeds of each Extension of Credit (or portion thereof) which are used to make a Valuable Transfer to such Restricted Subsidiary, plus
                                                                            ----

                           (B) interest on such amount at the rate or rates specified in the Loan Agreement plus
                                                                    ----

                           (C) the greatest of (1) ninety-five percent (95%) of the Adjusted Net Worth of such Restricted Subsidiary at the date of the execution of this Guarantee before giving effect to any Extensions of Credit made on such date, (2) ninety-five percent (95%) of the Adjusted Net Worth of such Restricted Subsidiary at the Determination Date for such Restricted Subsidiary and (3) an amount that would not constitute a fraudulent conveyance at the time of (a) incurrence of the obligations of such Restricted Subsidiary under this Guarantee or (b) performance by such Restricted Subsidiary of its obligations under this Guarantee.

         There shall be deducted in determining the Limit of Liability for any Restricted Subsidiary (a) amounts, if any, collected from such Restricted Subsidiary in respect of the Guaranteed Obligations by or on behalf of any holder of the Guaranteed Obligations pursuant to any Loan Document (other than this Guarantee), plus (b) the amounts, if any,
                                               ----
         collected in respect of the Guaranteed Obligations by or on behalf of any holder of the Guaranteed Obligations from any Subsidiary of such Restricted Subsidiary pursuant to any Loan Document (including this Guarantee).

                (ii) "Adjusted Net Worth" shall mean, with respect to any
                      ------------------
         Restricted Subsidiary, as of any date of determination thereof, the excess, if any, of (i) the amount of the "present fair salable value" of the assets of such Restricted Subsidiary as of the date of such determination, over (ii) the amount of all "liabilities of such Restricted Subsidiary, contingent or otherwise" as of the date of such determination, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

                (iii) "Determination Date" shall mean, with respect to any
                       ------------------
         Restricted Subsidiary, the earlier of (A) the date of commencement of a case under Title 11 of the United States Code in which such Restricted Subsidiary is a debtor and (B) the date enforcement hereunder is sought with respect to such Restricted Subsidiary.

                (iv) "Extension of Credit" shall mean (A) all loans or advances
                      -------------------
         made to the Borrowers or any Restricted Subsidiary under any Loan Document, (B) all other extensions of credit to or for the benefit of the Borrower or any Restricted Subsidiary under any Loan Document and (C) to the extent not otherwise included in the foregoing, all Guaranteed Obligations.

                (v) "Valuable Transfer" shall mean, with respect to any
                     -----------------
         Restricted Subsidiary, (A) all loans, advances or capital contributions made to such Restricted Subsidiary or any Subsidiary of such Restricted Subsidiary with proceeds of Guaranteed Obligations, (B) all acquisitions from such Restricted Subsidiary or a Subsidiary of such Restricted Subsidiary of debt securities or other obligations of such Restricted Subsidiary or any Subsidiary of such Restricted Subsidiary, or the retirement by such Restricted Subsidiary or such Subsidiary of debt securities or other obligations, with proceeds of Guaranteed Obligations, (C) all acquisitions of property (as measured by the fair market value of such property) with proceeds of Guaranteed Obligations and transferred, absolutely and not as collateral, to such Restricted Subsidiary or any Subsidiary of such Restricted Subsidiary and (D) the receipt of any quantifiable economic benefits not included in clauses
         (A) through (C) above, but included in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to such Restricted Subsidiary as a result of the incurrence of Guaranteed Obligations.

                  1.6. Remedies. This Guarantee is a continuing one and all
                       --------
liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Lender would otherwise have. No notice to or demand on any Restricted Subsidiary in any case shall entitle such Restricted Subsidiary to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Lender to any other or further action in any circumstances without notice or demand. It is not necessary for any Lender to inquire into the capacity or powers of any Borrower or any of their respective Restricted Subsidiaries or the officers, directors, partners or agents acting or purporting to act on behalf of either of them, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  1.7. Subordination. Any indebtedness of any Borrower now or
                       -------------
hereafter held by any Restricted Subsidiary is hereby subordinated to the Indebtedness of the Borrowers to the Lenders; and if the Administrative Agent, after an Event of Default has occurred, so requests, such indebtedness of any Borrower to any Restricted Subsidiary shall be collected, enforced and received by such Restricted Subsidiary as trustee for the Lenders and be paid over to the Lenders on account of the Indebtedness of the Borrowers to the Lenders, but without affecting or impairing in any manner the liability of such Restricted Subsidiary under the other provisions of this Guarantee.

                  1.8. Certain Additional Waivers.  Each Restricted Subsidiary
                       --------------------------
waives any right (except as shall be required by applicable statute and cannot be waived) to require the Lenders to: (A) proceed against the Borrowers, any other Restricted Subsidiary, any other guarantor of any Borrower or any other party; (B) proceed against or exhaust any security held from any

Borrower, any other Restricted Subsidiary, any other guarantor of any Borrower or any other party; or (C) pursue any other remedy in the Lenders' power whatsoever. Each Restricted Subsidiary waives, to the extent permitted by applicable law, any defense based on or arising out of any defense of any Borrower, any other Restricted Subsidiary, any other guarantor of any Borrower or any other party other than payment in respect of the Guaranteed Obligations or that the Guaranteed Obligations are not yet due and payable, including, without limitation, any defense based on or arising out of the disability of any Borrower, any other Restricted Subsidiary, any other guarantor of any Borrower or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in respect of the Guaranteed Obligations. The Lenders may, at their election, foreclose on any Collateral held by the Collateral Agent or the Lenders by one or more judicial or nonjudicial sales to the extent such sale is permitted by applicable law, or exercise any other right or remedy the Lenders may have against the Borrowers or any other party, or any security, without affecting or impairing in any way the liability of any Restricted Subsidiary hereunder except to the extent the Guaranteed Obligations have been paid. Each Restricted Subsidiary waives, to the extent permitted by applicable law, all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guarantee, and notices of the existence, creation or incurring of new or additional indebtedness. Each Restricted Subsidiary assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Restricted Subsidiary assumes and incurs hereunder, and agrees that neither the Lenders nor the Collateral Agent or the Administrative Agent shall have any duty to advise any Restricted Subsidiary of information known to them regarding such circumstances or risks. Until such time as the Guaranteed Obligations have been paid in full, each Restricted Subsidiary hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guarantee (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrowers, any other Restricted Subsidiary or any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Borrower or any other Restricted Subsidiary which it may at any time otherwise have as a result of this Guarantee.

                                   ARTICLE II

                    COVENANTS; REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------

                  2.1. Covenants Incorporated By Reference. The covenants set
                       -----------------------------------
forth in Articles V and VI of the Loan Agreement, except for those contained in Sections 5.12 and 5.15, are hereby incorporated by reference as if set forth herein in full and each of the Restricted Subsidiaries hereby agrees to be bound by such covenants as if it were a party thereto, including without limitation, the covenants set forth in Sections 6.1, 6.2 and 6.3 of the Loan Agreement.

                  2.2. Remedies.  In the event that any Restricted Subsidiary
                       --------
shall breach any of the covenants set forth in this Article II, in addition to it constituting an Event of Default under the Loan Agreement (following any applicable notice and cure periods provided in the Loan Agreement), all rights, powers and remedies available to the Lenders and the Collateral Agent at law or in equity may be exercised. Without in any way limiting the foregoing, the Collateral Agent may (but shall not be obligated to) expend any amount necessary to secure the release of any Lien on any Property and any other property, income, profits or any equity interests pledged in violation of the covenants set forth in this Article II or to secure the reconveyance of such Property, income, profits or equity interests, and the Restricted Subsidiaries shall be liable, jointly and severally, for such amounts expended by the Collateral Agent and shall pay such amounts to the Collateral Agent on demand. Each right, power and remedy of the Collateral Agent provided for in this Guarantee or the Loan Agreement now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Collateral Agent of any one or more of the rights, powers or remedies provided for in this Guarantee or the Loan Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Collateral Agent or any Lender of all such other rights, powers or remedies, and no failure or delay on the part of the Collateral Agent or any Lender to exercise any such right, power or remedy shall operate as a waiver thereof.

                  2.3. Indemnity. Each Restricted Subsidiary jointly and
                       ---------
severally agrees (i) to indemnify and hold harmless the Collateral Agent, the Administrative Agent and the Lenders from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse the Collateral Agent, the Administrative Agent and the Lenders for all reasonable costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Guarantee or the exercise by the Collateral Agent of any right or remedy granted to it hereunder or under the Loan Agreement except, in each case, (a) with respect to those arising from the Collateral Agent's gross negligence, bad faith, fraud or willful misconduct, subject however, to the limitations of
Section 8.13 of the Loan Agreement, and (b) with respect to any amounts for which the Collateral Agent, the Administrative Agent and the Lenders have been previously reimbursed by the Borrowers. If and to the extent that the obligations of any Restricted Subsidiary under this Section 2.3 are
                                                    -----------
unenforceable for any reason, each Restricted Subsidiary hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                  2.4 Representations and Warranties of Each Restricted
                      -------------------------------------------------
Subsidiary. The representations and warranties set forth in Article IV of the
----------
Loan Agreement are hereby incorporated by reference as if set forth herein in full and each of the Restricted Subsidiaries makes such representations and warranties with respect to it and its Properties.

                                   ARTICLE III

                                  MISCELLANEOUS
                                  -------------

                  3.1. Notices, Etc. All notices and other communications
                       -------------
hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed (i) if to any Restricted Subsidiary, at the address of the Borrowers specified in the Loan Agreement, (ii) if to the Collateral Agent or any Lender, at the address specified in the Loan Agreement.

                  3.2. Waiver; Amendment. None of the terms and conditions of
                       -----------------
this Guarantee may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Restricted Subsidiary and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by the Loan Agreement, all of the Lenders); provided, however, that no
                                                     --------  -------
such change, waiver, modification or variance shall be made to this Section 3.2
                                                                    -----------
without the consent of each Lender adversely affected thereby.

                  3.3. Successors and Assigns. This Guarantee shall be binding
                       ----------------------
upon each Restricted Subsidiary, its successors and assigns (provided, however,
                                                             --------  -------
that no Restricted Subsidiary shall assign any of its rights or Guaranteed Obligations hereunder without the prior written consent of the Administrative Agent), and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Lenders and their respective successors, transferees and assigns.

                  3.4. Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
                       -------------
ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  3.5. Headings. The headings of the several sections and
                       --------
subsections in this Guarantee are for purposes of reference only and shall not limit or define the meaning hereof. This Guarantee may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any provision of this Guarantee shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Guarantee which shall remain binding on all parties hereto.

                  3.6. Waiver of Jury Trial. Each Restricted Subsidiary and the
                       --------------------
Collateral Agent, to the fullest extent permitted by law, each hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement or the transactions contemplated hereby.

                  IN WITNESS WHEREOF, each Restricted Subsidiary has caused this Guarantee to be executed by their duly elected officers duly authorized as of the date first above written.

                                           [RESTRICTED SUBSIDIARIES]





                                           By:  _______________________________
                                                 Name:
                                                 Title:

EXHIBIT F
---------

                          FORM OF ASSUMPTION AGREEMENT
                          ----------------------------

                              ASSUMPTION AGREEMENT

               This Assumption Agreement (this "Agreement") is made and entered
                                                ---------
into as of this ___ day of _____________, 2001, by and among Calwest Industrial Properties, LLC, a California limited liability company ("Calwest"), [Wyoming],
                                                          -------
a Maryland real estate investment trust ("Wyoming"), and successor by merger to
                                          -------
Rooster Acquisition Corp., a Maryland corporation ("Rooster Corp."), Wyoming,
                                                    ------------
L.P., a Delaware limited partnership ("Wyoming OP"), __________________, a
                                       ----------
__________________, as a Lender, Goldman Sachs Mortgage Company, a New York limited partnership, as Administrative Agent (the "Administrative Agent") and
                                                   --------------------
LaSalle Bank National Association, a national banking association, as Collateral Agent (the "Collateral Agent") for the benefit of Lenders.
            ----------------

                              W I T N E S S E T H:
                              - - - - - - - - - -

               WHEREAS, ______________ made a loan (the "Loan") to Calwest and
                                                         ----
Rooster Corp., as the initial Borrowers, pursuant to that certain Loan Agreement dated as of _____________, 2001 by and among the initial Borrowers, _______________, as a Lender, the Administrative Agent, the Collateral Agent and the other Lenders from time to time party to the Loan Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein and not otherwise defined shall
 --------------
have the meanings given such terms in the Loan Agreement) for the purpose, among other things, of financing the consummation of the transactions described in the Merger Agreement (the "Merger");
                       ------

               WHEREAS, as of the date hereof, the Merger has been consummated and Rooster Corp. has been merged with and into Wyoming and the separate corporate existence of Rooster Corp. has ceased and Wyoming is continuing as the surviving entity; and

               WHEREAS, Wyoming owns all of the outstanding general partnership interests in Wyoming OP;

               WHEREAS, as contemplated in Section 1.1(c) of the Loan Agreement,
                                           --------------
upon consummation of the Merger, the Lenders, subject to the satisfaction of certain conditions set forth in the Loan Agreement, will make the Operating Partnership Advance to each of Wyoming and Wyoming OP and thereafter each of them shall become a "Borrower" under the Loan Agreement and the other Loan Documents; and

               WHEREAS, simultaneously with the execution hereof, Lenders shall make the Operating Partnership Advance to Wyoming and Wyoming OP;

               NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. Wyoming OP as a Borrower. Each of Wyoming and Wyoming OP
                  ------------------------
hereby confirms receipt of the Operating Partnership Advance and agrees that from and after the date hereof, each of them shall be a Borrower under the Loan Agreement and the other Loan Documents with the joint and several irrevocable obligation to pay, perform and discharge in full, all of the duties, obligations, liabilities and responsibilities of a Borrower under and pursuant to the Loan Agreement and the other Loan Documents (including, without limitation, the Cooperation Agreement) as they relate to Wyoming, Wyoming OP and their respective Subsidiaries or any Properties of Wyoming, Wyoming OP or any of their respective Subsidiaries. Each of Wyoming and Wyoming OP shall, at its sole cost and expense, enter into such other documents or instruments as may be requested by Administrative Agent to further confirm the foregoing, including, but not limited to, executing one or more Notes in the aggregate amount of and evidencing the Operating Partnership Advance.

               2. Representations and Warranties. Each of Wyoming and Wyoming
                  ------------------------------
OP, as of the date hereof, hereby makes the representations and warranties set forth in Article IV of the Loan Agreement as the same apply to itself, its
         ----------
Subsidiaries and any Properties owned by it or its Subsidiaries, which representations and warranties are hereby incorporated by reference as if set forth herein in full.

               3. Covenants. Each of Wyoming and Wyoming OP, as of the date
                  ---------
hereof, hereby agrees to be bound by all of the terms and provisions of the Loan Agreement and the other Loan Documents, including without limitation, the covenants and agreements set forth in Articles V and VI of the Loan Agreement
                                      ----------     --
(which covenants and agreements are hereby incorporated by reference as if set forth herein in full), as such covenants and agreements apply to Wyoming, Wyoming OP or any of their respective Subsidiaries or any Properties of Wyoming, Wyoming OP or any of their respective Subsidiaries; provided that with respect
                                                    --------
to the covenants set forth in Section 5.16 of the Loan Agreement, to the extent
                              ------------
Wyoming, Wyoming OP or any of their respective Subsidiaries shall fail to fully comply with the provisions thereof as of the date hereof, each of Wyoming and Wyoming OP on behalf of itself and its Subsidiaries hereby covenants and agrees that it will comply (and cause its Subsidiaries to comply) with such requirements as soon as practicable after the date hereof.

               4. Counterparts. This Agreement may be executed in counterparts,
                  ------------
each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

               5. Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York.

               6. Benefit of Agreement. This Agreement will inure to the benefit
                  --------------------
of and be binding upon the parties hereto and their respective successors and assigns.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first above written.

                                       [               ], as a Lender

                                       By: ___________________________________
                                           Name:
                                           Title:

                                       CALWEST INDUSTRIAL PROPERTIES, LLC, as a
                                         Borrower

                                       By: RREEF America L.L.C., its Manager


                                       By: ___________________________________
                                           Name:
                                           Title:

                                       [WYOMING], as a Borrower

                                       By: ___________________________________
                                           Name:
                                           Title:


                                       WYOMING, L.P., as a Borrower

                                       By: ___________________________________
                                           Name:
                                           Title:


                                       GOLDMAN SACHS MORTGAGE COMPANY, as
                                         Administrative Agent

                                       By: Goldman Sachs Real Estate Funding
                                             Corp., its General Partner

                                           By:________________________________
                                              Authorized Signatory


                                       LaSALLE BANK NATIONAL ASSOCIATION, as
                                         Collateral Agent

                                     By: ___________________________________
                                         Name:
                                         Title:

EXHIBIT G
---------

                          FORM OF COOPERATION AGREEMENT
                          -----------------------------
                              COOPERATION AGREEMENT

     Cooperation Agreement, dated as of [________], 2001 (this "Agreement"),
                                                                ---------
between Calwest Industrial Properties, LLC, a California limited liability company having an address at 101 California Street, 26th Floor, San Francisco, California 94111-5853 ("Calwest"), and Rooster Acquisition Corp., a Maryland
                        -------
corporation, having an address at 101 California Street, 26/th/ Floor, San Francisco, California 94111-5853 ("Rooster Corp."), and, together with Calwest
                                   ------------
and their respective permitted successors and assigns and any additional borrowers from time to time party to the Loan Agreement, the "Borrowers"), and
                                                              ---------
Goldman Sachs Mortgage Company, a New York limited partnership having an address at 85 Broad Street, New York, New York 1004, as Administrative Agent under the Loan Agreement (as defined below) ("Administrative Agent") for the benefit of
                                    --------------------
the Lenders under the Loan Agreement.


     WHEREAS, the Lenders have agreed to provide certain financing (the "Loan")
                                                                         ----
to Borrowers pursuant to the Loan Agreement, dated as of [________], 2001, among Rooster Corp. and Calwest as the initial Borrowers, [________], as a Lender, GSMC, as Administrative Agent, LaSalle Bank National Association, as Collateral Agent, and the other Lenders from time to time party thereto (as the same may be amended from time to time,the "Loan Agreement"; all terms used but not defined
                               --------------
herein shall have the meaning given such terms in the Loan Agreement); and

     WHEREAS, it is contemplated that, subsequent to the funding of all or a portion of the Loan by Lenders, the Loan may be restructured, and the Loan Documents amended, to facilitate a securitization or syndication of the Loan;

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers hereby agree as follows:

     Section 1. Obligation to Cooperate. Borrowers hereby agree that they and
                -----------------------
(as applicable) each of their members, principals, representatives, affiliates and controlling persons (collectively, "Persons") shall use commercially
                                        -------
reasonable efforts, at the Administrative Agent's request (but with no change in the liability or obligations of the Borrowers under the Loan Documents), to cooperate with the Administrative Agent's efforts to arrange for the sale of direct or indirect interests in the Loan including, without limitation, any Assignments, Participations or securitization of all or any portion thereof (collectively, a "Syndication"), in accordance with the market standards to
                  -----------
which the Administrative Agent customarily adheres. Without limiting the generality of the foregoing, Borrowers agree to:

          (a) promptly upon request of the Administrative Agent, execute such restatements, amendments, supplements, replacements or other modifications to the Loan Documents as may be requested by the Administrative Agent in order to permit or facilitate a Syndication including, without limitation,
     (i) a bifurcation of the Loan into a senior loan and a junior loan, provided that Borrowers' obligations are not thereby increased and their rights are not thereby decreased, or (ii) a division of the loan into two or more notes or components (which notes or note components may be assigned different spreads, so long as the weighted average interest rate equals the Interest Rate on the Loan);

               (b) cooperate fully and in good faith with the preparation, completion, execution and delivery of disclosure documents containing information regarding the Loan, Borrowers and Borrowers' assets (including any assets of their respective Subsidiaries) to be distributed to potential purchasers of interests in the Loan;

               (c) provide (or cause its affiliates to provide) the Administrative Agent with any information regarding Borrowers, their Subsidiaries or the Properties in Borrowers' possession or which can reasonably be obtained by Borrowers which can be disclosed without violating any applicable law or breaching any applicable confidentiality agreement (including financial statements) that, in the reasonable opinion of the Administrative Agent, is necessary or desirable to include in such disclosure documents; and

               (d) participate (including participation of senior management of one or both Borrowers) in bank or investor meetings if requested by the Administrative Agent.

               Section 2. Consent to Disclosure; Indemnification. Borrowers
                          --------------------------------------
hereby consent (on behalf of themselves and each of their related Persons) to the inclusion in any disclosure documents relating to a Syndication of any information relating to Borrowers, their Subsidiaries and the Properties and is obtained by the Administrative Agent pursuant to this Agreement or in connection with the origination of the Loan, provided Borrowers have been provided drafts
                                  --------
of such information prior to their disclosure and that no disclosure is made with respect to information to which Borrowers reasonably object on the grounds that such information is inaccurate, misleading or confidential. Upon request, Borrowers will provide the Administrative Agent with written confirmation of the origin and/or accuracy in all material respects of any such information except for information furnished by the Administrative Agent and not by Borrowers or any of their Restricted Subsidiaries.

               Section 3. [Reserved].
                          ----------

               Section 4. No Third-Party Beneficiary. Borrowers' obligations
                          --------------------------
under this Agreement run only in favor of Administrative Agent for the benefit of Lenders and their respective successors and assigns. No other party may be a third-party beneficiary of these obligations.

               Section 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY,
                          -------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES.

               Section 6. Duplicate Originals; Counterparts. This Agreement may
                          ---------------------------------
be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

     IN WITNESS WHEREOF, Borrowers have executed and delivered this Agreement as of the date first hereinabove set forth.

                                   CALWEST INDUSTRIAL PROPERTIES, LLC

                                   By: RREEF America L.L.C., its Manager

                                   By: __________________________________
                                        Name:
                                        Title:

                                   ROOSTER ACQUISITION CORP.


                                   By: __________________________________
                                        Name:
                                        Title:

                                   GOLDMAN SACHS MORTGAGE COMPANY

                                   By: Goldman Sachs Real Estate Funding Corp.,
                                       its General Partner

                                       By: __________________________________
                                            Name:
                                            Title:

EXHIBIT H
---------

                         FORM OF ENVIRONMENTAL INDEMNITY
                         -------------------------------

                        ENVIRONMENTAL INDEMNITY AGREEMENT
                        ---------------------------------

          ENVIRONMENTAL INDEMNITY AGREEMENT ("Agreement") made as of the ____
                                              ---------
day of ___________, 2001 by [CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company ("Calwest") and each of the Restricted Subsidiaries of
                            -------
Calwest (together with Calwest and their respective successors and assigns individually and collectively, as the context requires, the "Indemnitors")]/1/
                                                             ------------
in favor of GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, as Administrative Agent (the "Administrative Agent") and LASALLE BANK NATIONAL
                           --------------------
ASSOCIATION, a national banking association, as Collateral Agent (the "Collateral Agent"), and the Lenders from time to time party to the Loan
 ----------------
Agreement (as defined below) and the other Indemnified Parties (defined below).

                                    RECITALS:

          A. WHEREAS, Lenders are prepared to make a loan (the "Loan") to, among
                                                                ----
others, Calwest, pursuant to a Loan Agreement of even date herewith by and among the initial Borrowers (including Calwest), ___________, as a Lender, the Administrative Agent, the Collateral Agent, and the other Lenders from time to time party to the Loan Agreement (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan
                                                                     ----
Agreement"), which Loan shall be evidenced by one or more promissory notes (as
---------
the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the "Note").
                                      ----

          B. WHEREAS, the Lenders are unwilling to make the Loan unless each of the Indemnitors agrees, jointly and severally, to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

          C. WHEREAS, each of the Indemnitors is entering into this Agreement to induce the Lenders to make the Loan.

                                    AGREEMENT

          NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Indemnitors hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

_____________________

/1/ To be replaced by the following in the Enviromental Indemnity Agreement to be entered into in connection with the Operating Partnership Advance: Wyoming, a Maryland real estate investment trust ("Wyoming"), Wyoming, L.P., a Delaware limited partnership (Wyoming op") and each of the Restricted Subsidiaries of Wyoming OP (together with Wyoming and Wyoming OP and their respective successors and assigns, individually and collectively, as the context requires, the "Indemnitors"). Appropriate conforming changes to the recitals will also be
 -----------
made.

          1. Environmental Representations And Warranties. The representations
             --------------------------------------------
and warranties of Borrowers in Section 4.20 of the Loan Agreement are
                               ------------
incorporated herein by this reference as if fully set forth herein.

          2. Environmental Covenants. Each Indemnitor covenants that:
             -----------------------

          (a) all uses and operations on or of the Properties by the Indemnitors or any Person affiliated with any Indemnitor shall be in compliance in all material respects with all applicable Environmental Laws and permits issued pursuant thereto, except as is not reasonably likely to result in a Material Adverse Effect;

          (b) it shall use commercially reasonable efforts to ensure that uses and operations by all tenants or other users of the Properties are in material compliance with all applicable Environmental Laws and permits issued pursuant thereto, except as is not reasonably likely to result in a Material Adverse Effect;

          (c) it shall use commercially reasonable efforts to ensure that there shall be no Releases of Hazardous Substances in, on, under or from any of the Properties in violation of Environmental Law that will have a Material Adverse Effect;

          (d) it shall use commercially reasonable efforts to ensure that there shall be no Hazardous Substances in, on, or under any of the Properties, except those that are (i) both (A) in compliance with all applicable Environmental Laws and with permits issued pursuant thereto, and (B) fully disclosed to Administrative Agent in writing or routinely used in the operation and maintenance of industrial properties or (ii) not reasonably likely to result in a Material Adverse Effect. Notwithstanding the foregoing, it shall not be a default under the Loan Agreement if any such Hazardous Substances are in, on or under any of the Properties and any Indemnitor commences the Remediation of the same in accordance with applicable Environmental Law within thirty (30) days after written notice thereof and thereafter diligently and expeditiously proceeds to Remediate the same;

          (e) it shall keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether or not due to any act or omission any Indemnitor (the "Environmental Liens"), except such
                                         -------------------
liens as are not reasonably likely (individually or in the aggregate) to result in a Material Adverse Effect, provided that it shall not be a default under the Loan Documents if any such Environmental Liens are imposed and the Indemnitors either (i) commence to remove such Environmental Liens within thirty (30) days after written notice thereof and thereafter diligently and expeditiously proceeds to remove the same, or (ii) after notice to Administrative Agent, contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the imposition of such Environmental Lien, so long as (A) no Event of Default has occurred and is continuing, (B) such proceeding shall suspend the enforcement of such Environmental Lien, (C) none of the Properties nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (D) the Indemnitors shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Administrative Agent to insure the payment of any related costs or expenses, together with all interest or penalties thereon;

          (f) it shall fully, expeditiously and reasonably cooperate in all activities pursuant to Section 3 of this Agreement, including but not limited to
                       ---------
providing all relevant information and making knowledgeable persons available for interviews;

          (g) each Indemnitor shall perform any environmental site assessment or other investigation of environmental conditions in connection with the Properties, pursuant to any reasonable request of Administrative Agent made in the event Administrative Agent reasonably believes that an environmental hazard exists on any Property (including but not limited to sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Administrative Agent the reports and other results thereof, and Administrative Agent and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof;

          (h) it shall comply with all reasonable requests of Administrative Agent made in the event of the presence of any Hazardous Substance or other environmental hazard on any of the Properties in violation of Environmental Law to (i) reasonably effectuate Remediation of such Hazardous Substance or condition in violation of applicable Environmental Law; (ii) comply in all material respects with any applicable Environmental Law; and (iii) comply with any directive from any applicable Governmental Authority, provided that with respect to (h)(ii) and (iii) above, after notice to Administrative Agent, Indemnitors may suspend such compliance and contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the applicability of such Environmental Law, and provided further that (A) no Event of Default (as defined in the Loan Agreement) has occurred and is continuing, (B) none of the Properties nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (C) Indemnitors shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Administrative Agent to insure the payment of any related costs or expenses, together with all interest and penalties thereon;

          (i) it shall not do, and shall use commercially reasonable efforts to prevent any tenant or other user of any Property from doing, any act, that is in material non-compliance of applicable Environmental Law, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement relating to any environmental matters and applicable to any of the Properties and which is reasonably likely, in any such case, to result in a Material Adverse Effect;

          (j) it shall promptly notify Administrative Agent as it becomes aware of (i) any presence of or Releases of Hazardous Substances in, on, under, or from any of the Properties likely to have a Material Adverse Effect; (ii) any material non-compliance with any Environmental Laws related in any way to any of the Properties likely to have a Material Adverse Effect; (iii) any actual Environmental Lien; and (iv) any Remediation of environmental conditions required by a Governmental Authority relating to any of the Properties; and (v) any written notice or other written communication relating to (A) any Property of which such

Indemnitor becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Substances or Remediation thereof, (B) possible liability of any Person pursuant to any Environmental Law with respect to any Property, (C) other environmental conditions in connection with any Property, or (D) any actual or threatened administrative or judicial proceedings in connection with any Property and any environmental matters addressed in this Agreement.

          3. Indemnified Rights/Cooperation and Access. In the event that the
             -----------------------------------------
Administrative Agent has reasonably believes that there is a violation of Environmental Law at any of the Properties that will have a Material Adverse Effect or endanger any tenants or other occupants of such Property, upon reasonable notice from the Administrative Agent, Indemnitors shall promptly cause an engineer or consultant satisfactory to Administrative Agent to conduct any environmental assessment or audit to assess any and all aspects of the condition giving rise to such belief (the scope of which shall be determined in the sole and reasonable discretion of Administrative Agent) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Administrative Agent and promptly deliver the results of any such assessment, audit, sampling or other testing to Administrative Agent; provided, however, that, if such results are not delivered
                      --------  -------
to Administrative Agent within a reasonable period, upon reasonable notice to Indemnitors, Administrative Agent and any other Person designated by Administrative Agent, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant shall have the right, but not the obligation, to enter upon any of the Properties at all reasonable times (subject to the rights of tenants) to assess any and all aspects of the environmental condition of the applicable Property, including but not limited to by conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Administrative Agent) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Each of the Indemnitors shall cooperate with and provide, upon advance notice to each of them, Administrative Agent and any such Person designated by Administrative Agent with such access to such Property.

          4. Indemnification. Each of the Indemnitors covenants and agrees,
             ---------------
jointly and severally, to protect defend, indemnify, release and hold the Indemnified Parties harmless from and against, any and all Losses and costs of, Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees and costs of investigation (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon, incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following:

          (a) any presence of any Hazardous Substances in, on, above, or under any of the Properties;

          (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from any of the Properties;

          (c) any activity by any Indemnitor, any Person affiliated with any Indemnitor, or any tenant or other user of any of the Properties in connection with any use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling on or at or transfer or transportation to or from any of the Properties of any Hazardous Substances at any time located in, under, on or above any of the Properties;

          (d) any activity by any Indemnitor, any Person affiliated with any Indemnitor, or any tenant or other user of any of the Properties in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above any of the Properties, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action;

          (e) any present non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with any of the Properties or operations thereon, including but not limited to any failure by any Indemnitor, any Person affiliated with any Indemnitor, or any tenant or other user of any of the Properties to comply with any order of any Governmental Authority in connection with any Environmental Laws;

          (f) the imposition, recording or filing of any Environmental Lien encumbering any of the Properties;

          (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement;

          (h) any act of any Indemnitor, any Person affiliated with any Indemnitor, or any tenant or other user of any of the Properties in arranging for disposal or treatment, or arranging with a transporter for transport, disposal or treatment, of Hazardous Substances owned or possessed by any Indemnitor, any Person affiliated with any Indemnitor or any tenant or other user of any of the Properties, in each case, and relating to the Properties, at any disposal or treatment facilities, incineration vessels or sites owned or operated by another Person and containing such or any similar Hazardous Substances;

          (i) any act of any Indemnitor, any Person affiliated with any Indemnitor, or any tenant or other user of any of the Properties in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by any Indemnitor or such other users from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation;

          (j) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory by reason of the wrongful acts or omissions of any Indemnitor, any Person affiliated with any Indemnitor or any tenant or other user of any of the Properties with respect to environmental matters, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near any of the Properties; and

          (k) any misrepresentation or inaccuracy in any representation or warranty in this Agreement or material breach or failure to perform any covenants or other obligations pursuant to this Agreement.

Notwithstanding any other provision of this Agreement to the contrary, the indemnity provided this Section 4 shall not apply to any Losses, costs of
                        ---------
Remediation or other liabilities of any Indemnified Party in the circumstances described above relating any Property as to which a Release or other environmental matter has occurred on, at or under such Property subsequent to the time the Indemnitors cease to be in possession of such Property as a result of the exercise of remedies by Lenders (or Collateral Agent on behalf of Lenders) of any remedies provided in the Loan Documents.

          5. Duty to Defend and Attorneys' and Other Fees and Expenses. Each of
             ---------------------------------------------------------
the Indemnitors agrees that, upon request by any Indemnified Party, Indemnitors shall defend such Indemnified Party against any claim (if requested by any Indemnified Party, in the name of such Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in a claim include any Indemnitor and any Indemnified Party shall have reasonably concluded that (A) there are legal defenses available to it that are materially different from those available to such Indemnitor, or (B) the use of the attorneys engaged by such Indemnitor would present such attorneys with a conflict of interest, such Indemnified Party may, in its sole and absolute discretion, engage its own attorneys and other professionals to assume its legal defenses and to defend or assist it, and, at the option of such Indemnified Party, its attorneys shall control the resolution of any claim or proceeding against such Indemnified Party, provided that no compromise or settlement shall be entered without the applicable Indemnitor's consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitors shall jointly and severally be liable to, and shall, pay or, in the sole and absolute discretion of any Indemnified Party, reimburse, such Indemnified Party for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

          6. Definitions. Capitalized terms used herein and not specifically
             -----------
defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:

          The term "Environmental Law" means any and all present and (except for
                    -----------------
purposes of Section 1) future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or (except for purposes of Section 1) hereafter in effect, relating to the pollution, protection or cleanup of the environment, relating to the impact of Hazardous Substances on property, health or safety, or the generation manufacture, processing, distribution, handling, use, treatment, recycling, storage, transportation or Release of Hazardous Substances, or the liability for or costs of other actual or threatened danger to health or the environment. The term "Environmental Law" includes, but is not limited to, the following
      -----------------
statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive

Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term "Environmental Law" also includes, but is not limited to, any present
          -----------------
and (except for purposes of Section 1 hereof) future federal state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

          The term "Hazardous Substances" includes but is not limited to any and
                    --------------------
all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or (except for Section 1 hereof) future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws or such substances at levels that do not exceed that permitted by applicable law, rule or regulation.

          The term "Indemnified Parties" means Lenders, Administrative Agent,
                    -------------------
Collateral Agent, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective officers, directors, employees agents, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Properties, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of any Indemnified Party's assets or business).

          The term "Legal Action" means any claim, suit or proceeding, whether
                    ------------
administrative or judicial in nature.

          The term "Losses" means any losses, damages, costs (including
                    ------
reasonable fees of attorneys, engineers and environmental consultants), fees (including reasonable fees of attorneys, engineers and environmental consultants), expenses, claims, suits, judgments, awards, liabilities

(including but not limited to strict liabilities), obligations, debts, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

          The term "Properties" means the "Properties" identified in the Loan
                    ----------
Agreement owned by the Indemnitors.

          The term "Release" with respect to any Hazardous Substance means any
                    -------
release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances in violation of Environmental Law.

          The term "Remediation" includes but is not limited to any response,
                    -----------
remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Release of Hazardous Substances.

          7. Unimpaired Liability. The liability of any Indemnitor under this
             --------------------
Agreement shall in no way be limited or impaired by, and each Indemnitor hereby consents and agrees to and shall be bound by, any amendment, replacement or modification of the provisions of the Note, the Loan Agreement or any other Loan Document entered into by (y) any Borrower or any Person who succeeds one or more of the Borrowers or any Person as owner of the Properties or (z) any other Person party to such Loan Document. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement or any of the other Loan Documents, (ii) unless a substitute Indemnitor acceptable to Administrative Agent in its sole discretion has agreed in writing to be bound by the terms of this Agreement, any sale or transfer of all or part of the Properties, (iii) the accuracy or inaccuracy of the representations and warranties made by any Indemnitor under the Note, the Loan Agreement or any of the other Loan Documents or herein; or (iv) the release of any Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, any Lender's or Administrative Agent `s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note.

          8. Enforcement. The Indemnified Parties may enforce the obligations of
             -----------
any Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement or any other Loan Documents, through foreclosure proceedings or otherwise. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Loan Agreement for any of the Indemnified Parties to exercise its rights pursuant to this Agreement. Each Indemnitor hereby acknowledges and agrees that each Indemnitor is, jointly and severally, fully and personally liable for the obligations thereunder, and any liability hereunder is not limited to the original or amortized principal balance of the Loan or the value of the Properties.

          9.  Survival. The obligations and liabilities of each Indemnitor under
              --------
this Agreement shall survive the payment in full of the Indebtedness.

          10. Interest. Any amounts payable to any Indemnified Parties under
              --------
this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand, shall bear interest at the lesser of (a) the Default Rate (as defined in the Loan Agreement) or (b) the maximum interest rate which Indemnitors may by law pay or the Indemnified Parties may charge and collect, from the date payment was due.

          11. Waivers. Each of the Indemnitors hereby waives (a) any right or
              -------
claim of right to cause a marshaling of its assets or to cause Lenders or the other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against any Indemnitor; (b) all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitors may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of any of the Indemnified Parties; (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by any of the Indemnified Parties; (d) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (e) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (f) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, each Indemnitor shall postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been repaid in full. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

          12. Subrogation. Each of the Indemnitors shall take any and all
              -----------
reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for any liability arising out of the presence of any Hazardous Substances at, in, on or under any of the Properties or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of Indemnitors' rights now or hereafter in such claims.

          13. Indemnitors' Representations and Warranties. The Indemnitors
              -------------------------------------------
jointly and severally represent and warrant that:

          (a) each Indemnitor has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by each Indemnitor has been duly and validly authorized; and all requisite action has been taken by each Indemnitor to make this Agreement valid and binding upon each Indemnitor;

          (b) each Indemnitor's execution of, and compliance with, this Agreement is in the ordinary course of business of such Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of such Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which any Indemnitor or any Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which any Indemnitor or any Property is subject;

          (c) to the best of each Indemnitor's knowledge, there is no action, suit, proceeding or investigation pending or threatened against any Indemnitor which, either in any one instance or in the aggregate, may result in a Material Adverse Effect, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of each Indemnitor contemplated herein, or which would be likely to impair materially the ability of any Indemnitor to perform under the terms of this Agreement;

          (d) no Indemnitor believes, nor does any Indemnitor have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (e) to the best of each Indemnitor's knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

          (f)   this Agreement constitutes a valid, legal and binding obligation

f each Indemnitor.

          14. No Waiver. No delay by any Indemnified Party in exercising any
              ---------
right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

          15. Notice of Legal Actions. Each party hereto shall, within ten (10)
              -----------------------
business days of receipt thereof, give notice to the other parties hereto of (i) any written notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting any of the Properties in violation of Environmental Law, and (ii) any Legal Action brought against such party or related to any of the Properties, with respect to which Indemnitors may have liability under this Agreement. Such notice shall comply with the provisions of Section 17 hereof.

          16. Transfer of Loan. (a) Any Lender may, at any time, sell, transfer
              ----------------
or assign the Note, the Loan Agreement, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein. Administrative Agent may forward to each purchaser, transferee, assignee, servicer or participant (the foregoing entities hereinafter collectively referred to as the "Investor") and each prospective Investor, all documents and information which Administrative Agent now has or may hereafter acquire relating to any Indemnitor and any Property, whether furnished by any of the Indemnitors, any guarantor or otherwise, as Administrative Agent determines necessary or desirable. Each Indemnitor and any guarantor agree to cooperate with Administrative Agent, at Administrative Agent's (or the applicable Lender's) sole cost and expense, in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with the Loan Agreement and such other documents as may be reasonably requested by Administrative Agent. Each Indemnitor shall also, at Administrative Agent's (or the applicable Lender's) sole cost and expense, furnish, and each Indemnitor and any guarantor hereby consent to Administrative Agent's furnishing to such Investors or such prospective Investors, any and all information concerning the financial condition of any Indemnitor and any guarantor and any and all information concerning any Property and the Leases as may be reasonably requested by Administrative Agent, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.

           17. Notices. All notices, consents, approvals and requests required
               -------
or permitted hereunder shall be given in writing and shall be effective for all purposes hereunder if delivered in any of the methods set for the Loan Agreement and (i) if to any Indemnitor, to the address of the Borrowers specified in the Loan Agreement, or at such other address as may be provided by any Indemnitor by notice from time and (ii) if to any Indemnified Party, to the Administrative Agent or as such other address as may be provided by any Indemnified Party by notice from time to time.

           18. Duplicate Originals; Counterparts. This Agreement may be executed
               ---------------------------------
in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

           19. No Oral Change. This Agreement, and any provisions hereof, may
               --------------
not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

           20. Headings, Etc. The headings and captions of Sections of this
               -------------
Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

           21. Number and Gender/Successors and Assigns. All pronouns and any
               ----------------------------------------
variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "Indemnitors" shall be deemed to refer to each and every Person comprising Indemnitors from time to time, as the sense of a particular provision may require, and to include the successors and assigns of any Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no Indemnitor may assign its obligations hereunder except with the written consent of Administrative Agent in its sole discretion. This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors and assigns forever.

           22. Release of Liability. Any one or more parties liable upon or in
               --------------------
respect of this Agreement may be released without affecting the liability of any party not so released.

           23. Rights Cumulative. The rights and remedies herein provided are
               -----------------
cumulative and not exclusive of any rights or remedies which Lenders have under the Note, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

           24. Inapplicable Provisions. If any term, condition or covenant of
               -----------------------
this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

           25. Governing Law; Waiver of Trial by Jury. (a) THIS AGREEMENT SHALL
               --------------------------------------
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS.

           (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. EACH OF THE INDEMNITORS HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

           (c) EACH OF THE INDEMNITORS, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF THE INDEMNITORS AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. INDEMNITEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE INDEMNITORS.

           26. Miscellaneous. (a) Wherever pursuant to this Agreement (i)
               -------------
Administrative Agent exercises any right given to it to approve or disapprove,
(ii) any arrangement or term is to be satisfactory to Administrative Agent, or
(iii) any other decision or determination is to be made by Administrative Agent, the decision of Administrative Agent to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Administrative Agent, shall be in the sole and absolute discretion of Administrative Agent and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

           (b) Wherever pursuant to this Agreement it is provided that Indemnitors pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Administrative Agent's retained firms.

                         [NO FURTHER TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, this Agreement has been executed by Indemnitors and is effective as of the day and year first above written.

                                   CALWEST INDUSTRIAL PROPERTIES, LLC

                                   By:  RREEF America L.L.C., its Manager



                                   By:  __________________________________
                                          Name:
                                          Title:

                                   [RESTRICTED SUBISIDIARIES]



                                   By:  __________________________________
                                          Name:
                                          Title:

EXHIBIT I
---------

                            FORM OF CALWEST GUARANTEE
                            -------------------------

                                    GUARANTEE
                                    ---------

     THIS GUARANTEE (this "Guarantee"), dated as of _____________, 2001, is
                           ---------
entered into by Calwest Industrial Properties, LLC (the "Guarantor") for the
                                                         ---------
benefit of certain Lenders pursuant to the Loan Agreement (as defined below) and LaSalle Bank National Association, as the Collateral Agent for such Lenders (the "Collateral Agent").
 ----------------

                              W I T N E S S E T H:
                              - - - - - - - - - --

     WHEREAS, _____________ made a loan (the "Loan") to Guarantor and Rooster
                                              ----
Acquisition Corp. ("Rooster Corp.") pursuant to that certain Loan Agreement
                    -------------
dated as of _____________, 2001 by and among Guarantor and Rooster Corp., as initial Borrowers, ______________, as a Lender, the Administrative Agent, the Collateral Agent and the other Lenders from time to time party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein and not otherwise
           --------------
defined shall have the meanings given such terms in the Loan Agreement), for the purpose, among other things, of financing the consummation of the transactions described in the Merger Agreement (the "Merger");
                                        ------

     WHEREAS, as of the date hereof, the Merger has been consummated and Rooster Corp. has been merged with and into [Wyoming] ("Wyoming") and the separate
                                                -------
corporate existence of Rooster Corp. has ceased and Wyoming is continuing as the surviving entity; and

     WHEREAS, Wyoming owns all of the outstanding general partnership interests in Wyoming, L.P. ("Wyoming OP" and, together with Wyoming, the "Wyoming
                   ----------                                   -------
Borrowers");
---------

     WHEREAS, it is a condition to making the Operating Partnership Advance under the Loan Agreement that, among other things (i) each of Wyoming Borrowers agree to become a party to and be bound by the terms of the Loan Agreement and the other Loan Documents as a "Borrower" thereunder and (ii) Guarantor guarantee the obligations of the Wyoming Borrowers under the Loan Agreement and the other Loan Documents; and

     WHEREAS, on the date hereof, each of the Wyoming Borrowers has satisfied the conditions described in clause (i) of the foregoing recital and Calwest now desires to enter into this Guarantee in order to satisfy the condition described in clause (ii) of the foregoing recital;

     NOW, THEREFORE, in consideration of the benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees with, the Collateral Agent, the Administrative Agent and the Lenders as follows:

                                    ARTICLE I

                                    GUARANTEE
                                    ---------

     1.1. Guarantee of Obligations. (a) The Guarantor irrevocably and
          ------------------------
unconditionally guarantees to the Lenders, (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the Indebtedness of the Wyoming Borrowers under the Loan Agreement (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due), and (ii) the prompt payment and performance of and compliance with all other of the Wyoming Borrowers' obligations now existing or hereafter arising under the Loan Agreement or other Loan Documents, (all such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor
                                ----------------------
understands, agrees and confirms that the Lenders may enforce this Guarantee up to the full amount of the Guaranteed Obligations against the Guarantor without proceeding against the Wyoming Borrowers or any security for the Guaranteed Obligations and without proceeding under any other guarantee covering all or a portion of the Guaranteed Obligations.

     1.2.  Obligations Joint and Several, Unconditional. The Guarantor
           --------------------------------------------
unconditionally and irrevocably, guarantees the payment in lawful money of the United States any and all Guaranteed Obligations upon demand by the Administrative Agent during the continuance of an Event of Default under the Loan Agreement. Guarantor hereby agrees that this Guarantee is a continuing guarantee of payment and performance and not a guarantee of collection. The Lenders may at any time and from time to time without the consent of the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part (in each case, in accordance with the Loan Agreement):

          (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guarantee herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

          (iii) exercise or refrain from exercising any rights against the Wyoming Borrowers or others or otherwise act or refrain from acting;

          (iv) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Wyoming Borrowers to their creditors;

          (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Wyoming Borrowers to the Lenders regardless of what liabilities of the Wyoming Borrowers remain unpaid;

          (vi) consent to or waive any breach of, or any act, omission or default under, this Guarantee or the Loan Agreement or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement this Guarantee or the Loan Agreement or any of such other instruments or agreements; and/or

          (vii) act or fail to act in any manner referred to in this Guarantee which may deprive the Guarantor of its right to subrogation against the Wyoming Borrowers to receive full indemnity for any payments made pursuant to this Guarantee.

No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guarantee, and this Guarantee shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor (except payment in full of the Guaranteed Obligations). The Guarantor hereby waives notice of acceptance of this Guarantee and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Collateral Agent, the Administrative Agent or any Lender against, and any other notice to, any party liable thereon (including the Guarantor or any other guarantor of the the Wyoming Borrowers).

          1.3.  Obligations Exclusive. The liability of the Guarantor hereunder
                ---------------------
is exclusive and independent of any security for or other guarantee of the Indebtedness of the Wyoming Borrowers whether executed by the Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by (i) any direction as to application of payment by the Wyoming Borrowers or by any other party, (ii) any other continuing or other guarantee, undertaking or maximum liability of a guarantor or of any other party as to the Indebtedness of the Wyoming Borrowers,
(iii) any payment on or in reduction of any such other guarantee or undertaking except (subject to clause (v) below) payment in full of the Guaranteed Obligations, (iv) any dissolution, termination or increase, decrease or change in personnel by any Wyoming Borrower or (v) any payment made to any Lender on the Indebtedness of the Wyoming Borrowers which any Lender repays to the Wyoming Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          1.4.  Obligations Independent. The obligations of the Guarantor
                -----------------------
hereunder are independent of the obligations of any other guarantor, the Wyoming Borrowers or the other Borrowers, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor, the Wyoming Borrowers or any other Borrower and whether or not any other guarantor of the Wyoming Borrowers or of the Borrowers or the Wyoming Borrowers or the other Borrowers be joined in any such action or actions.

          1.5.  [Intentionally Omitted].
                ---------------------

          1.6.  Remedies. This Guarantee is a continuing one and all liabilities
                --------
to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Lender would otherwise have. No notice to or demand on the Guarantor in any case shall entitle it to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Lender to any other or further action in any circumstances without notice or demand. It is not necessary for any Lender to inquire into the capacity or powers of any Wyoming Borrower or the officers, directors, partners or agents acting or purporting to act on behalf of it, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          1.7. Subordination. Any indebtedness of any Wyoming Borrower now or
               -------------
hereafter held by the Guarantor is hereby subordinated to the Indebtedness of the Wyoming Borrowers to the Lenders; and if the Administrative Agent, after an Event of Default has occurred, so requests, such indebtedness of the Wyoming Borrowers to the Guarantor shall be collected, enforced and received by the Guarantor as trustee for the Lenders and be paid over to the Lenders on account of the Indebtedness of the the Wyoming Borrowers to the Lenders, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guarantee.

          1.8. Certain Additional Waivers. The Guarantor waives any right
               --------------------------
(except as shall be required by applicable statute and cannot be waived) to require the Lenders to: (A) proceed against the Wyoming Borrowers, any other guarantor of the Wyoming Borrowers or any other party; (B) proceed against or exhaust any security held from the Wyoming Borrowers, any other guarantor of the Wyoming Borrowers or any other party; or (C) pursue any other remedy in the Lenders' power whatsoever. The Guarantor waives, to the extent permitted by applicable law, any defense based on or arising out of any defense of the Wyoming Borrowers, any other guarantor of the Wyoming Borrowers or any other party other than payment in respect of the Guaranteed Obligations or that the Guaranteed Obligations are not yet due and payable, including, without limitation, any defense based on or arising out of the disability of any Wyoming Borrower, any other guarantor of the Wyoming Borrowers or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Wyoming Borrowers other than payment in respect of the Guaranteed Obligations. The Lenders may, at their election, foreclose on any Collateral held by the Collateral Agent or the Lenders by one or more judicial or nonjudicial sales to the extent such sale is permitted by applicable law, or exercise any other right or remedy the Lenders may have against the Wyoming Borrowers or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. The Guarantor waives, to the extent permitted by applicable law, all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guarantee, and notices of the existence, creation or incurring of new or additional indebtedness. The Guarantor assumes all responsibility for being and keeping itself informed of the Wyoming Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that neither the Lenders nor the Collateral Agent or the Administrative Agent shall have any duty to advise the Guarantor of information known to them regarding such circumstances or risks. Until such time as the Guaranteed Obligations have been paid in full, the Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guarantee (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Lenders against the Wyoming Borrowers, any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Wyoming Borrowers or any other guarantor of the Wyoming Borrowers which it may at any time otherwise have as a result of this Guarantee.

                                   ARTICLE II

                                  MISCELLANEOUS
                                  -------------

          2.1. Notices, Etc. All notices and other communications hereunder
               -------------
shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed (i) if to the Guarantor, at the address of the Borrowers specified in the Loan Agreement, (ii) if to the Administrative Agent, the Collateral Agent or any Lender, at the addresses specified in the Loan Agreement.

          2.2. Waiver; Amendment. None of the terms and conditions of this
               -----------------
Guarantee may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Guarantor and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by the Loan Agreement, all of the Lenders); provided, however, that no such change, waiver,
                                --------  -------
modification or variance shall be made to this Section 2.2 without the consent
                                               -----------
of each Lender adversely affected thereby.

          2.3. Successors and Assigns. This Guarantee shall be binding upon the
               ----------------------
Guarantor and its successors and assigns (provided, however, that the Guarantor
                                          --------  -------
shall not assign any of its rights or Guaranteed Obligations hereunder without the prior written consent of the Administrative Agent), and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Lenders and their respective successors, transferees and assigns.

          2.4. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
               -------------
WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          2.5. Headings. The headings of the several sections and subsections in
               --------
this Guarantee are for purposes of reference only and shall not limit or define the meaning hereof. This Guarantee may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any provision of this Guarantee shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Guarantee which shall remain binding on all parties hereto.

          2.6. Waiver of Jury Trial. The Guarantor and the Collateral Agent, to
               --------------------
the fullest extent permitted by law, each hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement or the transactions contemplated hereby.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed by their duly elected officers duly authorized as of the date first above written.

                                       CALWEST INDUSTRIAL PROPERTIES, LLC,
                                         a California limited liability company


                                       By: RREEF America L.L.C., its Manager



                                       By: _______________________________
                                           Name:
                                           Title: